UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No. )
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12
Popular, Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check the appropriate box):
☒	No fee required.
Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.
☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

Dear Shareholders:	Dear Shareholders:

On behalf of the Board of Directors of Popular, Inc., we cordially invite you to our 2021 Annual Meeting of Shareholders (the “Annual Meeting”), to be held on Thursday, May 6, 2021 at 9:00 a.m. (Atlantic Standard Time) in a virtual format through a live webcast at www.virtualshareholdermeeting.com/BPOP2021.

2020 presented unprecedented and unique challenges for Popular as a result of the earthquakes in the southwestern part of Puerto Rico and the COVID-19 global pandemic. The senior management team and Popular’s more than 8,000 employees met the challenges and rose above them to continue to deliver on our commitment to our employees, customers, communities and shareholders. On behalf of the Board, I would like to recognize their remarkable efforts and commitment. Strengthen by the experience gained, we look forward to continuing delivering value to all our stakeholders during 2021.

This Notice of Annual Meeting and Proxy Statement contains the details of the business to be conducted during the Annual Meeting. At this year’s Annual Meeting, shareholders will be considering the election of three candidates to our Board of Directors for a one-year term, an advisory vote to approve executive compensation, an advisory vote to approve the frequency of future advisory votes on executive compensation and the ratification of PricewaterhouseCoopers LLP as our independent registered public accountants for 2021.

I encourage you to read our proxy statement, annual report and other proxy materials. Whether or not you plan to participate in the Annual Meeting, we urge you to vote as soon as possible, either online, by phone or by mail. Please follow the voting instructions to ensure your shares are represented at the meeting. Your vote is important to us.

The year 2020 was certainly a challenging one, starting with the earthquakes in the southwestern part of Puerto Rico, followed shortly thereafter by the COVID-19 global pandemic. Despite all the professional and personal difficulties, we continued serving our customers, delivering value to our shareholders, supporting our colleagues, and providing much-needed services and assistance to our communities.

Faced with the pandemic, we acted decisively to ensure the safety of our employees and customers while continuing to offer essential banking services. We adapted our operations in a rapidly evolving situation, leveraged the strength of our digital channels and provided support and relief to our customers in multiple ways. Despite the efforts devoted to managing the challenges raised by the pandemic, we continued strengthening our business and executing our strategy based on our four strategic pillars: sustainable and profitable growth, simplicity, customer focus and fit for the future.

I am extremely proud of our accomplishments during 2020. I am especially proud of our colleagues’ remarkable commitment to serve our customers and their ability to adapt to a rapidly changing environment, whether on the frontline or working from home. We are also grateful for our Board of Director’s counsel and support as we charted our way in these trying times.

We are convinced that our demonstrated commitment provides the foundation for the long-term success of our company and our ability to deliver value to our shareholders. Good organizations make it through difficult times. Great organizations thrive and emerge stronger as a result. I have no doubt that Popular today is even stronger than a year ago.

On behalf of the Board of Directors, thank you for your continued investment and support.	On behalf of all of us at Popular, thank you for your support.
RICHARD L. CARRIÓN Chairman of the Board Popular, Inc.	IGNACIO ALVAREZ President and Chief Executive Officer Popular, Inc.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
DATE AND TIME	Thursday, May 6, 2021 • 9:00 a.m. (Atlantic Standard Time)
LOCATION	Webcast at www.virtualshareholdermeeting.com/BPOP2021
RECORD DATE	March 12, 2021
HOW TO VOTE
Only shareholders of record at the close of business on March 12, 2021 are entitled to notice of, and to vote at, the meeting. Each share of common stock is entitled to one vote. Your vote is important. Whether or not you plan to attend, please vote as soon as possible so that we may be assured of the presence of a quorum at the meeting.

In Person Attend the Annual Meeting.
By Phone Call +1-800-690-6903 in the U.S. or P.R. to vote your shares.
By Internet Visit www.proxyvote.com and vote online.
By Mail Cast your ballot, sign your proxy card and return by free post.
ITEMS OF BUSINESS	• Elect three directors assigned to “Class 1” of the Board of Directors for a one-year term;
• Approve, on an advisory basis, the Corporation’s executive compensation;
• Approve, on an advisory basis, the frequency of future advisory votes on the Corporation’s executive compensation;
• Ratify the appointment of PricewaterhouseCoopers LLP as Popular’s independent registered public accounting firm for 2021; and
• Consider such other business as may be properly brought before the meeting or any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders to be held on May 6, 2021:

This 2021 Proxy Statement and our Annual Report for the year ended December 31, 2020 are available free of charge at www.popular.com and www.proxyvote.com. The 2021 Proxy Statement and form of proxy card are being distributed and made available to shareholders on or about March 25, 2021.

In San Juan, Puerto Rico, on March 25, 2021.
By Order of the Board of Directors,

Javier D. Ferrer
Executive Vice President, Chief Legal Officer and Secretary
209 Muñoz Rivera Avenue San Juan, Puerto Rico 00918

I	PROXY STATEMENT SUMMARY
This summary highlights information contained elsewhere in this Proxy Statement. You should read the entire Proxy Statement before voting.
MEETING AGENDA AND VOTING RECOMMENDATIONS

PROPOSAL 1
Election of Directors				BOARD’S RECOMMENDATION “FOR” EACH NOMINEE

We are asking shareholders to elect three directors for a one-year term. The table below sets forth information with respect to our three nominees standing for election. All of the nominees are currently serving as directors. Additional information about the candidates and their respective qualifications can be found on the “Nominees for Election as Directors and Other Directors” section of this Proxy Statement.

NAME	AGE	DIRECTOR SINCE	PRINCIPAL OCUPATION
ALEJANDRO M. BALLESTER	54	2010	President, Ballester Hermanos, Inc.
RICHARD L. CARRIÓN	68	1991	Chairman of Popular, Inc.
CARLOS A. UNANUE	57	2010	President, Goya de Puerto Rico, Inc.

PROPOSAL 2
Advisory Vote to Approve Executive Compensation	BOARD’S RECOMMENDATION “FOR” THIS PROPOSAL

We are asking shareholders to approve, on an advisory basis, the compensation of our named executive officers (“NEOs”) as described in the sections titled “Compensation Discussion and Analysis” and “2020 Executive Compensation Tables and Compensation Information.” We hold this advisory vote on an annual basis.

PROPOSAL 3
Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	BOARD’S RECOMMENDATION “1 YEAR”

We are asking shareholders to approve, on an advisory basis, the frequency of future shareholder advisory votes on executive compensation. Shareholders may vote as to whether future advisory votes on executive compensation should occur every year, every two years, or every three years. Information on the proposal appears on the “Proposal 3: Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation” section of this Proxy Statement.

PROXY STATEMENT SUMMARY | 1

PROPOSAL 4
Ratification of Auditors	BOARD’S RECOMMENDATION “FOR” THIS PROPOSAL

We are asking shareholders to ratify the Audit Committee’s appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for 2021. Information in fees paid to PricewaterhouseCoopers LLP during 2020 and 2019 appears on the “Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm” section of this Proxy Statement.

2020 CORPORATE GOVERNANCE HIGHLIGHTS
•	8 of our 10 directors are independent.
•	Lead independent director with robust and well-defined responsibilities.
•	100% independent board committees.
•	The Board of Directors will be declassified by the 2023 Annual Meeting of Shareholders, resulting in all directors being elected annually.
•	Diverse board in terms of gender, ethnicity, experience, skills and tenure.
•	Annual board, committee and individual director evaluations and self-assessments.
•	Stockownership guidelines for executive officers and non-employee directors.
•	Prohibition on hedging and pledging of the Corporation’s securities.
•	Regular executive sessions of independent directors.
•	Board oversight and commitment to Popular’s corporate responsibility and sustainability (ESG) matters.
•	Active board oversight of risk management, including information security and cybersecurity.
•	No supermajority voting requirements for our shareholders.
•	Shareholders holding 20% or more of our outstanding common stock have the right to request a special meeting of shareholders.

2 | 2021 POPULAR, INC. PROXY STATEMENT

2020 FINANCIAL PERFORMANCE AND
EXECUTIVE COMPENSATION HIGHLIGHTS
2020 Corporate Highlights
2020 was a challenging year, beginning with a series of earthquakes in the southwestern part of Puerto Rico and followed by the unprecedented COVID-19 pandemic that significantly impacted our lives and economic activity in the markets in which we operate. Under these extraordinary circumstances, Popular adapted and continued providing uninterrupted banking and financial services while protecting the health and safety of our customers and employees, leveraging the strength of our digital channels and providing support and relief to our customers in multiple ways. While the Corporation adjusted its plans in response to the pandemic, it remained true to its guiding purpose of promoting the welfare and prosperity of its customers, colleagues, shareholders and communities.
PUERTO RICO
Popular continued to lead the market in Puerto Rico in auto loans, personal loans, credit cards, mortgage origination, commercial loans and total deposits. During 2020, we increased our Puerto Rico customer base by 106,000 new customers and generated a $12.9 billion growth in deposits and a $1.4 billion growth in loans. Active customers using Mi Banco (our online platform) reached 1.0 million by December 2020, up 9% from 2019, and captured 67% of deposit transactions through digital channels, up from 52% in the previous year.

UNITED STATES
Our United States operations achieved net interest income of $303 million, representing a year-over-year growth of 2%, while securing a 43-basis point reduction in its cost of deposits. Popular also realigned its New York Metro branch network by, among other things, closing eleven branches, which is expected to result in estimated annual pre-tax savings of approximately $12.3 million.

POPULAR COMMON STOCK	We increased the quarterly common stock dividend from $0.30 to $0.40 per share during 2020 and completed a common stock repurchase program of $500 million.
During 2020, we continued to execute our business strategy structured around four strategic pillars:
SUSTAINABLE AND PROFITABLE GROWTH

In Puerto Rico, we increased our customer base reaching 1.9 million customers, and grew loans and deposits by 7% and 35%, respectively. In the United States, our loan portfolio grew by 8% and deposits by 2%. In response to the pandemic, we implemented cost saving initiatives that were able to reduce 2020 planned expenses by $75 million. Moreover, we ended 2020 with robust levels of capital and liquidity which will allow us to continue creating value and returning capital to our shareholders.

SIMPLICITY

We continued to streamline our operations to achieve efficiencies. For example, during 2020 we realigned our New York Metro branch network, closing eleven branches, which will allow us to reduce operating expenses and leverage resources to focus on small and medium sized businesses.

CUSTOMER FOCUS

We continued reinforcing the areas of communication, recognition, and collaboration among our employees to ensure the sustainability of our service framework. We also leveraged the strength of our digital channels and provided support and relief to our customers throughout the pandemic in multiple ways.

FIT FOR THE FUTURE

As a result of the pandemic, we prioritized the health and wellbeing of our employees, implementing protective health measures, ensuring constant communication, enabling development opportunities through our virtual learning platforms and adopting initiatives to support a safe remote work environment. In the area of internal controls, we continued strengthening our compliance program, with an enhanced focus on our first line of defense and bolstering our cybersecurity program.

PROXY STATEMENT SUMMARY | 3

SOCIAL COMMITMENT

As part of Popular’s steadfast social commitment, financial and in-kind assistance was provided through Fundación Banco Popular, Popular Foundation and corporate donations and social programs impacting communities in Puerto Rico, the United States and the Virgin Islands in the areas of education, economic development, the promotion of socially innovative ideas and COVID-19 related initiatives. Our total social investment during 2020 amounted to $8.3 million. Popular maintained a strong branch presence in low- and moderate-income communities with 28% of Banco Popular and 54% of Popular Bank branches located in these communities.

CORPORATE SUSTAINABILITY (ESG)

During 2020, we formalized our priorities regarding environmental, social and governance (ESG) practices, including establishing specific ESG targets to track our progress and communicate our results regularly to our stakeholders with respect to ESG matters. In 2020 we published our first Corporate Sustainability Report and approved a series of revisions to our commercial credit policy to formally incorporate ESG considerations into our credit analysis and evaluation process. We believe these actions will result in more sustainable credit decisions for the long-term wellbeing of our markets.

The Corporation also established its ESG governance framework during 2020 by creating a management committee in charge of the implementation of the Corporation’s ESG strategy and assigned responsibility to the Corporate Governance & Nominating Committee of the Board of Directors with the oversight of the Corporation’s sustainability and social responsibility strategy, priorities and reporting practices.

COVID-19 RESPONSE

In response to the pandemic, Popular provided payment relief programs to approximately 127,100 retail loan accounts and 5,100 commercial loan accounts, representing 28% of loans held-in-portfolio. The Corporation also waived certain fees and services charges in response to the pandemic to provide relief to customers. During 2020, the Corporation issued $1.4 billion in Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans to 28,000 small- and middle-sized businesses, benefiting an estimated 278,000 employees.

Additionally, we invested more than $10 million in health and well-being efforts to support our employees, including bonuses to our frontline workers, emotional and parenting support, online activities, acute care and COVID-19 testing. Popular also directed $1 million to fund community efforts in Puerto Rico and the Virgin Islands to assist the medical community with personal protective equipment, support small and medium size enterprises and ensure the continuity of nonprofit organizations providing critical services.

2020 Financial Highlights

Net income for 2020 amounted to $506.6 million, a decrease of 24% from our 2019 record annual net income of $671.1 million. The decrease was largely driven by a higher provision expense, lower fees and lower net interest income related to the economic disruption caused by the pandemic. As COVID-19 related governmental restrictions began to be relaxed during the second half of the year, the economy improved, allowing Popular to close 2020 on a high note, generating net income of $176.3 million during the fourth quarter, one of our best quarters ever. During 2020, liquidity and credit quality results remained positive, notwithstanding the economic impact of the pandemic. Popular’s capital levels also remained strong with a year-end Common Equity Tier 1 ratio of 16.3%. These results reflect the strength and resilience of our franchise, diversified sources of revenue and appropriate risk management.
4 | 2021 POPULAR, INC. PROXY STATEMENT

To mitigate the impact of the pandemic, during 2020 Popular implemented corporate-wide cost saving initiatives. These cost saving initiatives included executive compensation adjustments, such as reductions in base pay and incentive opportunities, as further described in this Proxy Statement, and a reduction in the Corporation’s matching contribution program under our 401(k) savings plan. Ultimately, the Corporation was able to reduce its 2020 planned expenses by $75 million.
Popular, Inc. shares closed 2020 at $56.32, 4% lower than year-end 2019. This performance compares favorably against the KBW Nasdaq Regional Banking Index (“KRX”), which declined by 12% during 2020.
For the incentive awards based on Popular, Inc.’s net income, granted to executive officers and certain employees of the Corporation, the Talent and Compensation Committee of our Board of Directors (the “Committee”) increased 2020 net income by $30.2 million after accounting for certain non-recurring transactions, such as Popular Bank’s New York Metro branch optimization strategy, bulk mortgage loan repurchases made by the Corporation and the sale by Popular Bank of shares held in VISA, as well as the incremental unbudgeted expenses incurred to support our customers, employees, and communities during the pandemic. These adjustments were made so that participants were neither rewarded nor penalized for items that are non-recurring, unusual or not indicative of ongoing operations. On this basis, our after-tax net income adjusted for incentives purposes was $536.8 million. Refer to the GAAP to non-GAAP reconciliation in Appendix A of this Proxy Statement.
Executive Compensation Program Highlights
Our executive compensation program is designed to motivate and reward performance, align executives with shareholder interests, promote building long-term shareholder value, attract and retain highly qualified executives and mitigate conduct that may promote improper sales practices or excessive or unnecessary risk taking. Our program is premised upon:
PAY-FOR-PERFORMANCE
• Focus on variable, incentive-based pay (60%-74% of total target NEO pay is performance-based)
• Combination of short-term (cash) and long-term (equity) incentives
• Equity awards promote performance and retention of high-performing talent
• Total compensation opportunity targeted at median of our peer group
• No special retirement or severance programs
• Limited perquisites
STRONG GOVERNANCE
• Incentivized risk mitigation through balanced compensation design and strong internal control framework
• No speculative transactions in Popular’s securities nor pledging or hedging of our securities
• Clawback guideline
• Annual say-on-pay advisory vote
• Independent compensation consultant
• Compensation governance framework that includes internal guidelines covering compensation programs and incentive design
EXECUTIVE ALIGNMENT WITH LONG-TERM SHAREHOLDER VALUE
• Stock ownership requirements for our executive officers
• Extended equity vesting (including a portion vesting at retirement)
• Double-trigger equity vesting upon change in control
PROXY STATEMENT SUMMARY | 5

Pay Mix In The Compensation Program
Our executive compensation program focuses on the achievement of annual and long-term goals that generate sustained company performance and strong returns to our shareholders. As illustrated in the graphs below, in 2020 74% of total target compensation for the President and CEO and 60% for the other NEOs is at-risk, subject to company and individual performance.

2020 Compensation Program and Pay Decisions
For 2020, the total compensation paid to or earned by our NEOs was as follows:
NAME AND PRINCIPAL POSITION	SALARY	BONUS	STOCK AWARDS	NON-EQUITY INCENTIVE PLAN COMPENSATION	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION	ALL OTHER COMPENSATION	TOTAL
IGNACIO ALVAREZ President and Chief Executive Officer (“CEO”)	$1,100,00	$45,833	$2,640,000	$1,030,370	__	$15,774	$4,831,977
CARLOS J. VÁZQUEZ Executive Vice President and Chief Financial Officer (“CFO”)	705,106	29,261	632,043	490,676	$109,377	20,297	1,986,760
JAVIER D. FERRER Executive Vice President and Chief Legal Officer (“CLO”)	604,846	25,000	540,000	436,800	__	13,152	1,619,798
LIDIO V. SORIANO Executive Vice President and Chief Risk Officer (“CRO”)	522,301	21,675	468,180	356,493	__	10,872	1,379,521
ELI S. SEPÚLVEDA Executive Vice President Commercial Credit Group, Banco Popular	470,071	19,508	421,362	336,294	66,511	18,619	1,332,365
6 | 2021 POPULAR, INC. PROXY STATEMENT

Base Salary
With the impact of the COVID-19 pandemic, Popular implemented several cost control initiatives, which included the cancelation in June 2020 of merit increases awarded to NEOs in March 2020. Each NEO, except for the CEO (who did not receive an increase), had received a merit increase adjustment ranging from 1.5% to 3% of base salary upon consideration of market benchmarking and individual performance.
Short-Term Annual Cash Incentive
To maintain a high-performance organization, we believe it is important to reward achievement of results, as well as how such results are achieved. Therefore, our short-term annual cash incentive is awarded based on the degree of achievement of the corporate net income goal, individual annual financial and non-financial goals, as well as the demonstration of the individual’s leadership competencies. In 2020, as part of cost control initiatives associated with the pandemic, the target incentive opportunity for the individual annual goals component was reduced by 20%. As a result, the total short-term incentive had a target of 90% of base pay (reduced from 100%) for the CEO, and 72% of base pay (reduced from 80%) for the other NEOs. Actual payouts can range from zero to 1.5 times the target award. After considering all incentive components, the Committee approved annual cash incentive payments in respect of 2020 equal to 94% of base pay for Mr. Alvarez, 70% for Mr. Vázquez, 73% for Mr. Ferrer, 69% for Mr. Soriano and 72% for Mr. Sepúlveda.
Long-Term Equity Incentive
The annual equity grant rewards performance and aligns the interests of our NEOs with those of our shareholders. One half of the target award consists of performance shares, with actual earned shares determined at the end of a 3-year performance period based on total shareholder return and return on assets metrics. The other half of this award consists of restricted stock granted based on corporate and individual performance, that vests on a pro-rata basis, with 20% vesting annually over the first 4 years after the grant date and the remaining 20% vesting at retirement. At the time of grant, in February 2020, the target incentive opportunity was 200% of base pay for Mr. Alvarez and 80% of base pay for the other NEOs. The actual long-term incentive awards may range from zero to 1.5 times the target award. In recognition of each NEO’s contribution to Popular’s excellent 2019 performance with the achievement of record core earnings, positive credit quality trends, deposit and loan growth, while demonstrating strong leadership, the Committee granted equity awards in 2020 to NEOs above the previously mentioned target levels. Our executive compensation programs are discussed in more detail in the “Compensation Discussion and Analysis” and “2020 Executive Compensation Tables and Compensation Information” sections of this Proxy Statement.
PROXY STATEMENT SUMMARY | 7

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS	II
CORPORATE GOVERNANCE
Our Board of Directors believes that high standards of corporate governance are an essential component of strengthening our corporate culture and embedding our institutional values in our day-to-day business operations. The Board’s Corporate Governance and Nominating Committee recommends to the Board the adoption of corporate governance guidelines to protect and enhance shareholder value and to set forth the principles as to how the Board, its various committees, individual directors and management should perform their functions. The Corporate Governance and Nominating Committee considers developments in corporate governance and periodically recommends to the Board changes to our corporate governance principles.
Key Corporate Governance Features
DIRECTOR INDEPENDENCE
Independent directors must compose at least two-thirds of the Board. At present, eight of our ten directors are independent in accordance with the standards of The Nasdaq Stock Market (“NASDAQ”). Messrs. Carrión and Alvarez are not considered independent.

INDEPENDENT LEAD DIRECTOR	Our Lead Director is elected annually by a majority of the independent members of the Board.
MAJORITY VOTING IN DIRECTOR ELECTIONS
Directors are elected by the affirmative vote of a majority of the shares represented at the annual meeting. An incumbent director not elected by the affirmative vote of a majority of the shares represented at the annual meeting must tender his or her resignation to the Board, which may accept or reject the director’s resignation.

BOARD OVERSIGHT OF RISK MANAGEMENT	The Board has a significant role in risk oversight. You can read about the role of the Board in risk oversight under “Board Oversight of Risk Management.”
SUCCESSION PLANNING
The Talent and Compensation Committee annually reviews a management succession plan, developed by the CEO, to ensure an orderly succession of the CEO and executive officers in both ordinary course and emergency situations.

DIRECTOR RETIREMENT	Directors may serve on the Board until the end of their term following their 72nd birthday and may not be initially elected or re-elected after reaching age 72.
STOCK OWNERSHIP
Within three years of their election, directors must hold Popular stock with a value equal to five times the annual Board retainer. Within five years of designation, the President and CEO must hold Popular stock with a value equal to six times base pay and other executive officers must hold three times their base pay.

PROHIBITION ON PLEDGING, HEDGING AND SPECULATIVE TRANSACTIONS
Popular’s directors and executive officers are prohibited from pledging Popular’s securities as collateral for loans. In addition, directors and executive officers are not allowed to engage in speculative transactions, such as hedging and monetization transactions, using Popular’s securities.

ANNUAL BOARD AND COMMITTEE SELF- ASSESSMENTS	The Board, committees and each individual director conduct annual self-evaluations to determine whether they are functioning effectively.
EXECUTIVE SESSIONS OF NON-MANAGEMENT DIRECTORS	Popular’s independent directors hold executive sessions without Popular’s non-independent directors and management.
LIMITS ON BOARD SERVICE
To ensure that Directors have sufficient time to devote to their responsibilities on Popular’s Board, Popular’s Corporate Governance Guidelines establishes that Directors who also serve as CEOs of public companies should not serve on more than one public company board in addition to Popular’s Board, and other directors should not serve on more than four public company boards in addition to Popular’s Board. In addition, members of the Audit Committee may not serve on more than three public company audit committees, including Popular’s Audit Committee, without prior Board approval.

SHAREHOLDER’S ABILITY TO CALL A SPECIAL MEETING OF SHAREHOLDERS	Popular’s Amended and Restated By-laws provide shareholders holding at least 20% of the outstanding shares of common stock with the right to request a special meeting of shareholders.
DECLASSIFICATION OF THE BOARD OF DIRECTORS	Commencing with the 2023 Annual Meeting of Shareholders, the Board of Directors will be declassified and all directors elected on an annual basis.
8 | 2021 POPULAR, INC. PROXY STATEMENT

Board of Directors’ Independence
Popular’s Corporate Governance Guidelines provide that at least two-thirds of the Board shall consist of directors who the Board has determined have no material relationship with Popular and who are otherwise “independent” under the director independence standards of NASDAQ. The Board, with the assistance of the Corporate Governance and Nominating Committee, conducts an annual review of any relevant relationships that each director may have with Popular and whether each director meets the independence standards of NASDAQ. The Board has determined that all of its directors and nominees, except for Mr. Carrión who is our former CEO and Executive Chairman and Mr. Alvarez who is our current President & CEO, meet the independence standards of NASDAQ.
As part of the process to determine director independence, the Board considered payments made by

Popular in the ordinary course of business to various entities related to Ms. Ferré in connection with advertising activities of Popular and its affiliates. In the case of Mr. Carrady, it also considered payments made and received by Popular in the ordinary course of business in connection with property lease transactions with entities related to him. Applying the independence standards of NASDAQ, the Board determined that these business relationships are not material and do not impair the ability of either Ms. Ferré or Mr. Carrady to act independently.
Board Leadership
Each year, the Board evaluates whether Popular’s leadership structure is in the best interest of Popular. The Board does not have a policy on whether the Chairman and CEO positions should be separate or combined. Currently, Mr. Carrión serves as the Chairman of the Board of Directors, and Mr. Alvarez serves as President and CEO of Popular. The Board could in the future decide to consolidate these positions if it determines that doing so would serve the best interests of Popular.
The Board believes that the present structure provides Popular and the Board with strong and objective leadership, effective engagement with and oversight of management, and continuity of experience. As a highly regulated financial services provider, Popular and our shareholders benefit from having a Chairman with deep experience and leadership in and knowledge of the financial services industry, our company, its businesses, and our markets. Every year the independent members of the Board elect amongst themselves a Lead Director, a position currently occupied by Mr. Diercksen since January 2020. Popular’s Corporate Governance Guidelines require the designation of a Lead Director when the Chairman of the Board is not an independent director. The Corporate Governance Guidelines provide that the Lead Director has the following responsibilities:
Lead Director Responsibilities
✔	Be available for consultation and direct communication upon request of major shareholders.
✔	Have authority to call meetings of independent directors and preside over executive sessions of the independent directors.
✔	Act as liaison between the independent directors and the Chairman.
✔
Assist the other independent directors by ensuring that independent directors have adequate opportunities to meet in executive sessions and communicate to the Chairman, as appropriate, the results of such sessions and other private discussions among outside directors.

✔	Assist the Chairman and the remainder of the Board in assuming effective corporate governance in managing the affairs of the Board.
✔	Serve as the contact person to facilitate communications requested by major shareholders with independent members of the Board.
✔	Approve, in collaboration with the Chairman, meeting agendas and information sent to the Board.
✔	Approve, in collaboration with the Chairman, meeting schedules to assure that there is sufficient time for discussion of all agenda items.
✔	Serve temporarily as Chairman of the Board and the Board’s spokesperson if the Chairman is unable to act.
✔	Interview Board candidates.
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 9

✔	Recommend to the Corporate Governance and Nominating Committee nominees to Board committees and sub-committees as may come to the Lead Director’s attention.
✔	Ensure the Board works as a cohesive team.
✔	Preside over all meetings of the Board at which the Chairman is not present.
✔	Make such recommendations to the Board as the Lead Director may deem appropriate for the retention of consultants who will report to the Board.
✔	Retain consultants, with the approval of the Board, as the Lead Director and the Board deem appropriate.
Director Continuing Education
Director continuing education of the Board enhances the skills and knowledge necessary to fulfill director responsibilities. Popular provides an orientation process for new directors, including background material on Popular, its business and strategic plan, risk profile and meetings with senior management. Periodically, we also provide in-boardroom educational sessions to all directors on emerging issues and matters relevant to the Corporation. Additionally, we encourage directors to participate in external continuing director education programs. To assist the Board in remaining current with its duties, committee responsibilities and the many important developments impacting our business, Popular participates in the National Association of Corporate Directors’ (NACD) Continuing Education Program. This program offers our directors access to a wide range of in-person, peer-based and webinar educational programs on a variety of topics, including, strategic oversight, corporate governance, committee duties, succession planning, cyber and information security, board leadership and industry developments.
Board Meetings and Executive Sessions
The Board met 12 times during 2020. Each director attended 90% or more meetings of the Board and the meetings of committees of the Board on which each such director served. Directors also are kept informed of our business through meetings and direct communications with the Chairman and the CEO regarding matters of interest to Popular and our shareholders. While Popular has not adopted a formal policy with respect to directors’ attendance at the meetings of shareholders, Popular encourages directors to attend all meetings of shareholders. All of our directors attended the 2020 annual meeting of shareholders. The Corporate Governance Guidelines provide that the independent directors will meet in executive sessions once every in-person regularly scheduled Board meeting. During 2020, the independent directors met in executive sessions without Popular’s management on each regularly scheduled in-person Board meeting.
Board Evaluation Process
Our Board conducts an annual self-assessment that is intended to determine whether the Board, its committees and each individual director are functioning effectively and provide them with the opportunity to evaluate, reflect and improve its processes, performance and effectiveness. As part of such assessment, each director completes a written questionnaire that is designed to gather suggestions for improving Board effectiveness and solicit feedback on a wide range of issues, including:

10 | 2021 POPULAR, INC. PROXY STATEMENT

Each of the four standing committees of the Board also conducts its own written annual self-assessment, which generally evaluates matters such as:
✔	responsibilities and organization of the committee, including adequacy of its charter;
✔	operations of the committee;
✔	adequacy of meeting materials and information provided; and
✔	assessment of the committee’s performance.
Each director also participates in an individual director self-assessment where directors evaluate their own performance and effectiveness and identify areas for improvement.
The Corporate Governance and Nominating Committee oversees the annual self-evaluation process in conjunction with the input from the Chairman and Lead Independent Director. Responses to the Board and committee self-assessments, including written comments, are tabulated to show trends compared to prior years. Responses are not attributed to individual directors in order to promote openness, discussion and collegiality. The Board and Committee self-assessment results are discussed in the Corporate Governance and Nominating Committee. Thereafter, the Chair of the Corporate Governance and Nominating Committee
leads the discussion with the full Board. The committee self-assessment results are also discussed at each committee, followed by a discussion of the results with the full Board led by each Committee Chair. The results of the individual director self-assessments are shared with the Chairman and Lead Independent Director which then engages on one-on-one conversations with the individual directors to obtain their assessment and provide feedback, as needed.
Following the discussions of the results of the evaluations, appropriate actions plans are developed and executed in partnership with management. The Corporate Governance and Nominating Committee annually discusses the format and process to be used to carry out the Board, committee and individual director self-assessments and potential enhancements to the process.
Code of Ethics
The Board has adopted a Code of Ethics to be followed by Popular’s employees, officers and directors to achieve conduct that reflects our ethical principles. Directors, NEOs, other executive officers and employees are required to read and comply with the Code of Ethics. Popular requires that all new employees take Code of Ethics training shortly after their start date and also provides periodic Code of Ethics training to all employees. All employees must certify annually that they have read the Code of Ethics and complete, among others, a Declaration on Code of Ethics and Possible Conflicts of Interest. In addition, other persons performing services for Popular by contract or other agreement are subject to the Code of Ethics for Popular Suppliers.
Overall responsibility for interpreting and applying the Code of Ethics rests with the Corporate Ethics Officer, whose work is overseen by Popular’s Chief Legal Officer and the Board. At least once a year, the Corporate Ethics Officer reports to the Board on the status of the Code of Ethics, ethics training and other ethics-related matters. Our Board of Directors plays an essential oversight role over ethics related matters of the Corporation, by among others:
•	modeling ethical standards by focusing on the character, integrity, and qualifications of its members and that of the senior management of the Corporation;
•	overseeing management’s identification, monitoring and control of internal risks, including compliance with the Code of Ethics; and
•	overseeing and managing violations to the Code of Ethics.
The Code of Ethics provides that any waivers of its terms granted to NEOs, other executive officers or directors may be made only by the independent members of the Board. Any such waivers must be promptly disclosed to the shareholders.
During 2020, Popular did not receive or grant any request from directors, NEOs or other executive officers for waivers under the provisions of the Code of Ethics. The Code of Ethics was last revised on September 30, 2020 and is available on the Corporate Governance section of Popular’s website at www.popular.com/en/investor-relations/. Popular posts on its website any amendments to the Code of Ethics and any waivers granted to the President and CEO, the CFO, the Corporate Comptroller or directors.
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 11

Popular expects employees to report behavior that concerns them or that may represent a violation of the Code of Ethics. Popular offers several channels by which employees may raise an issue or concern, including any actual or potential violations of the Code of Ethics. One such method is EthicsPoint, a website and telephone hotline that is available 24/7. EthicsPoint reports can be submitted anonymously.
Succession Planning
Popular’s Board recognizes that one of its most important duties is to ensure senior leadership continuity by overseeing the development of executive talent and planning for the efficient succession of the CEO and other executive officers. The Board has delegated primary responsibility for succession planning to the Talent and Compensation Committee. The Talent and Compensation Committee reviews annually a management succession plan, developed by the CEO, and reports annually to the Board on the management succession plan. The principal components of this plan are: (1) a proposed plan for emergency CEO succession, (2) a proposed plan for CEO succession in the ordinary course of business, and (3) the CEO’s plan for management succession for the other policy-making officers of Popular. The succession plan includes an assessment of the experience, performance, skills and planned career paths for possible candidates within the senior management team. Development initiatives supporting the succession plan include job enhancements and rotations, the Popular Leadership Academy, specialized external trainings and competency assessments.
Hedging and Pledging Policy
Our Corporate Governance Guidelines prohibit executive officers and directors of Popular from engaging in hedging or monetization transactions with respect to Popular’s securities. Such prohibited transactions include, but are not limited to, zero-cost collars, equity swaps, and forward sale contracts since they are considered speculative as they allow the shareholder to lock in the value of his or her stock holdings, often in exchange for all or part of the potential for upside appreciation in the stock.
This allows the holder to continue to own the underlying securities without the full rewards and risks of ownership. In addition, pledging of Popular’s securities , including restricted stock and restricted stock units granted as compensation, by executive officers and directors is also prohibited under the Corporate Governance Guidelines. This prohibition includes securities pledged as collateral for margin accounts, as well as securities pledged as collateral for loans.
Corporate Responsibility and Sustainability
2020 was a challenging year for individuals, families, small and medium-sized businesses, and communities around the world. At Popular, we overcame this period of economic and social uncertainty by maintaining a clear focus on providing an excellent customer experience by offering financial solutions that meet our clients’ needs in a simple way.
As the effects of COVID-19 continue to be felt at every level and in every aspect of daily life, at Popular we remain steadfast in our commitment to be a force of good in the communities we serve, the environment we inhabit and the society we are a part of. In 2020 we completed the first year of implementing our ESG framework.
Our 2020 Corporate Sustainability Report will be published in the second quarter of the year and will include highlights of our goals and progress in all our ESG focus areas. To learn more about Popular’s commitment to sustainability and our COVID-19 relief efforts, please visit https://www.popular.com/en/corporate-sustainability/. The information contained in the 2020 Corporate Sustainability Report and on our website is not incorporated by reference in this Proxy Statement or considered to be a part of this document.
ESG Vision
Since our founding, doing what is right has been an integral part of who we are. Today, Popular continues to seek to be an active partner in the creation of a more sustainable and prosperous world for future generations – through our core service offerings and in the way we operate.
12 | 2021 POPULAR, INC. PROXY STATEMENT

COMMUNITY

We strive to improve the social
and economic well-being of our employees, customers and communities.
• Practicing inclusive banking
• Leveraging technology to increase access to financial services
• Providing robust financial
education
• Accelerating entrepreneurship
• Creating opportunities through youth education

2020 HIGHLIGHTS
• Implemented a range of solutions and relief efforts to help our clients through the COVID-19 pandemic-affected economy.
• Established a $1 million fund to complement ongoing COVID-19 pandemic business relief efforts.
• Awarded $5.1 million in corporate donations in Puerto Rico, the
United States, and the Virgin Islands.
• Granted $3.4 million in philanthropic donations through our in
Puerto Rico and the United States.
• Earned the 2020 Community Commitment Award from the American Bankers’ Association for our financial education program, “Finanzas en tus Manos”.
• Provided $20 million in Small Business Loans and $457 million
Community Development Loans in Puerto Rico.
• Issued more than $1.4 billion in Small Business Administration Paycheck Protection loans to more than 28,000 small- and medium-sized businesses impacted by the COVID-19 pandemic.
• Popular Community Capital closed three transactions allocating $33 million to businesses and projects that will directly benefit low-income communities in Puerto Rico.

ENVIRONMENT

We endeavor to create a more sustainable future.
• Reducing the environmental
impact of our operations
• Actively promoting sustainable
finance
• Bolstering the resilience of our communities and employees and aiding them when disaster strikes
• Taking ESG impacts into
consideration in lending processes

2020 HIGHLIGHTS
• Continued installation of photovoltaic system in a total of 36 and 5 corporate facilities.
• Approved 116 loans totaling $17.8 million for the purchase of residential and commercial-use green energy equipment.
• Recycled over 763 tons of paper during 2020.
• Revised and amended our Commercial Credit Policy to integrate ESG considerations, such as social and environmental risks and impacts, as part of the credit awarding process.

OUR PEOPLE

We aim to be a great place to work.
• Building a performance-based culture that values diversity and inclusion
• Fostering transparency and
accountability
• Investing in talent development and career advancement
opportunities
• Promoting employee wellness
• Encouraging employee
engagement and volunteerism

2020 HIGHLIGHTS
• Continued to pay our employees, even when at home and
unable to work.
• Offered two special bonuses to front-line employees working on-site.
• Implemented alternative work arrangements for more than
half of our employee base.
• 66% of Popular’s workforce is female.
• 69% of Popular’s supervisory positions, 57% of managerial
positions and 27% of executive positions are held by women.
• 77% of Popular’s workforce in Puerto Rico and 64% in the U.S. made voluntary monetary contributions to Popular’s foundations through recurring payroll deductions.
• $786,609: total amount donated by Popular employees in Puerto Rico and the United States.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 13

Committees of the Board
The Board has four standing Committees: an Audit Committee, a Corporate Governance and Nominating Committee, a Risk Management Committee and a Talent and Compensation Committee. All committees operate under written charters which are posted in our website under the heading Corporate Governance at www.popular.com/en/investor-relations. The following highlights some of the key responsibilities of each committee as well as information about committee members and their independence, number of meetings in 2020 and last charter revision date, among others. For additional information on the role of certain of the standing committees in connection with risk oversight, please see the “Board Oversight of Risk Management” section of this Proxy Statement.
Audit Committee

Primary Responsibilities

Assists the Board in its oversight of:

• the outside auditors’ qualifications, independence and performance;

• the performance of Popular’s internal audit function;

• the integrity of Popular’s financial statements, including overseeing the accounting and financial processes, principles and policies, the effectiveness of internal controls over financial reporting and the audits of the financial statements; and

• compliance with legal and regulatory requirements.

In addition, the Audit Committee issues a report, as required by the U.S. Securities and Exchange Commission (the “SEC”) rules, for inclusion in Popular’s annual proxy statement. The Audit Committee was established in accordance with the requirements of the Securities Exchange Act of 1934.

10 MEETINGS IN 2020 8 were devoted to the discussion of earnings releases, Form 10-K and Form 10-Q filings.
MEMBERS: John W. Diercksen (Chair) Alejandro M. Ballester C. Kim Goodwin Carlos A. Unanue
INDEPENDENCE: Each member of the committee is independent.
AUDIT COMMITTEE FINANCIAL EXPERTS: Mr. Diercksen and Ms. Goodwin are Audit Committee Financial Experts as defined by SEC rules.
CHARTER LAST REVISED: December 18, 2020
14 | 2021 POPULAR, INC. PROXY STATEMENT

Corporate Governance and Nominating Committee

Primary Responsibilities

The Corporate Governance and Nominating Committee is responsible for:
• exercising general oversight with respect to the governance of the Board;

• identifying and recommending individuals qualified to become Board members and recommending director nominees and committee members to the Board;

• reviewing and reporting to the Board on matters of corporate governance and developing and recommending to the Board a set of corporate governance principles applicable to Popular;

• leading the Board and assisting its committees in the annual evaluation of the performance of the Board, its committees and the individual directors;

• recommending to the Board the form and amount of compensation for Popular’s directors; and

• overseeing the Corporation’s sustainability and social responsibility strategy, priorities and reporting practices, including environmental, social and governance (ESG) and public matters that may impact the Corporation, its shareholders, employees, customers and the communities in which the Corporation operates.

5 MEETINGS IN 2020
MEMBERS: Alejandro M. Ballester (Chair) Joaquín E. Bacardí, III John W. Diercksen Maria Luisa Ferré Myrna M. Soto
INDEPENDENCE: Each member of the committee is independent.
CHARTER LAST REVISED: January 22, 2021
Risk Management Committee

Primary Responsibilities

Assists the Board in its oversight of:

• Popular’s enterprise-wide risk management program, practices and framework;

• the monitoring, review and approval of the policies and procedures that measure, limit and manage Popular’s main risks, including operational, liquidity, interest rate, market, legal, compliance, climate- change and credit risks;

• senior management’s activities with respect to capital management, including the development of Popular’s annual capital plan; and

• Popular’s technology, information security and cybersecurity matters, strategies and programs.

12 MEETINGS IN 2020
MEMBERS: C. Kim Goodwin (Chair) Joaquín E. Bacardí, III Robert Carrady John W. Diercksen Myrna M. Soto
INDEPENDENCE: Each member of the committee is independent.
CHARTER LAST REVISED: February 26, 2021
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 15

Talent and Compensation Committee

Primary Responsibilities

Discharges the Board’s responsibilities, subject to review by the full Board, relating to:

• compensation of Popular’s CEO and all other executive officers;

• adoption of policies that govern Popular’s compensation and benefits programs;

• overseeing plans for executive officer development and succession;

• reviewing and advising management regarding the Corporation’s culture, talent development and initiatives related to diversity and inclusion;

• overseeing, in consultation with management, compliance with federal, state and local laws as they affect compensation matters;

• considering, in consultation with the Chief Risk Officer, whether the incentives and risks arising from the compensation plans for all employees are reasonably likely to have a material adverse effect on Popular and taking necessary actions to limit any risks identified as a result of the risk-related reviews; and

• reviewing and discussing with management the “Compensation Discussion and Analysis” section in Popular’s annual proxy statement in compliance with applicable law, rules and regulations.

7 MEETINGS IN 2020
MEMBERS: María Luisa Ferré (Chair) Robert Carrady John W. Diercksen Carlos A. Unanue
INDEPENDENCE: Each member of the committee is independent.
CHARTER LAST REVISED: December 18, 2020

TALENT AND COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION:

None of the members of the Talent and Compensation Committee is or has been an officer or employee of Popular. In addition, none of our executive officers is, or was during 2020, a member of the board of directors or compensation committee (or other committee serving an equivalent function) of another company that has, or had during 2020, an executive officer serving as a member of our Talent and Compensation Committee. Other than as disclosed in the “Certain Relationships and Transactions” section of this Proxy Statement, none of the members of the Compensation Committee had any relationship with Popular requiring disclosure under Item 404 of Regulation S-K.

16 | 2021 POPULAR, INC. PROXY STATEMENT

Membership in Board Committees
	AUDIT	CORPORATE GOVERNANCE & NOMINATING	RISK MANAGEMENT	TALENT & COMPENSATION
CLASS 1
ALEJANDRO M. BALLESTER
RICHARD L. CARRIÓN
CARLOS A. UNANUE
CLASS 2
JOAQUÍN E. BACARDÍ, III
ROBERT CARRADY
JOHN W. DIERCKSEN
MYRNA M. SOTO
CLASS 3
IGNACIO ALVAREZ
MARÍA LUISA FERRÉ
C. KIM GOODWIN
Member	Committee Chair	Audit Committee Financial Expert	Risk Management Expert
Board Oversight of Risk Management
While management has primary responsibility for managing risk, the Board has a significant role in the risk oversight of Popular. The Board performs its risk oversight functions directly and through several Board committees, each of which oversees the management of risks that fall within its areas of responsibility, as described below. In discharging their responsibilities, Board committees have full access to management and independent advisors as they deem necessary or appropriate. Whenever it is deemed appropriate, management gives presentations to the full Board in connection with specific risks, such as those related to compliance, cybersecurity and information security, among others. The principal roles and responsibilities of the Board committees in the oversight of risk management are described next.

Risk Management Committee

Responsibilities:
•
Review, approve and oversee management’s implementation of Popular’s risk management program and related policies, procedures and controls to measure, limit and manage Popular’s risks, including operational, liquidity, interest rate, market, legal, compliance, climate change and credit risks, while taking into consideration their alignment with Popular’s strategic and capital plans.

•	Oversee the Corporation’s activities with respect to capital management, including overseeing the development of the annual capital plan of the Corporation.
•	Review and discuss with management Popular’s major financial risk exposures and the steps taken by management to monitor and control such exposures.
•	Oversee Popular’s cybersecurity and information security strategy and preparedness.
•	Review and receive reports on selected risk topics as management or the committee may deem appropriate.
•	After each meeting, report to the full Board regarding its activities.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 17

Audit Committee

Responsibilities:
•	Oversee accounting and financial reporting principles and policies, internal controls and procedures and controls over financial reporting.
•
Review reports from management, independent auditors, internal auditors, compliance group, legal counsel, regulators and outside experts, as considered appropriate, that include risks Popular faces and Popular’s risk management function.

•	Evaluate and approve the annual risk assessment of the Internal Audit Division, which identifies the areas to be included in the annual audit plan.
•	After each meeting, report to the full Board regarding its activities.

Talent and Compensation Committee

Responsibilities:
•	Establish Popular’s executive compensation and other incentive-based compensation programs, taking into account the risks to Popular that such programs may pose.
•
Evaluate, in consultation with the Chief Risk Officer, whether the incentives and risks arising from Popular’s compensation plans for all employees are likely to have a material adverse effect on Popular.

•	Take such action as the Committee deems necessary to limit any risks identified as a result of the risk-related reviews.
•	After each meeting, report to the full Board regarding its activities.

Corporate Governance and Nominating Committee

Responsibilities:
•	Provide oversight to risks related to the composition and structure of the Board and its committees, including the selection and nomination of the members of the Board.
•	Review, approve and oversee the Corporation’s corporate governance practices.
•	Oversee the Corporation’s approach to environmental, social and governance (ESG) matters and how the Corporation advances sustainability in its business and operations.
•	After each meeting, report to the full Board regarding its activities.

Nomination of Directors
The Corporate Governance and Nominating Committee Charter provides that, in nominating candidates, the Committee will take into consideration such factors as it deems appropriate, which may include judgment, skill, diversity, gender, race, ethnicity, experience with business and other organizations, the interplay of the candidate’s experience with the experience of the existing Board members, and the extent to which the candidate would be a desirable addition to the Board and any committees of the Board.
The Corporate Governance and Nominating Committee will consider candidates for director who are recommended by its members, by other Board members, by management, by shareholders, by contacts in the communities we serve, and by third-party search firms. The Corporate Governance and Nominating Committee has the authority to engage a third-party search firm or consultant to identify and provide information on potential candidates for review, based on the criteria described below.
There are no differences in the manner in which the Corporate Governance and Nominating Committee will evaluate nominees for director in the event the nominee is recommended by a shareholder.
18 | 2021 POPULAR, INC. PROXY STATEMENT

Shareholders who wish to submit nominees for director for consideration by the Corporate Governance and Nominating Committee for election at Popular’s 2022 annual meeting of shareholders may do so in accordance with the procedures set forth under “General Information About the Meeting—Shareholder Proposals.”
There were no nominees for director recommended by shareholders for consideration by the Corporate
Governance and Nominating Committee for election at the 2021 Annual Meeting of Shareholders in accordance with those procedures.
Under Popular’s Corporate Governance Guidelines, the Board should, based on the recommendations of the Corporate Governance and Nominating Committee, select new nominees for the position of independent director by considering the criteria outlined below.
CRITERIA FOR NOMINATION
✔	Personal qualities and characteristics, accomplishments and reputation in the business community.
✔	Current knowledge and contacts in the communities in which Popular does business and in Popular’s industry or other industries relevant to Popular’s business.
✔	Ability and willingness to commit adequate time to Board and committee matters.
✔	The fit of the individual’s skills and personality with those of other directors and potential directors in building a Board that is effective, collegial and responsive to the needs of Popular.
✔	Diversity of viewpoints, background, experience, gender, race, ethnicity and other demographics.
Board Diversity, Experience and Skills
The Corporate Governance and Nominating Committee does not have a specific diversity policy with respect to the director nomination process. Rather, the Committee considers diversity in the broader sense of how a candidate’s viewpoints, experience, skills, background, gender, race, ethnicity and other demographics could assist the Board in light of the Board’s composition at the time. The Board believes that each director contributes to the overall diversity by providing a variety of personal and professional experiences and backgrounds. As shown below, the current directors and nominees reflect a broad diversity of gender, age, race, ethnicity, background, skills and experiences. The Board is committed in considering the diversity of its members when evaluating its composition.
The following summarizes the diversity, independence, age, tenure and the main experience and skills of our Board of Directors.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 19

DIRECTORS' EXPERIENCE AND SKILLS	CARRIÓN	ALVAREZ	BACARDÍ	BALLESTER	CARRADY	DIERCKSEN	FERRÉ	GOODWIN	SOTO	UNANUE
INTERNATIONAL BUSINESS EXPERIENCE	●		●		●	●		●	●	●
TECHNOLOGY, INFORMATION SECURITY AND CYBERSECURITY	●							●	●	
BUSINESS OPERATION EXPERIENCE	●	●	●	●	●	●	●	●	●	●
SENIOR MANAGEMENT & LEADERSHIP EXPERIENCE	●	●	●	●	●	●	●	●	●	●
PUBLIC COMPANY KNOWLEDGE	●	●				●	●	●	●	
AUDIT AND RISK OVERSIGHT EXPERIENCE	●	●				●		●	●	
FINANCIAL SERVICES, INVESTMENT AND M&A	●	●				●		●		
UNDERSTANDING POPULAR'S MAIN GEOGRAPHIC MARKETS	●	●	●	●	●		●			●

Communication with the Board
Any shareholder who desires to contact the Board or any of its members may do so by writing to:
Popular, Inc., Board of Directors (751), P.O. Box 362708, San Juan, PR 00936-2708
Alternatively, a shareholder may contact the Audit Committee or any of its members telephonically by calling the toll-free number (866) 737-6813 or electronically through www.popular.com/ethicspoint-en.

Popular’s Chief Legal Officer and Secretary reviews all correspondence addressed to the Board or any of its members and provides the Board with copies of all communications that deal with the functions of the Board or its committees, or that otherwise require Board attention. Communications received by the Audit Committee that are not related to accounting or auditing matters may, in its discretion, be forwarded by the Audit Committee or any of its members to other committees of the Board or Popular’s management for review.
Where to Find More Information on Governance
Popular maintains a corporate governance section on its website at www.popular.com/en/investor-relations/ where investors may find copies of our principal governance documents. The corporate governance section of Popular’s website contains, among others, the following documents:
✔	Code of Ethics
✔	Code of Ethics for Popular Suppliers
✔	Audit Committee Charter
✔	Corporate Governance and Nominating Committee Charter
✔	Talent and Compensation Committee Charter
✔	Risk Management Committee Charter
✔	Corporate Governance Guidelines
✔	Insider Trading Policy
20 | 2021 POPULAR, INC. PROXY STATEMENT

DIRECTORS AND EXECUTIVE OFFICERS
Nominees for Election as Directors and Other Directors
Information relating to director’s participation in Popular’s committees, age, principal occupation, business experience during the past five years (including positions held with Popular or its subsidiaries and the period during which each director has served in such capacity), directorships and qualifications is set forth below. All of Popular’s directors are also directors of the following subsidiaries of Popular: Banco Popular de Puerto Rico (“BPPR”), Popular North America, Inc. and Popular Bank.
NOMINEES FOR ELECTION - CLASS 1 DIRECTORS (TERMS EXPIRING 2021)
Committees Corporate Governance & Nominating (Chair) Audit Expertise & Skills	ALEJANDRO M. BALLESTER President, Ballester Hermanos, Inc.	Independent DIRECTOR SINCE 2010 AGE 54

BACKGROUND
President of Ballester Hermanos, Inc., a major food and beverage distributor in Puerto Rico, since 2007. In 2009 served as Member of the Board of Directors of the Government Development Bank for Puerto Rico.

QUALIFICATIONS
Mr. Ballester has a comprehensive understanding of Puerto Rico’s consumer products and distribution industries acquired through over 30 years of experience at Ballester Hermanos, Inc., a privately-owned business dedicated to the importation and distribution of grocery products, as well as beer, liquors and wine for the retail and food service trade in Puerto Rico. As of December 31, 2020, Ballester Hermanos had approximately $116 million in assets and annual revenues of approximately $343 million. Mr. Ballester is familiar with the challenges faced by family-owned businesses, which constitute an important market segment for Popular’s commercial banking units. He has proven to be a successful entrepreneur establishing the food service division of Ballester Hermanos in 1999, which today accounts for 34% of the firm’s revenues. During 2009, he was a director of the Government Development Bank for Puerto Rico and member of its audit and investment committees where he obtained experience in overseeing a variety of fiscal issues related to various government agencies, instrumentalities and municipalities. The experience, skills and understanding of the Puerto Rico economy and government financial condition acquired by Mr. Ballester have been of great value to the Board.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 21

Chairman of the Board Other Current Public Company Boards NIBC Holding N.V. (since September 2017) Expertise & Skills	RICHARD L. CARRIÓN Chairman of the Board of Directors, Popular, Inc.	DIRECTOR SINCE 1991 AGE 68

BACKGROUND
Chairman of Popular since 1993 and Executive Chairman from July 2017 to July 2019. CEO of Popular from 1994 to June 2017 and President from 1991 to January 2009 and from May 2010 to September 2014. Executive Chairman of BPPR from July 2017 to July 2019, Chairman since 1993 and CEO from 1989 to June 2017. President of BPPR from 1985 to 2004 and from May 2010 to September 2014. Executive Chairman of Popular Bank from July 2017 to July 2019 and Chairman since 1998. Chairman of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of Popular and CEO until 2017. Director of the Federal Reserve Bank of New York from January 2008 to December 2015. Chairman of the Board of Trustees of Fundación Banco Popular, Inc. since 1991. Chairman and Director of Popular Foundation, Inc. since 2005. Member of the Board of Directors of Verizon Communications, Inc. from 1995 to May 2019. Member of the International Olympic Committee since 1990 and Chairman of the International Olympic Committee Finance Commission from 2002 to 2013. Managing Member of RCA3 Investments, LLC, an entity engaged in financial consulting since October 2017. Chairman of the Board of Vall Banc, an Andorra-based bank, since October 2017. Member of the Board of Directors of First Bank, an entity engaged in banking in Romania, since November 2018.

QUALIFICATIONS
Mr. Carrión’s 44 years of banking experience, over 33 years heading Popular, give him a unique level of knowledge of the Puerto Rico financial system. Mr. Carrión is a well-recognized leader with a vast knowledge of the Puerto Rico economy, and is actively involved in major efforts impacting the local economy. His knowledge of the financial industry led him to become a director of the Federal Reserve Bank of New York for eight years.

Committees Talent and Compensation Audit Expertise & Skills	CARLOS A. UNANUE President, Goya de Puerto Rico, Inc.	Independent DIRECTOR SINCE 2010 AGE 57

BACKGROUND
President of Goya de Puerto Rico, Inc. since 2003 and of Goya Santo Domingo, S.A. since 1994, food processors and distributors.

QUALIFICATIONS
Mr. Unanue has 34 years of experience at Goya Foods, Inc., a privately-held family business with operations in the United States, Puerto Rico, Spain and the Dominican Republic that is dedicated to the sale, marketing and distribution of Hispanic food, as well as to the food processing and canned food manufacturing business. Through his work with Goya Foods, Mr. Unanue has developed a profound understanding of Popular’s two main markets, Puerto Rico and the United States. His experience in distribution, sales and marketing has provided him with the knowledge and experience to contribute to the development of Popular’s business strategy, while his vast experience in management at various Goya entities has allowed him to make valuable contributions to the Board in its oversight functions.

22 | 2021 POPULAR, INC. PROXY STATEMENT

CLASS 2 DIRECTORS (TERMS EXPIRING 2022)
Committees Corporate Governance & Nominating Risk Management Expertise & Skills	JOAQUÍN E. BACARDÍ, III Chairman, Edmundo B. Fernández, Inc.	Independent DIRECTOR SINCE 2013 AGE 55

BACKGROUND
Chairman and majority shareholder of Edmundo B. Fernández, Inc., a privately held producer and distributor of rum since November 2017. Private investor since 2016. President and Chief Executive Officer of Bacardi Corporation, a privately held business and major producer and distributor of rum and other spirits, from April 2008 to April 2016.

QUALIFICATIONS
On November 2017, Mr. Bacardí completed the acquisition of Edmundo B. Fernández, Inc., a 137 year old privately owned rum company. Mr. Bacardí has extensive experience in the development and implementation of international marketing, sales and distribution strategies acquired throughout more than 24 years at various Bacardi companies and 3 years as Product Manager of Nestlé of Puerto Rico. As President and Chief Executive Officer of Bacardi Corporation, Mr. Bacardí directed and managed all business operations with full profit and loss responsibilities and government relations for Bacardi in the Caribbean, Mexico, Central and South America. Prior to becoming President and Chief Executive Officer of Bacardi Corporation, Mr. Bacardí held positions in various Bacardi enterprises where, among other things, he was responsible for the development of all global communication strategies for Bacardi Limited’s whisky portfolio, with total sales of approximately $400 million, and supervision of marketing for all Bacardi brands globally. Mr. Bacardí’s vast experience in business operations in Puerto Rico and across various international markets, as well as his expertise in global communication strategies, have been of great benefit to the Board.

Committees Risk Management Talent and Compensation Expertise & Skills	ROBERT CARRADY President, Caribbean Cinemas	Independent DIRECTOR SINCE 2019 AGE 65

BACKGROUND
President of Caribbean Cinemas, a family-owned business and the largest movie theater chain in the Caribbean, since 2006.

QUALIFICATIONS
Mr. Carrady, as President of Caribbean Cinemas, has acquired extensive leadership and business operations experience by overseeing and managing a theater operation of approximately 570 cinema screens in 68 locations across Puerto Rico, the Dominican Republic and several other Caribbean islands, as well as in Guyana, Panama and Bolivia. His entrepreneurial skills have helped develop Caribbean Cinemas into the largest movie theater chain in the Caribbean and has transformed the company which today manages in-house the construction of new sites, theatre operations, film buying, food concessions, screen advertising, game room concessions and real estate leasing and management. Mr. Carrady’s experience as a business leader and entrepreneur, as well as his thorough understanding of the Caribbean region, one of the markets where Popular operates, brings great value to our board.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 23

Lead Director

Committees

Audit (Chair & Financial
Expert)

Talent and Compensation

Corporate Governance
& Nominating

Risk Management

Other Current Public
Company Boards

Intelsat, S.A.
(since September 2013)

Expertise & Skills

JOHN W. DIERCKSEN Principal, Greycrest, LLC	Independent DIRECTOR SINCE 2013 AGE 71

BACKGROUND
Principal of Greycrest, LLC, a privately-held financial and operational advisory services company, since October 2013. Chief Executive Officer of Beachfront Wireless LLC, a privately-held investment entity organized to participate in a Federal Communications Commission airwaves auction, from December 2015 to November 2016, when it was sold. Senior Advisor at Liontree Investment Advisors, an investment banking firm, since April 2014. Director of Harman International Industries, Incorporated, an audio and infotainment equipment company, from June 2013 to June 2017, when it was sold. Director of Cyxtera Technologies, an entity that provides data center security and analytics services, since May 2017.

QUALIFICATIONS
Mr. Diercksen has 31 years of experience in the communications industry. From 2003 to 2013, he was an Executive Vice President of Verizon Communications, Inc., a global leader in delivering consumer, enterprise wireless and wire line services, as well as other communication services. At Verizon he was responsible for key strategic initiatives related to the review and assessment of potential mergers, acquisitions and divestitures and was instrumental in forging Verizon’s strategy of technology investment and repositioning its assets. He possesses a vast experience in matters related to corporate strategy, mergers, acquisitions and divestitures, business development, venture investments, strategic alliances, joint ventures and strategic planning. Mr. Diercksen’s extensive senior leadership experience, together with his financial and accounting expertise, position him well to advise the Board and senior management on a wide range of strategic and financial matters.

24 | 2021 POPULAR, INC. PROXY STATEMENT

Committees

Risk Management (Risk
Management Expert)

Corporate Governance &
Nominating

Other Current Public
Company Boards

CMS Energy Corporation
(since January 2015)

Spirit Airlines, Inc.
(since March 2016)

Expertise & Skills

MYRNA M. SOTO Chief Strategy & Trust Officer, Forcepoint, LLC	Independent DIRECTOR SINCE 2018 AGE 51

BACKGROUND
Chief Strategy and Trust Officer of Forcepoint, LLC, a global cybersecurity company, since June 2020. Chief Operating Officer of Digital Hands, LLC, a managed security service provider, from March 2019 until May 2020. Partner at ForgePoint Capital, a venture capital firm concentrating exclusively on cybersecurity related companies, from April 2018 to March 2019, when she assumed the role of Venture Advisor. Senior Vice President and Global Chief Information Security Officer of Comcast Corporation, a worldwide media and technology company, from September 2009 to April 2018. Vice President of Information Technology Governance and Chief Information Security Officer of MGM Resorts International, a global hospitality company, from 2005 until September 2009. Member of the Advisory Board of Ginger, an on-demand mental healthcare company, since March 2021.

QUALIFICATIONS
Ms. Soto has over 30 years of information technology and security experience in a variety of industries, including financial services, hospitality, insurance, risk management, as well as gaming and entertainment. During her years in the information and cybersecurity field, she successfully managed global cybersecurity and technology risk programs at leading Fortune 500 companies. Ms. Soto’s extensive experience in cybersecurity, as well as her experience as a business leader and as a member of several public company boards, brings an invaluable and unique perspective to our Board and helps ensure that the Corporation is well-positioned to meet the technology and cybersecurity needs of today’s marketplace, a matter that becomes more critical each day.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 25

CLASS 3 DIRECTORS (TERMS EXPIRING 2023)
President & CEO Expertise & Skills	IGNACIO ALVAREZ President & Chief Executive Officer, Popular, Inc.	DIRECTOR SINCE 2017 AGE 62

BACKGROUND
Chief Executive Officer of Popular, BPPR and Popular Bank since July 2017. President of Popular, BPPR and Popular Bank since October 2014 and Chief Operating Officer of Popular and BPPR from October 2014 to July 2017. Executive Vice President and Chief Legal Officer of Popular from June 2010 to September 2014. President and CEO of Popular North America, Inc. and other direct and indirect wholly-owned subsidiaries of Popular. President of the Puerto Rico Bankers Association from October 2017 to September 2019. Director of Centro Financiero BHD León, S.A. and Banco BHD León, from March 2018 to March 2019. Member of the Board of Trustees of Fundación Banco Popular, Inc. and of Popular Foundation, Inc. since November 2015. Founding member of Endeavor Puerto Rico since November 2017.

QUALIFICATIONS
As President, Chief Executive Officer and former Chief Operating Officer of Popular, Mr. Alvarez has demonstrated his solid strategic and analytical skills, understanding of the markets in which we operate, business acumen and strength as a leader, delivering positive results in our Puerto Rico business despite challenging conditions and overseeing the repositioning of our operations in the United States. Prior to joining Popular in 2010 as Chief Legal Officer, Mr. Alvarez was one of the six founding partners of the law firm Pietrantoni Méndez & Alvarez LLC, one of Puerto Rico’s principal law firms. During his 27 years in private law practice, his main areas of expertise included banking, corporate and commercial law, corporate and public finance law, securities and capital markets. Mr. Alvarez’s understanding of the Corporation and excellent business skills, as well as his background as an attorney with vast experience on corporate matters, including regulatory and corporate governance, have proven to be a great asset.

26 | 2021 POPULAR, INC. PROXY STATEMENT

Committees Talent and Compensation (Chair) Corporate Governance & Nominating Other Current Public Company Board W.R. Berkley Corporation (since May 2017) Expertise & Skills	MARÍA LUISA FERRÉ President & Chief Executive Officer, FRG, LLC	Independent DIRECTOR SINCE 2004 AGE 57

BACKGROUND
President and CEO of FRG, LLC, a diversified family holding company with operations in media, real estate, contact centers and distribution in Puerto Rico, the United States and Chile, since 2001. Member of the Board of Directors of GFR Media, LLC since 2003 and Chair from 2006 to February 2016. Publisher of El Nuevo Día, Puerto Rico’s most widely read and influential newspaper, and Primera Hora since 2006. President and Trustee of The Luis A. Ferré Foundation, Inc. since 2003. President of the Board of Directors of Multisensory Reading Center of PR, Inc. since 2012. Member of the Latin American Caribbean Fund of The Museum of Modern Art since 2013 and Member of the Board of Directors of Partnership for Modern Puerto Rico since 2019.

QUALIFICATIONS
Ms. Ferré has 19 years of experience as the President and CEO of FRG, LLC, the largest communications and media group in Puerto Rico, with consolidated assets of approximately $325 million and annual net revenues of approximately $136 million as of December 31, 2020. She holds positions as director and officer of numerous entities related to FRG, LLC. She also serves as director and trustee of philanthropic and charitable organizations related to fine arts and education. As a result of these experiences, Ms. Ferré possesses a deep understanding of Popular’s main market and has developed management and oversight skills that allow her to make significant contributions to the Board. She also provides thoughtful insight regarding the communications needs of Popular.

Committees Risk Management (Chair & Risk Management Expert) Audit (Financial Expert) Other Current Public Company Board The TJX Companies, Inc. (since October 2020) Expertise & Skills	C. KIM GOODWIN Private Investor	Independent DIRECTOR SINCE 2011 AGE 61

BACKGROUND
Private investor since 2008. Non-executive director of PineBridge Investments, LLC, a global asset management boutique with over $111 billion in assets under management, since May 2011, and Chair of its Audit Committee and member of its Remuneration Committee. Trustee-Director of various equity funds within the Allianz Global Investors family of funds from June 2010 to October 2014. Member of the Advisory Board of Grupo Ferré Rangel Holdings from 2017 to 2019 and the Board of Trustees of Princeton University since 2014.

QUALIFICATIONS
Ms. Goodwin’s experience as chief investment officer at several global financial services firms provides the Board with insight into the perspective of institutional investors. Her analytical skills and understanding of global financial markets have proved to be valuable assets. As Head of Equities at Credit Suisse Asset Management from 2006 to 2008, Ms. Goodwin oversaw enterprise risk functions for her global department. Through her experiences as a member of the Audit Committee of Akamai Technologies, Chair of the Audit Committee of PineBridge Investments and Chair of Popular’s Risk Management Committee, Ms. Goodwin has developed profound knowledge of the risks related to our business. She has also developed expertise in identifying, assessing and managing risk exposure, successfully leading the Board’s efforts on risk oversight. Finally, Ms. Goodwin also provides Popular with valuable insight regarding the use of technology by financial firms.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 27

Executive Officers
The following information sets forth the names of our executive officers, their age, business experience and directorships during the past five years, as well as the period during which each such person has served as executive officer of Popular.

IGNACIO ALVAREZ
President and Chief Executive Officer
Mr. Alvarez, age 62, has been Chief Executive Officer of Popular since July 2017 and President and Chief Operating Officer since October 2014. Prior to that he was Executive Vice President and Chief Legal Officer of Popular from June 2010 to September 2014. For additional information, please refer to the “Nominees for Election as Directors and Other Directors” section of this Proxy Statement.

CAMILLE BURCKHART
Executive Vice President, Chief Information & Digital Strategy Officer
Innovation, Technology & Operations Group
Ms. Burckhart, age 41, has been Executive Vice President and Chief Information and Digital Officer of Popular since July 2015. Prior to becoming Executive Vice President, Ms. Burckhart was the Senior Vice President in charge of the Technology Management Division from December 2010 to June 2015. She has been a member of the Board of Directors of Nuestra Escuela since August 2016 and of the Board of Trustees of Fundación Banco Popular since October 2018. In October 2020, Ms. Burckhart was appointed to Mastercard’s LAC Technology Advisory Board.

BEATRIZ CASTELLVÍ
Executive Vice President and Chief Security Officer
Corporate Security Group
Ms. Castellví, age 53, has been Executive Vice President and Chief Security Officer of Popular in charge of cybersecurity and fraud since May 2018. Prior to becoming Executive Vice President, she was Senior Vice President and General Auditor of the Corporation from November 2012 to April 2018. Ms. Castellví has served as a member of the Executive Council of the Puerto Rico Ellevate Chapter since 2013 and as Treasurer from 2013 to January 2019, when she became a member of its Advisory Board.

LUIS E. CESTERO
Executive Vice President
Retail Banking Group
Mr. Cestero, age 47, has been Executive Vice President of BPPR in charge of the Retail Banking Group since July 2017. Prior to becoming Executive Vice President, Mr. Cestero was the Senior Vice President in charge of Retail Banking Administration from May 2009 to June 2017.

28 | 2021 POPULAR, INC. PROXY STATEMENT

MANUEL CHINEA
Executive Vice President
Chief Operating Officer of Popular Bank
Mr. Chinea, age 55, has been Executive Vice President of Popular since January 2016 and Chief Operating Officer of Popular Bank since February 2013. He has served as a Member of the Board of Trustees of Popular Foundation since October 2013, member of the Board of Directors of the Hispanic Federation since June 2016 and Chairman since July 2020, and member of the Board of Junior Achievement New York since October 2017. Since September 2020, Mr. Chinea has also been a member of the Advisory Board of the Newark 40 Acres and a Mule Fund.

JAVIER D. FERRER
Executive Vice President, Chief Legal Officer and Secretary of the Board
General Counsel, Corporate Matters and Strategic Planning Group
Mr. Ferrer, age 59, has been the Executive Vice President, Chief Legal Officer and Secretary of the Board of Directors of Popular since October 2014 and a Director of BPPR since March 2015. In January 2019, he assumed oversight of the Corporation’s strategic planning function. In September 2019, Mr. Ferrer became a member of the Trust Committee of the Board of Directors of BPPR. Prior to joining Popular, Mr. Ferrer was a Partner at Pietrantoni Méndez & Alvarez LLC, a San Juan, Puerto Rico based law firm, were he worked from September 1992 to December 2012 and from August 2013 to September 2014. From January 2013 to July 2013, Mr. Ferrer served as President of the Government Development Bank for Puerto Rico and Vice Chairman of its Board of Directors as well as Chairman of the Economic Development Bank for Puerto Rico.

MARIA CRISTINA (MC) GONZÁLEZ
Executive Vice President, Chief Communications and Public Affairs Officer
Communications and Public Affairs Group
Ms. González, age 46, will join Popular on April 5, 2021 as its Executive Vice President and Chief Communications and Public Affairs Officer. Prior to joining Popular, Ms. González was the Senior Vice President of Global Public Affairs of The Estée Lauder Companies, Inc. from July 2016 to March 2021. From July 2013 to May 2015, Ms. González was the Director of Communication to First Lady Michelle Obama and Special Assistant to President Barack Obama. She has been a member of the Board of Directors of Univision Communications, Inc., the leading Hispanic media company, since November 2020 and of Unidos US, the largest Latino civil rights and advocacy organization in the United States, since fall 2016.

JUAN O. GUERRERO
Executive Vice President
Financial and Insurance Services Group
Mr. Guerrero, age 61, has been an Executive Vice President of BPPR in charge of the
Financial and Insurance Services Group since April 2004. He has been a Director of Popular Securities LLC since 1995, Popular Insurance LLC since 2004 and of other subsidiaries of Popular. Mr. Guerrero has served as a Director of SER de Puerto Rico since December 2010 and the Puerto Rico Open since October 2016.

CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 29

GILBERTO MONZÓN
Executive Vice President
Individual Credit Group
Mr. Monzón, age 61, has been an Executive Vice President of BPPR in charge of the
Individual Credit Group since October 2010. He has also served as Member of the Board of Directors of the San Jorge Children’s Hospital Professional Board since 2011 and director of the Center for a New Economy and the Coalition for the Prevention of Colorectal Cancer of Puerto Rico since 2014. Since January 2021, Mr. Monzón has also been a member of the Board of Trustees of the Museum of Art of Puerto Rico.

EDUARDO J. NEGRÓN
Executive Vice President
Administration Group
Mr. Negrón, age 56, has been Executive Vice President of Popular since April 2008 and has been in charge of the Administration Group since December 2010. He became Chairman of Popular’s Benefits Committee on April 2008. He has served as Member of the Board of Trustees and Treasurer of Fundación Banco Popular and of the Popular Foundation since March 2008. Since 2015, Mr. Negrón has served as Trustee of Fundación Ángel Ramos and Chairman of its Finance and Investment Committee. Mr. Negrón has also been a Director of the Fundación Puertorriqueña de las Humanidades since June 2017.

ELI S. SEPÚLVEDA
Executive Vice President
Commercial Credit Group
Mr. Sepúlveda, age 58, has been Executive Vice President of Popular since February 2010 and of BPPR since December 2009. He has been the supervisor in charge of the Commercial Credit Group in Puerto Rico since January 2010. Mr. Sepúlveda has been a member of the Board of Managers of the Puerto Rico Idea Seed Fund, LLC since December 2016. Since November 2020, Mr. Sepúlveda has also been a trustee of the Ricky Martin Foundation.

LIDIO V. SORIANO
Executive Vice President and Chief Risk Officer
Corporate Risk Management Group
Mr. Soriano, age 52, has been the Executive Vice President and Chief Risk Officer of Popular since August 2011 and a Director of Popular Bank since October 2014. He served as a Director of BPPR from October 2014 to September 2019. He has been a member of the Board of Directors of the Puerto Rican League Against Cancer since August 2018.

30 | 2021 POPULAR, INC. PROXY STATEMENT

CARLOS J. VÁZQUEZ
Executive Vice President and Chief Financial Officer
Corporate Finance Group
Mr. Vázquez, age 62, has been the Chief Financial Officer of Popular since March 2013. He was President of Popular Bank from September 2010 to September 2014 and has been Executive Vice President of Popular since February 2010 and Senior Executive Vice President of BPPR since 2004. He has served as Director of BPPR and of Popular Bank since October 2010. He has been Vice Chairman of the Board of Directors of Popular Bank Foundation since November 2010, Director of the Federal Home Loan Bank of New York since November 2013 and Member of the National Board of Directors of Operation Hope since 2012.

Certain Relationships and Transactions
We may be party to transactions, arrangements or relationships with our directors, director nominees, executive officers, shareholders owning more than 5% of the Corporation’s voting securities, or their immediate family members (each, a “Related Party”). We have adopted a written Policy on Related Party Transactions (the “Related Party Policy”) to identify and evaluate potential conflicts of interest, independence factors and disclosure obligations arising out of transactions, arrangements or relationships between Related Parties and us.
Transactions covered by the Related Party Policy may also be subject to restrictions pursuant to Federal Reserve Board Regulation O, Loans to Executive Officers, Directors and Principal Shareholders, which is the subject of a separate policy.
Our Policy on Related Party Transactions
The Related Party Policy governs the review, approval or ratification of transactions, arrangements or relationships: (i) in which Popular or any subsidiary is a participant; (ii) the aggregate amount involved will or may be expected to exceed $120,000; and (iii) a Related Party has or will have a direct or indirect material interest. These transactions must be submitted to the Audit Committee for their review, evaluation and approval, unless pre-approved under the Related Party Policy.
Directors and executive officers must notify the CLO of any related party transaction in which they, or their immediate family members, have a material interest. Any unit or division proposing a related party transaction must also notify the CLO, the Corporate Comptroller and the General Auditor by completing a Related Party Transaction Request Form. After review by the CLO, the form is submitted for consideration and approval of the
Audit Committee. The form must contain, among other things, a description of the proposed transaction, its benefits to Popular and an assessment of whether the proposed related party transaction is on terms that are comparable to the terms available to an unrelated third party or to employees generally. Only disinterested members of the Audit Committee participate in the review and determination of whether a related party transaction is approved. The Audit Committee will approve or ratify transactions with Related Parties when the transaction is deemed to be in, or is not inconsistent with, the best interest of Popular.
Pre-Approved Categories of Related Party Transactions
In accordance with the terms of the Related Party Policy, certain types of transactions are pre-approved and certain recurring transactions are approved annually, without the need to submit the corresponding form to the Audit Committee. Pre-approved transactions include certain banking-related services and transactions in the ordinary course of business involving financial products and services provided by, or to, Popular, including loans, provided such transactions comply with the Sarbanes-Oxley Act of 2002, Federal Reserve Board Regulation O and other applicable laws and regulations. Other pre-approved instances include transactions in which the rate or charges involved in the transaction are determined by competitive bids. In the event Popular becomes aware of a transaction with a Related Party that has not been approved under the terms of the Related Party Policy, the Audit Committee considers all relevant facts and circumstances regarding the transaction with the Related Party and evaluates all options available to Popular, including ratification, revision or termination. The Audit Committee also examines the facts and circumstances pertaining to the failure of reporting
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 31

such related party transaction to the Committee, as required by the Related Party Policy, and may take such actions as it deems appropriate.
Related Party Transactions
In 2020, Popular and its subsidiaries contributed approximately $787,000 to Fundación Banco Popular, Inc. (the “BPPR Foundation”) through the matching of employee contributions. During 2020, Popular also contributed to the BPPR Foundation $100,000 from the proceeds of BPPR’s Holiday Special, $250,000 to support relief initiatives related to the earthquakes that occurred in the southwest region of Puerto Rico during January 2020 and $200,000 to support emergency response efforts related to the coronavirus (COVID-19) pandemic. In addition, Popular provides human and operational resources to support the activities of the BPPR Foundation, which during 2020 amounted to approximately $1,260,000, including maintenance and the amortization of leasehold improvements for the BPPR Foundation’s headquarters. BPPR and the Puerto Rico employees of Popular, through voluntary personal donations, are a significant source of funds for the BPPR Foundation. The BPPR Foundation is a Puerto Rico not-for-profit corporation created to improve the quality of life in Puerto Rico. As BPPR’s philanthropic arm, it provides a scholarship fund for employees’ children and supports education and community development projects. The Board of Trustees of the BPPR Foundation appoints its eleven members. Mr. Carrión is the Chairman, while Messrs. Álvarez and Negrón and Ms. Burckhart are members, of the Board of Trustees of the BPPR Foundation.
During 2020, Popular Bank contributed approximately $108,000 to the Popular Foundation through the matching of employee contributions and made additional contributions of approximately $175,000. In addition, Popular provides human resources to support the activities of the Popular Foundation, which during 2020 amounted to approximately $116,000. Popular Bank and its employees, through voluntary personal donations, are the main source of funds of the Popular Foundation. The Popular Foundation, a New York not-for-profit corporation, was created to strengthen the social and economic well-being of the communities served by Popular Bank. As Popular Bank’s philanthropic arm, it provides support to charitable organizations for community development and education. Mr. Carrión is the Chairman, while Messrs. Álvarez, Vázquez, Chinea and Negrón are members, of the Board of Directors of the Popular Foundation.
BPPR has loan transactions with Popular’s directors and officers, and other Related Persons, and intends to continue such transactions in the ordinary course of its business, on substantially the same terms, including interest rates and collateral, as those prevailing for comparable loan transactions with third parties. Except as discussed below, the extensions of credit have not involved and do not currently involve more than the normal risks of collection or present other unfavorable features. In addition, during 2020, in response to the coronavirus (COVID-19) pandemic, BPPR implemented loan payment forbearance programs with respect to consumer and commercial loans (the “COVID-19 Forbearance Programs”) which were made available to all qualifying customers to provide financial relief during the pandemic. Certain Related Parties participated in these COVID-19 Forbearance Programs under the same terms and conditions offered to other unrelated third parties.
In April 2010, a sister-in-law of Mr. Unanue and an unrelated private trust, as co-borrowers, obtained a $200,000 mortgage loan from Popular Mortgage, then a subsidiary of BPPR, secured by a residential property. The loan was a fully amortizing 40-year mortgage loan with a fixed annual rate of 2.99% for the first 5 years and, thereafter, an annual rate of 5.875%. From March to August 2020, the borrowers participated in the COVID-19 Forbearance Program offered by BPPR to qualifying mortgage customers in response to the coronavirus (COVID-19) pandemic. In August 2020, after the expiration of the forbearance period, the borrowers failed to make scheduled payments under the loan for the months of September and October 2020, thereby defaulting on the indebtedness. In November 2020, the borrowers requested and were granted an additional 3-month loan payment forbearance pursuant to BPPR’s ordinary course loss mitigation program, which expired in January 2021. Since the expiration of this 3-month loan payment forbearance, the borrowers have failed to make the monthly loan payments when due. The outstanding balance of the loan as of December 31, 2020 was approximately $189,661, which was also the largest outstanding balance of the loan during 2020. Approximately $4,799 and $1,727 were paid during 2020 in principal and interest, respectively.
In September 2008, a brother of Mr. Negrón obtained a $390,000 commercial loan from BPPR secured by a commercial property. The loan was a fully amortizing 15-year loan with a variable interest rate of prime plus 0.50%. The loan was made in the ordinary course of business, on substantially the same terms, including interest rate and collateral, as those prevailing for comparable loan transactions with third parties at that time. In January 2015, BPPR approved the first of three 6-month temporary reductions to the borrower’s monthly principal payments in the aggregate amount of $13,500. In August 2016, the term of the temporary loan modifications expired, and the borrower started to
32 | 2021 POPULAR, INC. PROXY STATEMENT

pay the loan under its original terms. In 2020, the borrower participated in the COVID-19 Forbearance Program offered by BPPR with respect to commercial loans and received a moratorium on loan payments for the months of April, May and June 2020. After the forbearance period expired, the borrower resumed timely payments on the loan when due. The outstanding balance on the loan as of December 31, 2020 was approximately $128,104, and approximately $20,250 and $4,483 were paid during 2020 in principal and interest, respectively. The largest outstanding balance of the loan during 2020 was approximately $146,917.
Mr. Cestero’s brother and his wife had three loans outstanding, each secured by the borrowers’ principal residence, where BPPR acted as either lender or servicer. All three loans were made prior to the time Mr. Cestero became an executive officer. The terms of these three loans are as follows:
•
30-year mortgage loan in the original principal amount of $537,000 made in 2003 by Popular Mortgage, then a subsidiary of BPPR, which was secured by a first mortgage over the residential property. Said mortgage was subsequently restructured in August 2005, February 2006 and July 2011. The last restructuring resulted in a 30-year mortgage loan with an aggregate principal amount of $662,945 and a fixed annual interest rate of 6.50%. In 2006, a private investor acquired this loan and delegated to BPPR the authority to make decisions as servicer pursuant to established investor guidelines regarding the loss mitigation options generally available to borrowers. The borrowers became delinquent on their payments under this mortgage in September 2017 and, in July 2018, BPPR received a loss mitigation application from the borrowers as a result of which a three-month forbearance was granted. During 2020, no cash payments were received under the loan. On February 28, 2020, when the loan was 880 days past due, BPPR canceled the first mortgage loan as part of the restructuring process detailed below. At cancellation, the outstanding balance of the loan was approximately $652,970 which also represented the largest outstanding balance of the loan during 2020.

•
30-year mortgage loan in the original principal amount of approximately $104,000 and a fixed annual interest rate of 7.375%, made by BPPR in 2006 and secured by a second mortgage on the same residential property. The loan was restructured in 2011 and from September 2017 to January 2018 the loan participated in the moratorium of principal and interest offered to BPPR’s mortgage clients in the aftermath of Hurricane Maria in 2017. This second mortgage benefitted from the same three-month forbearance as the first mortgage loan. In May 2018, the borrower defaulted on his payment obligations under the restructured loan. During 2020, no cash payments were received under the loan. On February 28, 2020, when the loan was 1,033 days past due, as part of the restructuring process detailed below, BPPR released the second mortgage and charged-off approximately $75,233. At lien release, the outstanding balance of the loan was $98,081, which also represented the largest outstanding balance of the loan during 2020.
•
5-year commercial term loan in the original principal amount of $100,000 and a fixed annual interest rate of 5%, made by BPPR in 2010 and secured by a subordinated third lien on the same residential property. Since 2015, when the loan matured, the borrowers have only made partial payments of principal. No cash payments were received during 2020. On February 28, 2020, when the loan was 1,832 days past due, as part of the restructuring process detailed below, BPPR released the third mortgage and charged-off approximately $78,607. At lien release, the outstanding balance of the loan was approximately $91,702 which was also the largest outstanding balance of the loan during 2020.

In February 2019, and pursuant to the terms of the Related Party Policy, the Audit Committee approved the following transactions related to these mortgages, which were executed on February 28, 2020. With respect to the first mortgage loan, the parties entered into a deed in lieu of foreclosure pursuant to which the mortgaged property was transferred to the private investor owner of the mortgage loan free and clear of all liens, resulting in the cancelation of the first mortgage loan. In connection therewith, BPPR released the second and third mortgages over the residential property. As part of this transaction, for the benefit of BPPR, the borrowers also made a one-time cash contribution of $30,000 to reduce the principal amount of the second mortgage loan and issued a 5-year, zero interest, unsecured promissory note in the amount of $82,177 (the “Unsecured Promissory Note”) granting BPPR the right to collect from the borrowers the balance of the debt. The borrowers are required to make monthly payments of approximately $1,369 until the maturity date of the Unsecured Promissory Note. During 2020, the borrowers’ did not make any payments under the Unsecured Promissory Note, accumulating approximately $616 in late payment charges and additional interest, for a total outstanding balance during 2020 of approximately $82,793. With respect to the commercial term loan, BPPR is currently negotiating with the borrowers to establish a repayment plan in connection with the $91,702 outstanding balance.
CORPORATE GOVERNANCE DIRECTORS AND EXECUTIVE OFFICERS  | 33

Related Parties of Mr. Ballester have outstanding loans made prior to the borrowers on such loans having become Related Parties of Mr. Ballester. These loans were acquired by BPPR in 2010 as part of the Westernbank FDIC-assisted transaction. The loans consist of five commercial loans made to entities that are wholly-owned by one brother-in-law of Mr. Ballester. The loans are secured by real estate and personally guaranteed by the brother-in-law of Mr. Ballester. The loans were originated by Westerbank between 2001 and 2005 and had an aggregate outstanding principal balance of approximately $33.5 million when they were acquired by BPPR. Between 2011 and 2014, the loans were restructured to consist of: (i) five notes with an aggregate outstanding principal balance of $19.8 million with a 6% annual interest rate (“Notes A”) and (ii) five notes with an aggregate outstanding balance of $13.5 million with a 1% annual interest rate, to be paid upon maturity (“Notes B”). The restructured notes had an original maturity of September 30, 2016 and, thereafter, various interim renewals were approved to allow for the negotiation of a longer-term extension. The most recent of these interim renewals were approved in February, April and August 2020. These renewals, among other things, decreased the interest rate applicable to the Notes A to 4.25% and maintained the Notes B at an interest rate of 1%. During 2020, the Audit Committee also authorized two separate 90-day principal and interest moratoriums, from March to May and from June to August, as financial relief in response to the coronavirus (COVID-19) pandemic. In September 2020, in accordance with the Related Party Transaction Policy and after being approved by the Audit Committee, the maturity date of the credit facilities was extended until April 2022, fixing the interest rate at 4.25% for Notes A and at 1% for Notes B during such term. The aggregate outstanding balance on the loans as of December 31, 2020 was approximately $31.3 million, of which approximately $17.8 million corresponded to Notes A and approximately $13.5 million to Notes B. During 2020, the borrower paid approximately $229,568 and $325,993 in principal and interest, respectively. As a result of the capitalization of interest during the moratorium period, the largest outstanding balance of the loans during 2020 was approximately $31.5 million, of which approximately $18.0 million corresponded to Notes A and approximately $13.5 million to Notes B.
Mr. Carrión is President of and owns, together with his siblings, an entity which in turn owns 35% of a corporation that is the owner a commercial building in Puerto Rico. In addition, Mr. Carrión’s sister and brother-in-law are owners of an entity that has a participation of 21.5% in the same corporation. In June 2001, this corporation obtained a $30.4 million commercial loan from Doral Bank to provide financing for the development of the commercial building. In March 2007, Westernbank acquired the loan from Doral Bank and increased the loan amount to $40.5 million through additional borrowings. The loan had a 40-year amortization schedule, an interest rate of LIBOR plus 1.40% and a maturity date of March 2017. The loan was secured by the commercial building developed with the proceeds of the loan and guaranteed by the owners of the borrower. The loan was acquired by BPPR in 2010 as part of the Westernbank FDIC-assisted transaction. In February 2017, the loan was extended by BPPR until June 2017 under the same terms and conditions and, in May 2017, the loan was sold by BPPR to the Corporation, which in June 2017 renewed the loan for an additional three months. In August 2017, the Corporation refinanced the then-current $37.9 million principal balance of the loan at an interest rate of 5.15%, a maturity date of February 2019 and a 30-year amortization schedule. In February 2019, the Audit Committee approved, under the Related Party Policy, a 36-month renewal of the loan at an interest rate of 5.75% and a 30-year amortization schedule. Payments of principal and interest of approximately $552,234 and $2.2 million, respectively, were made during 2020. As of December 31, 2020, the outstanding balance of the loan was approximately $36.6 million. The largest outstanding balance of the loan during 2020 was approximately $37.1 million. The borrower is current on its payments.
34 | 2021 POPULAR, INC. PROXY STATEMENT

III	EXECUTIVE AND DIRECTOR COMPENSATION
COMPENSATION DISCUSSION AND ANALYSIS
In this section, we describe the key features of Popular’s executive compensation program, 2020 compensation payments and rewards and the factors that we considered in making 2020 compensation decisions regarding our NEOs. For 2020, Popular’s NEOs were:
Ignacio Alvarez	President & Chief Executive Officer (“CEO”)
Carlos J. Vázquez	Executive Vice President and Chief Financial Officer (“CFO”)
Javier D. Ferrer	Executive Vice President and Chief Legal Officer (“CLO”)
Lidio V. Soriano	Executive Vice President and Chief Risk Officer (“CRO”)
Eli S. Sepúlveda	Executive Vice President, Commercial Credit Group, BPPR
The Corporation reports its financial results in accordance with generally accepted accounting principles in the United States (“GAAP”). A reconciliation of the GAAP to non-GAAP financial measures referred to herein is provided in Appendix A to this Proxy Statement. This discussion includes statements regarding financial and operating performance targets in the specific context of Popular’s executive compensation program. Shareholders should not read these statements in any other context.
Overview
2020 CORPORATE PERFORMANCE AND HIGHLIGHTS
2020 was a challenging year, beginning with a series of earthquakes in Southwest Puerto Rico and followed by the unprecedented pandemic that significantly impacted our lives and economic activity in the markets in which we operate. Even with those challenges, Popular closed 2020 on a high note, generating net income of $176.3 million in the fourth quarter, one of our best quarters ever, mainly due to higher net interest income and control of expenses. While our annual net income of $506.6 million reflects a reduction of 24% from our 2019 record annual net income of $671.1 million, this decrease was largely driven by higher provision expense, lower fees and lower net interest income related to the economic disruption caused by the pandemic. Year-end results benefitted from strong deposit growth and a higher level of earning assets in both Puerto Rico and the United States.
To mitigate the impact of the pandemic, Popular implemented corporate-wide cost saving initiatives . These cost savings initiatives included executive compensation adjustments, such as reductions in base pay and incentive opportunities, as further described in this section of the Proxy Statement, and a reduction in the Corporation’s matching contribution under our 401(k) savings plan. Ultimately, the Corporation was able to reduce 2020 planned expenses by $75 million. Credit quality remained stable throughout the difficult period marked by 2020. We ended the year with robust levels of capital and liquidity which will allow us to continue to serve our customers and return capital to our shareholders. The Board of Directors and the senior leadership team believe these results reflect the strength and resilience of our franchise, diversified sources of revenue and appropriate risk management.
Popular’s common stock (“BPOP”) closed 2020 at $56.32, 4% lower than year-end 2019. This performance compared favorably against the KBW Nasdaq Regional Banking Index (“KRX”), which declined by 12% during 2020.
EXECUTIVE AND DIRECTOR COMPENSATION  | 35

Some of Popular’s additional key corporate highlights during 2020 included:
BANCO POPULAR
•	Increased total deposits by $12.9 billion (35%) and loans by $1.4 billion (7%) from 2019.
•	Served 1.9 million customers as of 2020 year-end, an increase of 106,000 from 2019.
•	Remained as market leader in auto loans, personal loans, credit cards, mortgage origination, commercial loans and total deposits.
•
Digital channels captured 67% of total deposit transactions, compared to 52% in 2019, and Mi Banco (online platform) active customers reached 1.0 million by December 2020, compared to 915,000 at the end of 2019.

POPULAR BANK
•	Achieved net interest income of $303 million (reflecting 2% year-over-year growth), resulting in part from a 43-basis point reduction in its cost of deposits.
•
Executed the realignment of the New York Metro branch network that resulted in eleven branch closures and related staffing reductions. Annual pre-tax savings are estimated at approximately $12.3 million.

CREDIT QUALITY AND PROFITABILITY
•	Provision expense increased by 76% to $293 million, primarily driven by the impact of the pandemic.
•	Non-interest income decreased by 10% year-over-year, mostly as a result of the pandemic.
•	Our credit portfolios remained stable during the year, with non-performing loans ending the year at 2.5% of loans and net charge-off ratio ending at 0.66% of loans.
•	Operating expenses decreased by 1% for the year to $1.46 billion. Lower personnel costs and business promotion expenses were the primary drivers.
CAPITAL STRATEGY
•	Capital levels remained robust, with year-end Tier 1 Common Equity ratio at 16.3%.
•	Tangible book value ended 2020 at $63.07, a 14% increase compared to 2019.
•	Returned $500 million to shareholders through an accelerated stock repurchase program at an average price of $42.30 per share.
•	Increased our quarterly common stock dividend from $0.30 to $0.40 per share.
•	Redeemed $28 million of the Corporation’s 8.25% Series B Preferred Stock.
36 | 2021 POPULAR, INC. PROXY STATEMENT

COVID 19 RESPONSE
•
Originated $1.4 billion in Small Business Administration (“SBA”) Paycheck Protection Program (“PPP”) loans to approximately 28,000 small- and middle-sized businesses, benefitting approximately 278,000 employees.

•
Provided payment relief programs to approximately 127,100 retail accounts with an aggregate book value of $4.4 billion, and to 5,100 commercial accounts amounting to $3.9 billion, representing 28% of loans held-in-portfolio. The Corporation also waived certain fees and service charges during the pandemic to provide relief to customers.

•
Prioritized the health and wellbeing of our employees and customers, making sure our facilities were clean and equipped with a blueprint for maintaining safe conditions. We expanded our virtual communications capabilities and enhanced our programs supporting our employees’ physical, emotional, and financial wellbeing during the crisis. Alternative work arrangements were offered to a significant portion of our workforce.

•
Popular invested more than $10 million in health and well-being efforts to support our employees, including emotional and parenting support, online fitness classes, online activities for children, acute care, and COVID-19 testing. Frontline workers received two cash bonuses throughout the year in recognition of their sustained commitment and resiliency.

•
Directed $1 million to fund community efforts in Puerto Rico and the Virgin Islands. Funds were used to assist the medical community with personal protective equipment (PPE), support small and medium enterprises and ensure the continuity of nonprofit organizations providing critical services.

SOCIAL AND ENVIRONMENTAL COMMITMENT
•
Provided ﬁnancial and in-kind assistance through Fundación Banco Popular, Popular Foundation and Popular’s corporate donations and social programs. Our total social investment during 2020 was $8.3 million, compared to $6 million in 2019, impacting communities in Puerto Rico, United States and the Virgin Islands in the areas of education, economic development, the promotion of socially innovative ideas and COVID-19 related assistance.

•	Maintained a strong branch presence in low- and moderate-income communities: 28% of BPPR and 54% of Popular Bank branches are located in these communities.
•
77% of our employees in Puerto Rico and 64% of our employees in the United States made voluntary financial contributions to our foundations, which were matched by the Corporation. In 2021, Popular increased the match made to Fundación Banco Popular from $1.00 to $1.50 for every dollar donated by employees.

•
The American Bankers Association selected Banco Popular as a recipient of the 2020 Community Commitment Award for our financial education program Finanzas en Tus Manos (Finance in Your Hands). Established in 2010, its mission is to promote financial planning and well-being through free workshops and has impacted more than 100,000 people in Puerto Rico.

•
Popular is committed to reducing the Corporation’s own environmental footprint. In 2020 we continued the installation of photovoltaic system in a total of 36 branches and 5 corporate facilities and recycled over 763 tons of paper

•	Revised and amended our Commercial Credit Policy to integrate ESG considerations such as social and environmental risks and impacts.
highlights of our 2020 EXECUTIVE COMPENSATION PROGRAM and pay decisions
•
Performance-Linked Pay. Popular’s overarching compensation philosophy has always been to provide our executive officers with pay that is linked to performance and supports the long-term interests of our shareholders, while deterring improper sales practices and excessive risk-taking.

•	Continued Focus on Performance-Based Compensation. As seen in the following graphs, performance-based short- and long-term incentives represent the majority of our executive officers’ target total compensation opportunity (74% for the President and CEO and 60% for the other NEOs).
A breakdown of the target incentive elements is provided in the “2020 Executive Compensation Program and Pay Decisions” section of this Proxy Statement.
EXECUTIVE AND DIRECTOR COMPENSATION  | 37

•
2020 Salary. The COVID-19 related cost control initiatives implemented by Popular in 2020 included the cancelation in June 2020 of merit increases awarded to NEOs in March 2020. Each NEO, except for the CEO (who received no increase), had received a merit increase adjustment ranging from 1.5% to 3% of base salary upon consideration of market benchmarking and individual performance.

•
2020 Short-Term Incentives. To respond to the impact of the pandemic, Popular implemented several cost control initiatives in 2020, including a 20% reduction in the payout opportunity tied to the Individual Annual Goals component of our short-term incentive plans. Consequently, our NEOs’ 2020 total short-term incentive target opportunities were reduced from 100% to 90% of salary for the CEO and from 80% to 72% of salary for the other NEOs. Based on the Talent and Compensation Committee’s (the “Committee”) assessment of performance under the plan, actual payouts ranged between 86%-94% of the regular target, and 95%-104% of the reduced target. For more information refer to the “2020 Executive Compensation Program and Pay Decisions” section of this Proxy Statement.

•	2020 Long-term Awards. The target long-term equity incentive is based on two components: (i) one-half (50%) is granted as performance shares, with actual value based on future performance over a 3-year period (one-half based on Total Shareholder Return (“TSR”) relative to banks with assets greater than $10 billion and one-half based on an absolute 3-year average Return on Assets (“ROA”) goal); and (ii) one-half (50%) is granted as restricted stock (whose grant value considers prior-year company and individual performance).
Performance grants were made in early 2020 at target, since vesting is determined based on future (i.e., 3-year) performance. Restricted stock awards were also granted in early in 2020, slightly above target to recognize each NEO’s contribution to Popular’s excellent performance in 2019 with the achievement of record core earnings, positive credit quality trends, deposit and loan growth, while demonstrating strong leadership.
•
2018-2020 Performance Share Vesting. Upon the conclusion of the 2018-2020 performance cycle, performance results indicated and the Committee approved vesting at 150% of target, based on the following results: (i) TSR – 95.8th percentile relative to an industry index of United States banks with assets greater than $10 billion, resulted in maximum award (1.5 times target) and (ii) Earnings per share (“EPS”) – cumulative 3-year EPS result of $15.89 exceeded the target of $12.47 and maximum of $13.14, thereby yielding the maximum award (1.5 times target).

Note: Target total compensation is determined according to base salary as of December 31, 2020.
38 | 2021 POPULAR, INC. PROXY STATEMENT

The Committee approves Popular’s compensation programs upon consideration of market competitive trends, regulatory guidelines and leading practices. Furthermore, our executive compensation program is designed to discourage excessive or unnecessary risk taking and improper sales practices through the adequate balance of short-term and long-term incentives, thresholds and caps to limit payouts, and a mix of financial and non-financial goals, among other design features.
The following key features of our executive compensation program reflect our focus on balanced performance-based or otherwise “at risk” pay, long-term shareholder value and appropriate risk taking:
WHAT WE DO	✔
Use a combination of performance metrics to deter excessive risk-taking by eliminating focus on any single performance goal. The Committee may adjust incentive payouts if results are not aligned with Popular’s risk appetite and related tolerances.

	✔	Balance short-term (cash) and long-term (equity) compensation to discourage short-term risk-taking at the expense of long-term results.
	✔	Use equity incentives to promote total return to shareholders, company performance and executive retention.
✔
Require significant stock ownership from our executive officers to align with shareholder interests. Our CEO has a requirement of six times his base salary, and the other NEOs must own three times their base salary. As of February 2021, all NEOs had either met the requirement or were on track to comply within the designated timeframe.

	✔	Hold a portion of equity vesting until retirement, thereby reinforcing long-term risk management and alignment with shareholder interests.
	✔	Apply clawback features to an executive officer variable pay in the event of a financial results restatement, a materially inaccurate performance metric, or such executive’s misconduct.
	✔	Employ “double-trigger” vesting of equity awards in the event of a change in control (i.e., vesting is only triggered upon a qualifying termination of employment following a change in control).
	✔	Conduct annual incentives and sales practices risk reviews in conjunction with Popular’s Chief Risk Officer.
	✔	Assess the competitiveness of our executive compensation program through benchmarking of industry and peer group practices.
	✔	Engage an independent compensation consultant who advises and reports directly to the Committee.
WHAT WE DON’T DO	✘	No excessive perquisites for executives.
	✘	No special executive retirement programs or severance programs specific to executive officers.
	✘	No employment or change in control agreements with our NEOs.
	✘	No tax gross-ups provided for any compensation or benefits.
✘
No speculative transactions in Popular’s securities by executive officers are permitted, including: hedging and monetization transactions, such as zero-cost collars, forward sale contracts and short sales, equity swaps, options, and other derivative transactions.

	✘	No pledging of common stock or other Popular’s securities as collateral for margin accounts or loans.
EXECUTIVE AND DIRECTOR COMPENSATION  | 39

2020 SAY ON PAY RESULTS
At Popular’s annual shareholders meeting in May 2020, 94.89% of voting shareholders approved our overall executive compensation policies and practices. We believe that this illustrates our shareholders’ support of our compensation philosophy and performance-based pay program. The perspectives of shareholders and industry leading practices were taken into consideration by management and the Committee as they developed strategic objectives, business plans and compensation elements supporting the 2020 compensation decisions. The Committee is determined to consider our shareholders’ perspectives on an annual basis.
Compensation Objectives and Components
COMPENSATION OBJECTIVES
The key compensation objectives and guiding principles of Popular’s executive compensation program and practices are as follows:
Motivate and Reward High Performance

Ensuring and sustaining a proper pay-for-performance relationship is one of our key objectives. For Popular, performance means a combination of financial results (e.g., net income, earnings per share, total shareholder return, return on assets), strategic accomplishments and a demonstration of leadership competencies, all designed to drive our company’s business plans in support of our customers, employees, and communities, while generating long-term shareholder value.

Base salary, as well as short- and long-term incentive compensation opportunities, are targeted at market median, with actual pay varying based on corporate and individual performance. Our short-term incentive and equity awards provide the opportunity to earn increased pay (up to 1.5 times target) for superior performance and similar downside (no payout) should we not achieve our performance goals.

Align Executives with Shareholder Interests and Build Long-term Shareholder Value

A significant component of our compensation program is equity-based pay designed to promote long-term value by rewarding sustained earnings growth, long-term return on shareholders’ investment and the retention of key high-performing talent. Performance shares promote value creation by rewarding executives for future increases in profitability and stock appreciation depending on the degree of achievement against pre-established 3-year goals for ROA and TSR. Restricted stock is awarded upon consideration of corporate and individual performance. These awards are designed to promote executive stock ownership and retention as the shares vest over time—with a portion held until retirement—further aligning our executives’ interests with those of our shareholders. We also require significant stock ownership from our executive officers.

Attract and Retain Highly Qualified Executives

Popular’s executive compensation program seeks to attract, motivate and retain the talent needed to successfully deliver future earnings stability and growth. Our mix of salary and performance-based short- and long-term incentives provides a competitive offering to attract the best executive talent and promote engagement and long-term career retention. In consultation with management and its independent compensation consultant, the Committee balances competitiveness and retention features, while considering individual performance, experience and qualifications, as well as market practices and Popular’s financial performance.

Ensure Effective Controls and Sound Risk Management

Our incentive design seeks to dissuade our executives from taking excessive or unnecessary risks or promoting improper sales practices and ensures sound risk management and effective controls. Popular uses a balanced approach to incentive design through short-term (cash) and long-term (equity) components, multiple performance perspectives (financial, strategic, leadership, shareholder value), and the use of threshold performance requirements and payout caps, focusing on long-term performance periods and rewards. The Corporation’s Incentive Recoupment Guideline, which applies to cash and equity-based incentives, covers financial statement restatement, materially inaccurate performance criteria and misconduct. Also, the Committee may adjust individual awards based on consideration of compliance with policies, guidelines, laws and regulations; results and follow-up of audits and examinations; and operation within Popular’s risk appetite.

40 | 2021 POPULAR, INC. PROXY STATEMENT

Compensation Components – Purpose and Key Design Features
The following key components of our compensation program, combined with strong succession and talent development initiatives, drive our ability to secure top executive-level talent over the long-term.
BASE PAY	Fixed compensation to reflect each executive’s role, contribution and performance.
FIXED	Paid in cash on a bi-weekly basis.
SHORT-TERM CASH INCENTIVE
Short-term incentive aligning performance measures with Popular’s annual goals and business strategy. Actual pay depends on the prior-year achievement of performance goals (based on Popular’s net income results, each NEO’s individual goals and leadership competencies).

VARIABLE	Paid in cash during the first quarter of each year for prior year’s performance.
LONG-TERM EQUITY INCENTIVE	Annual equity grant that rewards performance and aligns the NEOs with the interests of our shareholders. The award is granted during the first quarter of each year.
VARIABLE
Performance Shares (50%)
One-half of the target equity award consists of performance shares, with actual earned shares determined at the end of a 3-year performance period:
• 1/2 based on TSR – relative to an industry index of banks
• 1/2 based on ROA – an absolute profitability goal based on a 3-year average

Restricted Stock (50%)
One-half of the target equity award is restricted stock granted upon consideration of corporate and individual performance. Supports NEO stock ownership and retention. Shares vest 20% annually over 4 years, holding the remaining 20% to vest upon retirement.

We also provide limited perquisites to support our objective to attract and retain talent for key positions, as well as to address security concerns. We do not provide employment or change in control agreements.
2020 Executive Compensation Program and Pay Decisions
BASE SALARY
With the impact of the COVID-19 pandemic, Popular implemented several cost control initiatives, which included the cancelation in June 2020 of merit increases awarded to NEOs in March 2020. Each NEO, except for the CEO (who did not receive an increase), had received a merit increase adjustment ranging from 1.5% to 3% of base salary upon consideration of market benchmarking and individual performance. The adjustments approved and later cancelled by the Committee are outlined below:
NEO	2020 BASE SALARY(a)	% OF ADJUSTMENT (cancelled in June 2020)
IGNACIO ALVAREZ	$1,100,000	0.0%
CARLOS J. VÁZQUEZ	702,270	1.5
JAVIER D. FERRER	600,000	3.0
LIDIO V. SORIANO	520,200	1.5
ELI S. SEPÚLVEDA	468,180	1.5
(a)	Base salary for the NEOs as of December 31, 2020, after the cancellation of the merit increase adjustment.
EXECUTIVE AND DIRECTOR COMPENSATION  | 41

SHORT-TERM INCENTIVE COMPENSATION OPPORTUNITY
Popular’s short-term incentive rewards the achievement of annual financial and non-financial goals that reinforce our business strategy and priorities, as well as the demonstration of our leadership competencies. Actual payouts depend on performance and are capped at 1.5 times the target award. Pre-defined threshold levels of performance must be achieved for any payouts to be awarded.
The COVID-19 pandemic-related cost control initiatives implemented by Popular in 2020 included a 20% reduction in the regular payout opportunity tied to the Individual Annual Goals component. The table below shows the regular short-term incentive opportunities (as a percentage of base salary) with and without the aforementioned reduction, by component and in the aggregate:
SHORT-TERM INCENTIVE (STI)	% OF TARGET ACHIEVEMENT		CEO	OTHER NEOS
		% OF BASE SALARY AWARD
CORPORATE NET INCOME	Threshold (85%)		15%	10%
	Target		30	25
	Max (115%)		45	40
INDIVIDUAL ANNUAL GOALS (FINANCIAL/NON-FINANCIAL)	Threshold (85%)	Regular = Post Reduction =	25 20	20 16
	Target	Regular = Post Reduction =	50 40	40 32
	Max (115%)	Regular = Post Reduction =	75 60	60 48
LEADERSHIP	Min		0	0
	Target		20	15
	Max		30	20
TOTAL STI (as Percentage of Base Salary)	<Threshold		0	0
	Threshold	Regular = Post Reduction =	40 35	30 26
	Target	Regular = Post-Reduction =	100 90	80 72
	Max	Regular = Post Reduction =	150 135	120 108
DETERMINATION OF 2020 SHORT-TERM ANNUAL CASH INCENTIVE (PAID IN 2021)
The following table summarizes the 2020 short-term cash incentive paid to the NEOs related to the achievement of the corporate, individual and leadership goals described below.
	CORPORATE NET INCOME		INDIVIDUAL ANNUAL GOALS		LEADERSHIP		TOTAL EARNED
NEO	%OF TARGET EARNED	% OF BASE SALARY	% OF ADJ. TARGET EARNED	% OF BASE SALARY	%OF TARGET EARNED	% OF BASE SALARY	% OF REGULAR TARGET EARNED	% OF ADJ. TARGET EARNED[1]	% OF BASE SALARY	TOTAL AWARD ($)
IGNACIO ALVAREZ	54%	16%	119%	47%	150%	30%	94%	104%	94%	$1,030,370
CARLOS J. VÁZQUEZ	45	11	121	39	133	20	87	97	70	490,676
JAVIER D. FERRER	45	11	130	42	133	20	91	101	73	436,800
LIDIO V. SORIANO	45	11	117	37	133	20	86	95	69	356,493
ELI S. SEPÚLVEDA	45	11	127	41	133	20	90	100	72	336,294
1)	Total adjusted target awards as a percentage of base salary for 2020 were 90% for Mr. Alvarez and 72% for the other NEOs.
42 | 2021 POPULAR, INC. PROXY STATEMENT

CORPORATE NET INCOME COMPONENT
As previously discussed, 2020 was a challenging year, beginning with a series of devastating earthquakes in Puerto Rico, followed by the global pandemic that significantly upended our lives and economic activity in the markets in which we operate. Popular’s GAAP net income decreased from $671.1 million in 2019 to $506.6 million in 2020. We use GAAP after-tax adjusted net income, if applicable, for incentive purposes as the key financial metric for incentive compensation because we believe it best reflects the underlying performance of our ongoing operations. The Committee’s use of adjusted net income is to ensure that participants are neither rewarded nor penalized for items that are non-recurring, unusual or not indicative of ongoing operations.
In determining the 2020 after-tax adjusted net income for incentive purposes, the Committee approved adjustments related to certain non-recurring transactions, such as Popular Bank’s New York Metro branch optimization strategy, bulk mortgage loan repurchase transactions and the sale by Popular Bank of shares held in VISA, as well as incremental unbudgeted expenses incurred to support our customers, employees, and communities during the COVID-19 pandemic. These adjustments resulted in a $30.2 million net increase from GAAP net income. On this basis, our after-tax net income adjusted for incentives purposes was $536.8 million. For information about how we calculated net income for incentive compensation purposes in 2020 and prior periods, see Appendix A of this Proxy Statement.
The adjusted net income for incentive purposes of $536.8 million represented 86.2% of the 2020 target of $622.8 million, slightly above the threshold performance level of 85% of target required to earn a payout on this incentive component. As a result, our plan resulted in a modest payout on this incentive component.
LEADERSHIP COMPONENT
We believe our organization will thrive over time if our rewards recognize results and how such results are attained. This component encompasses Popular’s leadership competencies in areas such as strategic thinking, customer focus, talent management and building effective teams. The Committee determined that the NEOs exhibited outstanding leadership in 2020, demonstrating a high degree of resiliency and achieving sound financial results while effectively addressing the needs of the Corporation’s customers, employees and communities throughout the earthquakes and the pandemic. The leadership team collaborated in an exceptional manner by forming and guiding multi-functional teams to rapidly meet these challenges. These leadership capabilities enabled Popular to be extremely well positioned to maximize existing opportunities and create new ones for its continued success. Based on this, the Committee granted the maximum award on this component for 2020: 30% of base pay for Mr. Alvarez, and 20% for Messrs. Vázquez, Ferrer, Soriano and Sepúlveda.
INDIVIDUAL ANNUAL GOALS COMPONENT
In this performance component of the executive compensation program, the Committee assessed the achievements and effectiveness of each NEO against predetermined quantitative and qualitative goals related to financial performance, efficiency and milestones in key corporate strategic projects, among other factors.
The following considerations were taken into account by the Committee in determining each NEO’s annual goals component award:
Ignacio Alvarez, President & CEO	119% of adjusted target earned 47% of base salary

MAIN GOALS
•
Lead the successful execution of corporate and business strategies supporting the Corporation’s strategic pillars of Sustainable and Profitable Growth, Simplicity, Customer Focus and Fit for the Future.

•	Position the Corporation to take advantage of business opportunities in its Puerto Rico, Virgin Islands and United States markets while effectively managing risk.

CONSIDERATIONS
•
Through a challenging year marked by the Puerto Rico earthquakes and the global pandemic, our CEO led the Corporation to continue serving our customers, delivering value to our shareholders, supporting our colleagues and providing needed assistance to our communities. The Committee considered accomplishments along the following strategic pillars:

EXECUTIVE AND DIRECTOR COMPENSATION  | 43

Ignacio Alvarez, President & CEO	119% of adjusted target earned 47% of base salary
Sustainable and Profitable Growth
•
Led the attainment of sound business results in Puerto Rico, bolstered by strong deposit growth and a higher level of earning assets. Increased deposit and loan market share in Puerto Rico. Also, grew our customer base by 106,000 to reach 1.9 million customers.

•
Focused on providing relief during the pandemic to retail and small- and medium-sized commercial customers, including funding $1.4 billion under the first round of the SBA PPP loan program, benefitting 28,000 businesses and approximately 278,000 employees.

•
Delivered on commitment to increase shareholder value through the execution of a $500 million stock repurchase program, an increase in the quarterly common stock dividend to $0.40 and a $28 million preferred stock redemption.

Customer Focus
•	Adapted operations to consistently deliver essential banking services in response to the pandemic.
•	Oversaw the granting of payment moratoriums totaling $8.3 billion in the aggregate to 132,000 retail and commercial customers.
•	Guided initiatives to expand digital reach and capabilities. In Puerto Rico, 67% of total deposits were captured through digital channels (up 15 percentage points from 2019).
•	Achieved the preestablished Net Promoter Score goal in Puerto Rico and the United States as an indicator of continuous improvement in our customer experience.
Simplicity
•	Led the realignment of Popular Bank’s New York Metro branch network to focus on small- and medium-sized businesses, yielding expected annual savings of $12.3 million.
•	Directed key milestones in the multi-year initiative to transform the Corporation’s core banking and operating systems.
Fit for the Future
•	Continued progress on building a culture of productive risk management through formalizing and strengthening the first line of defense program and remediating risks.
•	Improved the Corporation’s overall cybersecurity posture and maturity level, while enabling remote work arrangements.
•	Oversaw corporate initiatives in the areas of employee well-being amid the pandemic, learning and career development, and competitive rewards.
•
Directed the establishment of Popular’s Environmental, Social and Governance (“ESG”) strategy to operate and grow in a socially and environmentally responsible way. Areas addressed included governance, reporting of key indicators and alignment of commercial credit policies.

Carlos J. Vázquez, Executive Vice President & CFO	121% of adjusted target earned 39% of base salary

MAIN GOALS
•	Manage and maintain adequate liquidity and capital resources.
•	Support asset acquisition, business growth and efficiency initiatives.
•	Implement strategic initiatives related to procurement and finance.

CONSIDERATIONS
•
Maintained robust liquidity and capital resources, throughout a year marked by the pandemic crisis and related market dislocations, ending the year with Common Equity Tier capital of 16.3%. Led the execution of the $500 million common stock repurchase program, the redemption of $28 million in preferred stock and the development of the Corporation’s updated capital plan.

•
Guided the analysis, negotiations and integration of multiple asset acquisition and business expansion initiatives, including the JetBlue co-branded credit card portfolio and insurance-related acquisitions.

•
Collaborated with the CRO on the implementation of the new Current Expected Credit Losses accounting methodology, including its incorporation in the Corporation’s capital and business strategy planning.

•
Directed key strategic initiatives related to sourcing and procurement, finance operations and expense management, driving efficiency and standardization within the core financial activities and throughout the organization. Completed the Source-to-Pay implementation in Puerto Rico, including all associated technology modules. Procurement transaction completion rates exceeded the corresponding service-level commitments.

•
Led outreach and communication efforts with existing and prospective investors, as well as analysts, to enhance investor information and improve understanding of the corporation’s condition and prospects.

44 | 2021 POPULAR, INC. PROXY STATEMENT

Javier D. Ferrer, Executive Vice President & CLO	130% of adjusted target earned 42% of base salary

MAIN GOALS
•
Support and advise management and the Board of Directors with respect to Popular’s strategic and business initiatives, including acquisitions, implementation of capital plan and other enterprise initiatives.

•	Lead and oversee the Corporation’s Legal and Corporate Strategic Planning functions; and support the Internal Audit function.
•	Improve the Legal Department’s support of, and alignment with, our business units.
•	Support Board of Director’s effectiveness, diversity, and governance processes.

CONSIDERATIONS
•	Provided strategic and legal advice on principal strategic initiatives and critical legal matters throughout the year, including commercial and regulatory aspects.
•	Promoted a culture of compliance and oversight of legal risk and lead oversight of major litigation, investigations, and regulatory matters.
•	Led improvements to legal expense management efforts, resulting in a year-over-year reduction in outside legal expenses and below-budget internal legal operating costs.
•	Drove improvements to corporate governance and enhancements to shareholder rights to sustain Popular’s success and create long-term value.
Lidio V. Soriano, Executive Vice President & CRO	117% of adjusted target earned 37% of base salary

MAIN GOALS
•	Implement the new Current Expected Credit Losses accounting methodology.
•	Implement controls to ensure the Corporation operates within defined risk appetite and related tolerances.
•	Continue enhancing Popular’s compliance, financial, operational, model validation, and credit risk programs.
•	Help build and sustain a strong culture of risk management and control.
•	Guide technology initiatives to bolster our risk management framework.
•	Enhance policies and procedures to strengthen the organization’s risk framework.

CONSIDERATIONS
•
Actively monitored key risk indicators for legal, strategic, reputational and cyber risks and managed credit, compliance, interest rate, liquidity, operational, model, and market risks to ensure compliance with the Corporation’s risk appetite.

•
Successfully implemented the Current Expected Credit Losses (“CECL”) accounting methodology, capturing and ensuring that the process reflected the changing economic environment associated with the pandemic.

•
Expanded the Corporation's Business Continuity and Disaster Recovery playbook to include the Puerto Rico earthquakes and COVID-19 pandemic, driving the Corporation's effort to continue operations during these events.

•	Implemented multiple technological enhancements to the BSA/AML (Bank Security Act / Anti-Money Laundering) framework.
•	Guided policy and procedures enhancements for new products and services, spanning the phases of evaluation, approval of concept, development, and approval to launch.
Eli S. Sepúlveda, Executive Vice President Commercial Credit Group	127% of adjusted target earned 41% of base salary

MAIN GOALS
•	Grow commercial deposits and loan portfolio.
•	Manage commercial credit quality.
•	Support strategic initiatives to improve commercial services and product offerings.
•	Provide support to Popular Bank and Popular Auto commercial businesses.

CONSIDERATIONS
•	Led efforts dedicated to SBA PPP which resulted in a total of $1.4 billion in loans to 28,000 small- and medium-sized businesses, helping secure jobs for approximately 278,000 employees.
•	Maintained stable credit quality in our commercial portfolios, yielding reduced year-over-year net charge-offs and nonperforming loans in such portfolios.
•	Supported the origination of $1.2 billion in new money transactions, excluding PPP loans. Managed a $4 billion year-over-year increase in commercial deposit average balances.
EXECUTIVE AND DIRECTOR COMPENSATION  | 45

LONG-TERM INCENTIVE COMPENSATION OPPORTUNITY
Popular’s equity incentives align our executives’ compensation with sustained long-term performance and the interests of our shareholders. Each NEO has a target long-term equity award opportunity that reflects market practice for similar roles. One-half (50%) of the target opportunity is granted as performance shares, with actual vesting (and value) based on future performance over a 3-year period (1/2 based on TSR relative to an industry index of banks with assets greater than $10 billion, and 1/2 based on an absolute 3-year simple average ROA goal). For the 2020-2022 performance cycle, the Committee selected ROA as the absolute metric (previously EPS) to better represent and reward management effectiveness at generating earnings from the Corporation’s assets. The other half (50%) is granted as restricted stock where the size of the award at grant can vary above or below target to reward prior year corporate results and individual contributions. The actual long-term incentive awards can range from zero to 1.5 times the target award. The 2020 long-term incentive opportunities (as a percentage of base salary) are presented below:
LONG-TERM INCENTIVE (LTI)	LEVEL OF ACHIEVEMENT	CEO	OTHER NEOS
		% OF BASE SALARY AWARD
EQUITY INCENTIVE - PERFORMANCE SHARES	Threshold	50%	20%
	Target	100	40
	Max	150	60
EQUITY INCENTIVE - RESTRICTED STOCK	Threshold	50	20
	Target	100	40
	Max	150	60
TOTAL LTI	<Threshold	0	0
	Threshold	100	40
	Target	200	80
	Max	300	120

CONSOLIDATED TOTAL (STI & LTI)	<Threshold	0	0
	Threshold	140	70
	Target	300	160
	Max	450	240
DETERMINATION OF 2020 LONG-TERM INCENTIVE AWARDS (GRANTED IN FEBRUARY 2020)
In February 2020, the Committee approved NEO equity grants, as follows:
PERFORMANCE SHARES
Performance shares, reflecting 50% of the target long-term equity incentive opportunity, reward our future performance and vest only if pre-defined performance goals are achieved. Awards were granted at target award level and vest three years following the grant based on actual performance during the 2020-2022 period. Two measures, weighted equally, are used to determine vesting:
•	3-year relative TSR compared to an industry index of United States banks with assets greater than $10 billion; and
•	3-year average ROA.
Each performance measure has a pre-defined threshold (minimum result for which an incentive would be payable), target and maximum (stretch) level of performance that determines vesting at the end of the 3-year period. Performance below threshold results in forfeiture of the shares allocated to the corresponding performance measure. Dividend equivalents are accrued and paid at the end of the performance period based on the actual number of shares earned. The TSR portion pays at 100% of target if Popular’s 3-year relative TSR is at the 50th percentile of the comparator group, scaling down to 50% of target if Popular’s 3-year relative TSR is at the 25th percentile. Performance below the 25th percentile results in forfeiture of allocated
46 | 2021 POPULAR, INC. PROXY STATEMENT

shares. Conversely, if Popular’s 3-year relative TSR is at or above the 75th percentile, the TSR portion pays the maximum of 150% of target. If Popular’s 3-year absolute TSR is negative, payout will be limited to a maximum of 100% of target, even if Popular’s relative positioning is above the 50th percentile.
The ROA portion sets a goal for 3-year average ROA whereby target reflects an expectation that aligns with our Board-approved budget and is deemed by the Committee as reasonable but challenging. Threshold for the 3-year period represents the minimum level of ROA that should warrant a payout. The maximum goal reflects superior performance over the 3-year period that represents stretch performance that is possible, but less likely to be achieved.
Our historical performance share payouts for the absolute metric to date have averaged 90% of the target number of shares during the last 4 performance cycles.
RESTRICTED STOCK
Restricted stock, reflecting 50% of the target equity incentive opportunity, supports executive ownership and retention. The value of awards granted may vary from zero to 1.5 times the executive’s target award based upon consideration of the prior year’s corporate and individual performance assessed by the Committee on a holistic basis. Once granted, shares vest on a pro-rata basis, with 20% vesting annually over the first 4 years and the remaining 20% vesting at retirement.
Our stock-ownership and vest-at-retirement provisions support our desire to ensure our executives own stock and are aligned with our shareholders, retain high performing executives and balance rewards with appropriate risk mitigation. The Committee granted 2020 awards above target level, recognizing each NEO’s contribution to Popular’s solid performance in 2019 with the achievement of record core earnings, positive credit quality trends, deposit and loan growth, while demonstrating strong leadership.
The Committee granted 2020 equity awards to the NEOs, based on targets (defined as percentage of base pay) with the grant date fair market value indicated in the table below. Restricted stock was granted above target upon consideration of the previously noted strong performance. The awards will vest as previously described to the extent that the corresponding service and performance conditions are met.
	RESTRICTED STOCK			PERFORMANCE SHARES			TOTAL GRANT DATE FAIR VALUE
NEO	% OF TARGET	% OF BASE PAY	$	% OF TARGET	% OF BASE PAY	$	% OF TARGET	% OF BASE PAY	$
IGNACIO ALVAREZ	140%	140%	$1,540,000	100%	100%	$1,100,000	120.0%	240%	$2,640,000
CARLOS J. VÁZQUEZ	125	50	351,135	100	40	280,908	112.5	90	632,043
JAVIER D. FERRER	125	50	300,000	100	40	240,000	112.5	90	540,000
LIDIO V. SORIANO	125	50	260,100	100	40	208,080	112.5	90	468,180
ELI S. SEPÚLVEDA	125	50	234,090	100	40	187,272	112.5	90	421,362
PERFORMANCE SHARES PAYOUT: 2018-2020 PERFORMANCE CYCLE
The Committee approved a grant of performance shares in February 2018 designed to reward performance over the 3-year performance period (2018-2020). The awards were granted at target with a potential payout ranging from 0%-150% of target, weighted 50% based on relative TSR compared to an industry index of United States banks with assets greater than $10 billion and 50% based on absolute cumulative EPS over the performance period. Results are based on a formula comparing the Corporation’s results to the pre-defined goals set in 2018. In February 2021, the Committee reviewed Popular’s 2018-2020 performance and determined the degree to which the goals were attained. The following is a summary of the payout:
EXECUTIVE AND DIRECTOR COMPENSATION  | 47

2018-2020 RELATIVE TSR (50% OF AWARD)
Popular’s final 3-year TSR of 50.8% was in the 95.8th percentile relative to the industry index of United States banks with assets greater than $10 billion. As a result, shares were earned for this component at the maximum level of achievement (>75th percentile), yielding a payout of 150% of target on this component, as outlined below:

2018-2020 ABSOLUTE EPS, AS ADJUSTED (50% OF AWARD)
According to EPS adjusted for compensation purposes for the 2018-2020 performance cycle, outlined on Appendix A of this Proxy Statement, the resulting 3-year cumulative EPS of $15.89 was above the maximum of $13.14, yielding a payout of 150% of target on this component, as outlined below.
In determining our 2020 adjusted EPS, the Committee made the same adjustments to the $506.6 million GAAP net income as described in the “Determination of Short-term Annual Cash Incentives for 2020” section, with the following exception: no adjustments were made regarding the Popular Bank New York Metro branch optimization strategy and bulk mortgage loan repurchase transactions due to the fact that the benefit of such corporate actions will be reflected in future long-term profitability results.

‘
48 | 2021 POPULAR, INC. PROXY STATEMENT

PROFIT SHARING INCENTIVE
Popular’s compensation program includes a profit-sharing component, with eligibility extended to all full-time and part-time employees. The annual contribution is determined by the Board of Directors at its discretion, considering: (i) the extent to which Popular exceeded the minimum level of 103% of budgeted after-tax net income before profit sharing in the prior year (up to a maximum of 115%), and (ii) other factors such as risk management and credit quality, and the execution of critical corporate growth and efficiency projects, among others. Awards may range up to 8% of each employee’s prior-year total cash compensation, with eligible compensation capped at $70,000. The first 4% of the contribution is payable in cash, with anything above 4% paid as a contribution by Popular to the Savings and Investment plans.
As a result of the Corporation’s 2020 net income results, no profit sharing award was approved by the Committee for 2020.
PERQUISITES AND BENEFITS
Perquisites and other executive benefits do not represent a significant portion of our executive compensation program. We do not provide employment agreements, change in control arrangements, tax gross-ups, supplemental retirement benefits or club memberships to our executives. During 2020, perquisites, such as the use of company-owned automobiles, home security (for the CEO) and personal tickets to events sponsored by Popular were offered on a limited basis to NEOs.
Governance and Assessment of Executive Compensation
ROLE OF THE TALENT AND COMPENSATION COMMITTEE
In accordance with its charter, a copy of which is available at www.popular.com, the Committee establishes Popular’s general compensation philosophy and oversees the compensation program for executive officers, including our NEOs. It also reviews and approves the overall purpose and goals of our incentive compensation system and benefits plans. In addition, the Committee oversees CEO succession planning and reviews and advises management regarding leadership succession, talent development, culture and strategies supporting diversity and inclusion.
The Committee met seven times during 2020. Furthermore, throughout the year, the Committee maintained ongoing communication with its external advisors (including its independent compensation consultant), other directors and management to discuss topics such as the COVID-19 pandemic’s impact on Popular’s operations and action plans, emerging legislative and regulatory trends and leading practices. As needed, the Committee also sought information and advice from external legal counsel on regulatory and legal aspects of executive compensation, employee benefits and board committee governance.
The Committee assesses the effectiveness of its compensation program by reviewing its strategic objectives and business plans, considering each NEO’s scope of responsibility, reviewing market reference data and assessing the relationship between pay and performance (Popular relative to its compensation peer group and executives relative to their performance goals). The Committee also evaluates whether our compensation programs meet
Popular’s goals by monitoring engagement and retention of executives, and by assessing the relationship between company and individual performance and actual payouts. Furthermore, in conjunction with the annual review of the compensation plans with the CRO, the Committee monitors and evaluates whether the design of incentive plans fosters an environment of appropriate risk-taking and sound business decisions.
The Committee may modify payments or adjust the compensation program in light of economic or business results, regulatory requirements, risk assessments or results of the annual shareholders advisory vote on executive compensation. It may also recoup previously awarded cash and equity-based incentives due to a financial statement restatement, a materially inaccurate performance metric or misconduct.
The Committee’s main activities in 2020 included:
EXECUTIVE COMPENSATION DETERMINATIONS AND GRANTS
•	Reviewed, discussed and approved 2020-2022 performance share goals with respect to TSR and ROA.
•	In early 2020, reviewed 2019 performance of executive officers (including NEOs) and approved 2019 short-term cash incentive payouts as well as 2020 equity grants.
EXECUTIVE AND DIRECTOR COMPENSATION  | 49

•	Assessed the compensation competitiveness of all NEOs and other executive officers.
•	Reviewed executive officer equity holdings and compliance with Popular’s stock ownership guidelines.
•	Received education and updates from its compensation consultant and other sources concerning regulatory developments, market trends and leading practices in executive compensation.
•	Validated the compensation peer group for future market comparisons.
GOVERNANCE
•	Discussed incentive plan risks with the CRO and management, concluding that our incentive plans and sales practices did not encourage unnecessary or excessive risk taking.
•	Evaluated the services provided by its compensation consultant.
BENEFITS
•
Reviewed cost, funding, participation and utilization trends related to Popular’s health and welfare and retirement benefits, including its on-site health center, wellness incentives and employee retirement readiness.

•	Reviewed the liability-driven investment strategy implemented for the Banco Popular de Puerto Rico Retirement Plan (the “Retirement Plan”).
OTHER
•	Reviewed executive officer development and succession planning, including for the CEO, in the event of emergency and in the ordinary course of business.
•	Examined key human resources indicators, including headcount, personnel costs, turnover and employee engagement, among others.
•	Reviewed progress in Popular’s diversity and inclusion strategy, including gender-related aspects of compensation programs.
•
Participated in periodic pandemic update discussions with management covering safety measures implemented, positivity rate trends, remote work strategies, employee morale, vaccination strategy, return-to-workplace strategy, long-term implications for work practices and initiatives geared towards customers, communities and other stakeholders.

•	Met in executive session during each Committee meeting.
Although the Committee exercises its independent judgment in reaching compensation decisions, it also utilizes the advice of the Chairman and of the CEO, as well as other key senior leaders of the Corporation. They work with the Committee to ensure that the compensation programs are aligned with Popular’s strategic objectives. They also discuss corporate strategy and business goals with the Committee and provide feedback regarding NEO performance. The CEO may not be present during voting or deliberations on his compensation.
ROLE OF THE COMPENSATION CONSULTANT
The Committee engages the services of compensation consultant Meridian Compensation Partners, LLC (“Meridian”) to serve as its independent advisor. Meridian reviews Popular’s executive compensation program competitiveness and the pay-for-performance relationship in light of competitive market practices among our peer group and applicable regulations. During 2020, Meridian attended Committee meetings and conferred on multiple occasions with the Committee Chair and various Committee members to provide updates and guidance on compensation matters. During the entire period, Meridian reported directly to the Committee regarding these matters, and the firm had no other relationship with, nor provided any other services to, Popular.
The Committee has reviewed and concluded that Meridian’s consultation services comply with the standards adopted by the SEC and by NASDAQ with regard to compensation advisor independence and conflicts of interest. The Committee will continue to monitor this compliance on an ongoing basis.
COMPENSATION INFORMATION AND PEER GROUP
The Committee periodically assesses the competitiveness of its executive pay practices through external studies conducted by Meridian, as well as through supplemental internal research based on proxies and compensation surveys (Willis Towers Watson and others). The Committee also considers executive compensation information from financial institutions in its headquarters market of Puerto Rico.
The Committee utilizes the information from internal and external analyses to assess the appropriateness of compensation levels (relative to market and performance) and considers the information when setting program guidelines, including base salary
50 | 2021 POPULAR, INC. PROXY STATEMENT

ranges, incentive targets and equity compensation. An individual’s relative compensation with respect to the peer group may vary according to his or her role, Popular’s financial performance, individual qualifications, experience and performance as assessed by the Committee.
The Committee periodically uses a peer group of comparable banks for pay and performance comparisons as well as reviews of our compensation structure and design. Entering 2020, our compensation peer group comprised the banks listed in the table below based on the Committee’s June 2019 review. Popular’s total assets were positioned near the median of the group.
PEER GROUP
ASSOCIATED BANC-CORP	NEW YORK COMMUNITY
BANKUNITED, INC.	PEOPLE’S UNITED FINANCIAL
BOK FINANCIAL CORPORATION	REGIONS FINANCIAL CORPORATION
COMERICA INCORPORATED	SIGNATURE BANK
CULLEN/FROST BANKERS INC.	STERLING BANCORP
EAST WEST BANCORP INC.	SVB FINANCIAL GROUP
FIRST HORIZON NATIONAL CORPORATION	SYNOVUS FINANCIAL CORP.
FIRST REPUBLIC BANK	UMPQUA HOLDINGS CORPORATION
HUNTINGTON BANCSHARES INC.	WEBSTER FINANCIAL CORP.
KEYCORP	ZIONS BANCORPORATION
M&T BANK CORPORATION
Assisted by Meridian, the Committee reevaluated the peer group in June 2020, for compensation decisions in 2021, to ensure it remained appropriate given consolidation and growth among the peer companies. The following banks were removed: KeyCorp and Umpqua. The following banks were added: CIT and Valley National.
Other Aspects of Our Executive Compensation Program
STOCK OWNERSHIP GUIDELINES
Our NEOs are subject to stock ownership guidelines to reinforce their commitment to creating long-term shareholder value. Within five years of appointment, the CEO must reach and subsequently retain shares equivalent to six times his base salary; the requirement for the other NEOs is three times their base salary. Any unvested performance shares are not considered to satisfy the requirement. As of February 2021, all NEOs had met the requirement or were on track to comply within the designated timeframe. In addition to this, a portion of our NEOs’ long-term equity incentives vests upon retirement, thereby reinforcing long-term risk management and alignment with shareholder interests.
INCENTIVE RECOUPMENT GUIDELINE (CLAWBACK)
The Committee has established an Incentive Recoupment Guideline covering its executive officers and other employees designated by the Committee from time to time, which provides for the recoupment of certain cash- and equity-based incentive compensation awards and payments in the event of (i) a restatement of all or a portion of Popular’s financial statements; (ii) a performance goal or metric that is determined to be materially inaccurate; or (iii) an act or omission by the covered executive that constitutes misconduct.
EQUITY AWARD GRANT PROCEDURES
The Committee adopted an Equity Award Grant Procedure to standardize the process of granting equity in accordance with applicable law and regulatory requirements and avoid the possibility or appearance of timing of equity grants for the personal benefit of executives or employees. Under these procedures, equity awards to executive officers are granted at the Committee’s first regularly scheduled meeting taking place in the month of February, and equity awards to other employees are granted on the first business day that NASDAQ is open following the second complete day of trading following the release of the Corporation’s earning results for the first quarter of the calendar year. Equity grants to certain newly hired employees or promoted individuals, including executive officers, are made on the last business day prior to the 15th
EXECUTIVE AND DIRECTOR COMPENSATION  | 51

day of each month or the last business day of each month, whichever day first follows the date on which the newly-hired individual commences providing active services to the Corporation or the promoted individual commences providing active services to the Corporation at the promoted level.
TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION
As part of its role, the Committee considers the deductibility of executive compensation under Section 162(m) of the U.S. Internal Revenue Code. The Committee is cognizant of and will continue to consider the impact of the U.S. Tax Cuts and Jobs Act of 2017, which expanded the number of individuals covered by Section 162(m) of the Internal Revenue Code and eliminated the exception for performance-based compensation (generally effective beginning for the 2018 tax year) on the Corporation’s compensation programs and design. In addition, for NEOs who are residents of Puerto Rico, compensation is deductible for income tax purposes if it meets the reasonable compensation test of the P.R. Internal Revenue Code. It is the Committee’s intention that the compensation paid to Popular’s NEOs be deductible, to the extent practicable, but the Committee reserves the ability to grant or pay compensation that is not deductible. For the fiscal year 2020, all NEOs were residents of Puerto Rico.
Risk Mitigation
Appropriate risk management is a key consideration in Popular’s daily operations and decisions. We seek to design compensation programs that do not promote improper sales practices or encourage excessive or unnecessary risk taking by employees. We share with management regular communications concerning the regulatory requirements governing sound sales and incentive practices.
The Committee conducts an annual review of incentive and sales practices risk in conjunction with the CRO. During the December 2020 Committee meeting, the CRO outlined the results of his evaluation, which covered absolute levels and year-over-year changes in number of participants and incentive award payouts, trends in customer claims and complaints, and an in-depth review of specific plans in multiple sales and support divisions. The review encompassed sales practices and the reinforcing framework of incentives, policies and procedures, monitoring and controls, customer inquiries/complaints, employee training, and feedback mechanisms. Based on the review, the CRO did not identify any incentive plans or sales practices that would encourage employees to take unnecessary or excessive risks.
In conjunction with risk management processes, the compensation programs are designed to adequately balance risks and rewards through: appropriate use of base pay, short-term incentives (cash) and long-term incentives (stock); thresholds and caps to limit payouts; mix of financial and non-financial components; link to company performance; and competitive pay practices. Furthermore, an executive’s incentive payout may be adjusted by the Committee at its discretion if results are not aligned with Popular’s risk appetite. The Committee will continue to monitor our compensation programs to ensure that they do not promote improper sales practices or inappropriate risk-taking, and that they comply with current and emerging regulations and industry leading practices.
Report of the Talent and Compensation Committee
The Talent and Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and recommended to the Board that it be included in this Proxy Statement.
Respectfully submitted,
The Talent and Compensation Committee
María Luisa Ferré, Chair
Robert Carrady
John W. Diercksen
Carlos A. Unanue
52 | 2021 POPULAR, INC. PROXY STATEMENT

2020 EXECUTIVE COMPENSATION
TABLES AND COMPENSATION
INFORMATION
Summary Compensation Table
The following table summarizes the compensation of our NEOs for the year ended December 31, 2020, which reflects the full year of the equity (stock) and non-equity (cash) components of our current executive compensation program.
NAME AND PRINCIPAL POSITION	YEAR	SALARY (a)	BONUS (b)	STOCK AWARDS (c)	NON-EQUITY INCENTIVE PLAN COMPENSATION (d)	CHANGE IN PENSION VALUE AND NONQUALIFIED DEFERRED COMPENSATION EARNINGS(e)	ALL OTHER COMPENSATION (f)	TOTAL
IGNACIO ALVAREZ President and Chief Executive Officer	2020	$1,100,000	$45,833	$2,640,000	$1,030,370	—	$15,774	$4,831,977
	2019	1,102,800	45,833	2,475,000	1,453,920	—	57,846	5,135,399
	2018	1,013,231	45,833	1,665,000	1,652,800	—	40,699	4,417,563
CARLOS J. VÁZQUEZ Executive Vice President and Chief Financial Officer	2020	705,106	29,261	632,043	490,676	109,377	20,297	1,986,760
	2019	702,951	29,261	619,650	767,361	146,046	25,862	2,291,131
	2018	686,423	28,688	540,000	763,111	—	18,041	2,036,263
JAVIER D. FERRER Executive Vice President and Chief Legal Officer	2020	604,846	25,000	540,000	436,800	—	13,152	1,619,798
	2019	596,800	25,000	504,900	658,300	—	26,704	1,811,704
	2018	559,308	23,375	440,000	623,659	—	15,605	1,661,947
LIDIO V. SORIANO Executive Vice President and Chief Risk Officer	2020	522,301	21,675	468,180	356,493	—	10,872	1,379,521
	2019	521,431	21,675	459,000	531,063	—	24,540	1,557,709
	2018	508,462	21,250	400,000	523,015	—	11,889	1,464,616
ELI S. SEPÚLVEDA Executive Vice President Commercial Credit Group, BPPR	2020	470,071	19,508	421,362	336,294	66,511	18,619	1,332,365
	2019	469,568	19,508	413,100	513,397	89,798	24,309	1,529,680
	2018	457,616	19,125	360,000	502,881	—	15,605	1,355,227
(a)
Salary differences for the NEOs between 2019 and 2020 are attributable to merit increases awarded in March 2020 and subsequently cancelled in June 2020, ranging from 1.5% to 3% of base salary. Annual base salary as of December 31, 2020 was: I. Alvarez, $1,100,000; C. Vázquez, $702,270; J. Ferrer, $600,000; L. Soriano, $520,200; and E. Sepúlveda $468,180.

(b)	Includes Popular’s customary Christmas bonus provided to its Puerto Rico-based employees, equal to 4.17% of annual base pay.
(c)
The awards reported in the “Stock Awards” column were provided in the form of restricted stock and performance shares granted on February 27, 2020. The value in the column above represents the fair value of the restricted stock and performance shares determined in accordance with FASB ASC Topic 718 based on the closing price of Popular’s common stock on the grant date ($48.61) and the probable outcome of applicable performance conditions. Refer to Note 33 to the Corporation’s consolidated financial statements included in the Corporation’s Annual Report on Form 10-K for the year ended December 31, 2020. With regard to the restricted stock, 80% of the shares will vest (i.e., no longer be subject to forfeiture) in equal annual installments over four years, and the remaining 20% will vest upon retirement. The grant date fair value of the restricted stock award is as follows: I. Alvarez, $1,540,000; C. Vázquez, $351,135; J. Ferrer, $300,000; L. Soriano, $260,100; and E. Sepúlveda $234,090.

The performance shares vest after the end of a 3-year performance cycle (2020-2022). The number of shares actually earned will depend on Popular’s achievement of goals related to: (i) TSR relative to an industry index of United States banks with assets greater than $10 billion; and (ii) an absolute 3-year simple average ROA goal. Each metric corresponds to one-half of the performance share incentive opportunity. Actual earned awards may range from 0 to 1.5 times the target opportunity based on performance. The amounts in the table reflect the target (or 100%) level of achievement, as follows: I. Alvarez, $1,100,000; C. Vázquez, $280,908; J. Ferrer, $240,000; L. Soriano, $208,080; and E. Sepúlveda $187,272. The potential maximum value for each performance shares award is as follows: I. Alvarez, $1,650,018; C. Vázquez, $421,400; J. Ferrer, $360,006; L. Soriano, $312,125; and E. Sepúlveda, $280,917.
(d)
The amounts reported in the Non-Equity Incentive Plan Compensation column reflect the amounts earned by each NEO under Popular's annual short-term incentive for the applicable performance year (which are paid in the first quarter of the following calendar year). NEOs were eligible to participate in a 2020 annual cash incentive opportunity based on the achievement of their annual corporate, business unit and individual goals. The “2020 Executive Compensation Programs and Pay Decisions” section of the Compensation Discussion and Analysis describes how the 2020 short-term incentive awards to the NEOs were determined.

(e)
No additional benefits in the defined benefit retirement and restoration plans were earned in 2020, as they have been frozen since 2009. This column contains the required accounting representation of the annual change in present value of the pension benefit as of December 31, 2020. With respect to 2018, pursuant to SEC rules, the change in present value of accrued benefits is not reflected in this table since it decreased during the year. The 2020 and 2019 increase were mainly due to a decrease in the discount rate used for measuring plan liabilities and an increase in life expectancies.

EXECUTIVE AND DIRECTOR COMPENSATION | 53

Present value for changes in pension value were determined using year-end Statement of Financial Accounting Standard Codification Topic 715, Compensation - Retirement Benefits (ASC 715) assumptions with the following exception: payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. The age to receive retirement benefits with no reductions is 55, provided the participant has completed 10 years of service. Each participating NEO has reached the aforementioned unreduced retirement eligibility.
(f)
The amounts reported in the “All Other Compensation” column reflect, for each NEO, the sum of (i) the incremental cost to Popular of all perquisites and other personal benefits with an aggregate amount greater than or equal to $10,000, (ii) the amounts contributed by Popular to the Savings and Investment Plan, (iii) the imputed cost of coverage in excess of $50,000 for group-term life insurance, and (iv) the change in value of the retiree medical insurance coverage.

To the extent that an individual’s aggregate amount of perquisites received is less than $10,000, such amounts have been excluded from the “Other Compensation” calculation, but all perquisites have been included by type in the table below.
	NON WORK-RELATED SECURITY	USE OF COMPANY-OWNED VEHICLE	OTHER(i)
IGNACIO ALVAREZ	•	•	•
CARLOS J. VÁZQUEZ		•	•
JAVIER D. FERRER		•	•
LIDIO V. SORIANO		•	•
ELI S. SEPÚLVEDA		•	•
(i)
Includes benefits provided to certain NEOs, the value of which does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by each NEO, such as personal tickets to events sponsored by Popular, and the cost of routine preventive medical examination for executives.

NAME	EMPLOYER MATCH TO SAVINGS PLAN ($)
IGNACIO ALVAREZ	$8,250
CARLOS J. VÁZQUEZ	8,250
JAVIER D. FERRER	8,250
LIDIO V. SORIANO	8,250
ELI S. SEPÚLVEDA	8,250
54 | 2021 POPULAR, INC. PROXY STATEMENT

Grants of Plan-Based Awards
The following table details all equity and non-equity plan-based awards granted to each of the NEOs during fiscal year 2020.
		Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			ALL OTHER STOCK AWARDS: NUMBER OF SHARES OF STOCK OR UNITS (#)(c)	GRANT DATE FAIR VALUE OF STOCK AND OPTION AWARDS ($)(d)
NAME	GRANT DATE	THRESHOLD ($)	TARGET ($)	MAXIMUM ($)	THRESHOLD (#)	TARGET (#)	MAXIMUM (#)
IGNACIO ALVAREZ									$2,640,000
2020 Short-Term Cash Incentive		$385,000	$990,000	$1,485,000
Restricted Stock	27-Feb-20							31,681
Performance Shares	27-Feb-20				11,315	22,630	33,944
CARLOS J. VÁZQUEZ									632,043
2020 Short-Term Cash Incentive		182,590	505,634	758,452
Restricted Stock	27-Feb-20							7,224
Performance Shares	27-Feb-20				2,890	5,779	8,669
JAVIER D. FERRER									540,000
2020 Short-Term Cash Incentive		156,000	432,000	648,000
Restricted Stock	27-Feb-20							6,172
Performance Shares	27-Feb-20				2,469	4,938	7,406
LIDIO V. SORIANO									468,180
2020 Short-Term Cash Incentive		135,252	374,544	561,816
Restricted Stock	27-Feb-20							5,351
Performance Shares	27-Feb-20				2,141	4,281	6,421
ELI S. SEPULVEDA									421,362
2020 Short-Term Cash Incentive		121,727	337,090	505,634
Restricted Stock	27-Feb-20							4,816
Performance Shares	27-Feb-20				1,927	3,853	5,779
(a)
This section includes the 2020 short-term cash incentive, based on the reduced incentive target implemented due to the COVID-19 pandemic. The amounts shown in the “Threshold” column assume that the leadership component did not meet performance “Threshold”, but the NEOs are awarded with the minimum level for the Corporation and Business Unit goals; however, these portions are not guaranteed. The actual short-term annual incentive awards for 2020 performance were as follows: I. Alvarez, $1,030,370; C. Vázquez, $490,676; J. Ferrer, $436,800; L. Soriano, $356,493; and E. Sepúlveda $336,294.

(b)
This section includes the performance shares awarded on February 27, 2020. The number of shares was determined based on the closing price of Popular’s common stock on the grant date of February 27, 2020 ($48.61). The shares will vest on the third anniversary of the grant date, subject to Popular’s achievement of certain performance goals during the performance cycle. The performance goals will be based on two performance metrics weighted equally: Total Shareholder Return and absolute simple average Return on Assets. The performance cycle is a three-year period beginning on January 1 of the calendar year of the grant date and ending on December 31 of the third year. Each performance goal will have a defined minimum threshold (i.e., minimum result for which an incentive would be earned) equal to one-half of target number of shares, target (i.e., result at which 100% of the incentive would be earned) and maximum level of performance (i.e., result at which 1.5 times the incentive target would be earned).

(c)
This section includes the restricted stock awarded on February 27, 2020; the number of shares was determined based on the closing price of Popular’s common stock on the grant date of February 27, 2020 ($48.61). The shares will vest (i.e., no longer to be subject to forfeiture) as follows: 80% will vest in equal installments on each of the first four anniversaries of the grant date and 20% will vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(d)
The value in the column above represents the fair value of the restricted stock and performance shares determined in accordance with FASB ASC Topic 718 based on the closing price of Popular’s common stock on the grant date and the probable outcome of applicable performance conditions.

EXECUTIVE AND DIRECTOR COMPENSATION | 55

Outstanding Equity Awards at Fiscal Year End
The following table sets forth certain information with respect to the value of all restricted stock and performance shares previously awarded to the NEOs (based on the closing price of Popular’s common stock as of December 31, 2020, which was $56.32).
	STOCK AWARDS
NAME	Number of Shares or Units of Stock That Have Not Vested (#)(a)	Market Value of Shares or Units of Stock That Have not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(b)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
IGNACIO ALVAREZ	99,898	$5,626,255	42,744	$2,407,342
CARLOS J. VÁZQUEZ	32,619	1,837,102	10,815	609,101
JAVIER D. FERRER	26,989	1,520,020	9,042	509,245
LIDIO V. SORIANO	24,275	1,367,168	8,012	451,236
ELI S. SEPÚLVEDA	21,202	1,194,097	7,211	406,124
(a)	Vesting dates of shares or units of stock that have not vested:
	RESTRICTED STOCK AWARDS							PERFORMANCE SHARES AWARD	TOTAL
NAME	2006(i)	2015(i)	2016(i)	2017(ii)	2018(iii)	2019(iv)	2020(v)	2018(vi)
IGNACIO ALVAREZ	—	3,113	3,518	2,735	11,270	19,482	30,688	29,092	99,898
CARLOS J. VÁZQUEZ	582	2,351	2,657	2,063	3,655	4,878	6,997	9,436	32,619
JAVIER D. FERRER	—	1,978	2,235	1,736	3,075	4,103	6,172	7,690	26,989
LIDIO V. SORIANO	—	1,799	2,032	1,578	2,795	3,730	5,351	6,990	24,275
ELI S. SEPÚLVEDA	67	1,463	1,653	1,375	2,436	3,251	4,665	6,292	21,202
(i)	The shares will vest upon termination of employment on or after age 55 and completing 10 years of service.
(ii)
80% of the shares vest in equal annual installments during the four years following the grant date (February 24, 2017) and 20% vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(iii)
80% of the shares vest in equal annual installments during the four years following the grant date (February 23, 2018) and 20% vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(iv)
80% of the shares vest in equal annual installments during the four years following the grant date (February 14, 2019) and 20% vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(v)
80% of the shares vest in equal annual installments during the four years following the grant date (February 27, 2020) and 20% vest upon retirement, defined as termination of employment after attaining age 55 with 10 years of service or age 60 with 5 years of service.

(vi)
The number of shares shown in the tables above are actual shares earned based on the degree to which the goals were attained during the 2018 - 2020 performance cycle that ended on December 31, 2020. The shares were subject to continued time-based vesting until February 25, 2021. The dividend equivalents earned as of December 31, 2020 and subject to continued time-based vesting until February 25, 2021, were as follows: I. Alvarez, 2,464 shares; C. Vázquez, 800 shares; J. Ferrer, 652 shares; L. Soriano 592 shares; and E. Sepúlveda 534 shares.

56 | 2021 POPULAR, INC. PROXY STATEMENT

(b)	Vesting dates of unearned shares, units or other rights that have not vested:
NAME	2019 PERFORMANCE SHARES AWARD(i)	2020 PERFORMANCE SHARES AWARD(ii)	TOTAL
IGNACIO ALVAREZ	20,114	22,630	42,744
CARLOS J. VÁZQUEZ	5,036	5,779	10,815
JAVIER D. FERRER	4,104	4,938	9,042
LIDIO V. SORIANO	3,731	4,281	8,012
ELI S. SEPÚLVEDA	3,358	3,853	7,211
(i)
The number of performance shares shown in the tables above is based on achievement of target performance. The shares vest on the day of the first scheduled meeting of the Committee in February 2022, subject to the Corporation’s achievement of the 2019-2021 performance goals as certified by the Committee in such meeting.

(ii)
The number of performance shares shown in the tables above is based on achievement of target performance. The shares vest on the day of the first scheduled meeting of the Committee in February 2023, subject to the Corporation’s achievement of the 2020-2022 performance goals as certified by the Committee in such meeting. Refer to Note (b) of the Grants of Plan-Based Awards Table.

Option Exercises and Stock Vested Table for 2020
The following table includes certain information with respect to the vesting of stock awards during 2020.
	STOCK AWARDS
NAME	NUMBER OF SHARES ACQUIRED ON VESTING (#)	VALUE REALIZED ON VESTING ($)(i)
IGNACIO ALVAREZ	29,259	$1,517,188
CARLOS J. VÁZQUEZ	16,906	867,656
JAVIER D. FERRER	13,163	677,267
LIDIO V. SORIANO	11,967	615,732
ELI S. SEPÚLVEDA	11,134	547,060
(i)	Value represents the number of shares that vested multiplied by the closing market value of our common stock on the applicable vesting dates.
EXECUTIVE AND DIRECTOR COMPENSATION | 57

Post-Termination Compensation
PENSION AND RETIREMENT BENEFITS
Popular offers comprehensive retirement benefits to all eligible employees, including NEOs, as summarized below:
PENSION BENEFITS
The following table sets forth certain information with respect to the value of Pension Benefits accrued as of December 31, 2020 under Popular’s pension plans for the NEOs eligible to participate in such plans. Messrs. Alvarez, Ferrer and Soriano are not eligible to participate in the Retirement Plan or the Restoration Plans.
NAME	PLAN NAME	Number of Years of Credited Service Through April 30, 2009	Present Value of Accumulated Benefit ($)(a)	Payments During Last Fiscal Year ($)
CARLOS J. VÁZQUEZ	Retirement Plan	8.750	$386,992	—
	Restoration Plan		1,023,665
ELI S. SEPÚLVEDA	Retirement Plan	17.583	811,919	—
	Restoration Plan		—
(a)
This column represents the present value of all future expected pension benefit payments. Values were determined using year-end ASC 715 assumptions with the exception that payments are assumed to begin at the earliest possible retirement date at which benefits are unreduced. Each participating NEO has reached the aforementioned unreduced retirement eligibility. Normal retirement is upon reaching age 65 and completing 5 years of service. The normal retirement benefit is equal to the sum of (a) 1.10% of the average final compensation multiplied by the years of credit up to a maximum of 10 years, plus (b) 1.45% for each additional year of credit up to a maximum of 20 additional years. Participants become eligible for early retirement upon the earlier of: (a) attainment of age 50 with sum of age and years of service equal or greater than 75 or (b) attainment of age 55 with 10 or more years of service.

Retirement Plan. The Retirement Plan is a defined benefit pension plan that is tax-qualified under the Puerto Rico Internal Revenue Code and the United States Internal Revenue Code and is subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The plan was frozen with regard to all future benefit accruals after April 30, 2009. The Retirement Plan’s benefit formula is based on a percentage of average final compensation and years of service. Normal retirement age under the Retirement Plan is age 65 with 5 years of service.
Restoration Plans. Popular has adopted two non-United States tax qualified benefit restoration plans (“Restoration Plans”), which are designed to restore benefits that would otherwise have been received by an eligible employee under the Retirement Plan but for the limitations imposed by the United States Internal Revenue Code. The Restoration Plans do not offer credit for years of service not actually worked, preferential benefit formulas or accelerated vesting of pension benefits, beyond the provisions of the Retirement Plan. The restoration benefits of employees who are residents of Puerto Rico are funded through a pension trust that is qualified under the Puerto Rico Internal Revenue Code. In addition, BPPR maintains an irrevocable “rabbi” trust as a source of funds for payment of benefit restoration liabilities to all non-Puerto Rico resident participants.
SAVINGS AND INVESTMENT PLANS
Puerto Rico Savings and Investment Plan. The Popular, Inc. Puerto Rico Savings and Investment Plan is tax-qualified under the Puerto Rico Internal Revenue Code of 2011, as amended. It allows eligible Puerto Rico-based employees to defer a portion of their eligible annual cash compensation on a pre-tax or after-tax basis, subject to the maximum amount permitted by applicable tax laws.
USA Savings and Investment Plan. The Popular, Inc. 401(k) USA Savings and Investment Plan is a United States tax-qualified plan that permits eligible United States based employees to defer a portion of their eligible annual cash compensation on a pre-tax basis, subject to the maximum amount permitted by applicable tax laws.
Matching contribution to the Savings and Investment Plans. Popular matched 50% of employee pre-tax contributions up to eight percent of the participant’s cash compensation through June 2020. As part of the COVID-19 pandemic related cost control initiatives, the Corporation match limit was reduced to six percent of the participant’s cash compensation effective in July 2020.
58 | 2021 POPULAR, INC. PROXY STATEMENT

NON-QUALIFIED DEFERRED COMPENSATION
The following table shows nonqualified deferred compensation activity and balances attributable to NEOs who participate in the corresponding plan. Currently, Mr. Soriano does not participate under the plan and is, therefore, not listed in the table below.
Name	NEO Contribution in Last FY 2020 (a)	Registrant Contribution in Last FY (2020)	Aggregate Earnings in Last FY (2020) (b)	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE (12/31/2020)
IGNACIO ALVAREZ	$484,938	—	$134,638	—	$953,046
CARLOS J. VÁZQUEZ	110,342	—	64,124	—	537,454
JAVIER D. FERRER	253,378	—	81,906	—	459,684
ELI S. SEPÚLVEDA	115,982	—	54,533	—	352,395
(a)	Amounts reported in this column are included in the Salary column of the Summary Compensation Table.
(b)
Based on notional earnings and losses from notional investments made by participants in a slate of investment options available under the plan. As such, said earnings are not included as compensation in the Summary Compensation Table.

Puerto Rico Nonqualified Deferred Compensation Plan. The Popular, Inc. Puerto Rico Nonqualified Deferred Compensation Plan allows certain management or highly compensated Puerto Rico-based employees to defer receipt of a portion of their annual cash compensation in excess of the amounts allowed to be deferred under the Popular, Inc. Puerto Rico Savings and Investment Plan. Participants are fully vested in their deferrals at all times. The plan is not tax-qualified and is unfunded.
Benefits are normally distributed upon termination of employment, death, or disability. Withdrawals during participant’s service are allowed due to financial hardship and post-secondary education. During 2020, Messrs. Alvarez, Vázquez, Ferrer, and Sepúlveda participated in this plan.
Popular North America, Inc. Deferral Plan. The Popular North America, Inc. (“PNA”) Deferral Plan is an unfunded plan of deferred compensation for a select group of management or highly compensated employees of PNA or its subsidiaries. Under this plan, participants may elect to defer a portion of their annual cash compensation. The PNA Deferral Plan is not tax-qualified and is unfunded.
Benefits are normally distributed upon termination of employment, death, or disability. Withdrawals during participant’s service are allowed due to financial hardship and post-secondary education. The Puerto Rico and North America deferral plans maintain irrevocable “rabbi” trusts as a source of funds for payment of deferred compensation obligations to participants.
POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL
No Employment or Change in Control Agreements; No Gross-ups. Popular does not have any employment or change in control agreements with our NEOs and does not provide for any tax gross-ups.
2020 Omnibus Plan. On May 12, 2020, the shareholders of the Corporation adopted the Popular, Inc. 2020 Omnibus Incentive Plan (the “2020 Omnibus Plan”) which provides for cash and equity-based compensation incentives for the Corporation’s executives and employees. Upon the adoption of the 2020 Omnibus Plan, no new awards are made under the Popular, Inc. 2004 Omnibus Incentive Plan, the Corporation’s previous incentive plan (the “2004 Omnibus Plan”). The 2004 Omnibus Plan continues to govern awards outstanding under the 2004 Omnibus Plan. Both the 2020 Omnibus Plan and the 2004 Omnibus Plan contain provisions governing change in control with respect to outstanding equity awards. The terms of the 2020 and 2004 Omnibus Plans, provide for “double-trigger” vesting in the event of a change in control, which means that awards subject to time-based vesting will only vest if the holder’s employment is terminated without Cause, or if the holder terminates employment for Good Reason (each as defined in the 2020 and 2004 Omnibus Plans) within two years after a change in control. Except as otherwise set forth in an award agreement, awards subject to performance-based vesting will be deemed earned at the greater of target or actual performance through the change in control date (or if no target level is specified, the maximum level) and will be subject to time-based vesting through the end of the original performance cycle for each such award, subject to accelerated vesting on a termination without Cause or for Good Reason within two years after the change in control. Awards granted before April 30, 2013 under the 2004 Omnibus Plan are generally subject to a single trigger requirement for accelerated vesting in the event of a change in control. Under the 2020 Omnibus Plan, a change in control generally occurs: (i) if, during any period of two years or less, the individuals of the Board of Directors of the Corporation cease to constitute a majority of the Board; (ii) if any person is or becomes a beneficial owner of securities of the Corporation
EXECUTIVE AND DIRECTOR COMPENSATION | 59

representing 30% or more of the combined voting power of the Corporation’s then-outstanding securities eligible to vote for the election of the Board; (iii) upon the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Corporation that requires the approval of the Corporation’s shareholders, except in certain circumstances; (iv) upon the consummation of a sale of all or substantially all of the Corporation’s assets; or (v) if the Corporation’s shareholders approve a plan of complete liquidation or dissolution of the Corporation.
Puerto Rico Statutory Severance. Under Puerto Rico law, if any employee hired prior to January 26, 2017 (including all of our NEOs) is terminated from employment without “just cause”, as defined by Puerto Rico Law No. 80 of May 30, 1976 (“Law 80”), the employee is entitled to statutory severance, which is calculated as follows: (i) employees with less than five years of employment—two months of compensation plus an additional one week of compensation per year of service; (ii) employees with five through fifteen years of employment—three months of compensation plus two weeks of compensation per year of service; (iii) employees with more than fifteen years of employment— six months of compensation plus three weeks of compensation per year of service.
The following table and footnotes describe certain potential payments that each NEO would receive upon termination of employment or a change in control as of December 31, 2020. The table does not include:
•	Compensation or benefits previously earned by the NEO or equity awards that are fully vested, including benefits under the Savings and Investment Plans described above;
•	The value of pension benefits that are disclosed in the Pension Benefits table above;
•	The amounts payable under deferred compensation plans that are disclosed in the Nonqualified Deferred Compensation Plan table above; and
•	The severance amounts payable under Law 80.
		Long-Term Incentive Plan ($)(b)
Name and Termination Scenarios(a)	Total ($)	Restricted Stock	Performance Shares
IGNACIO ALVAREZ
Retirement(c)	$5,626,255	$5,626,255	$—
Death & Disability	8,033,597	5,626,255	2,407,342
Change in Control(d)	8,033,597	5,626,255	2,407,342
Resignation(e)	5,626,255	5,626,255	—
Termination With Cause	—	—	—
Termination Without Cause(e)	6,806,309	5,626,255	1,180,054
CARLOS J. VÁZQUEZ
Retirement(c)	1,837,102	1,837,102	—
Death & Disability	2,446,203	1,837,102	609,101
Change in Control(d)	2,446,203	1,837,102	609,101
Resignation(e)	1,837,102	1,837,102	—
Termination With Cause	—	—	—
Termination Without Cause(e)	2,134,678	1,837,102	297,576
JAVIER D. FERRER
Retirement(c)	—	—	—
Death & Disability	2,029,265	1,520,020	509,245
Change in Control(d)	2,029,265	1,520,020	509,245
Resignation(e)	—	—	—
Termination With Cause	—	—	—
Termination Without Cause(e)	1,407,708	1,160,914	246,794
60 | 2021 POPULAR, INC. PROXY STATEMENT

		Long-Term Incentive Plan ($)(b)
Name and Termination Scenarios(a)	Total ($)	Restricted Stock	Performance Shares
LIDIO V. SORIANO
Retirement(c)	—	—	—
Death & Disability	1,818,404	1,367,168	451,236
Change in Control(d)	1,818,404	1,367,168	451,236
Resignation(e)	—	—	—
Termination With Cause	—	—	—
Termination Without Cause(e)	1,170,917	950,462	220,455
ELI S. SEPÚLVEDA
Retirement(c)	1,194,097	1,194,097	—
Death & Disability	1,600,221	1,194,097	406,124
Change in Control(d)	1,600,221	1,194,097	406,124
Resignation(e)	1,194,097	1,194,097	—
Termination With Cause	—	—	—
Termination Without Cause(e)	1,392,512	1,194,097	198,415
(a)	The annual performance incentive is not guaranteed; therefore, if termination of employment takes place before the date the award is paid, the NEO would not be entitled to receive the award.
(b)
Values of equity grants are based on $56.32, the closing price of Popular’s common stock as of December 31, 2020. Amounts paid with respect to incentive awards granted after September 25, 2014 are subject to clawback based on Popular’s Incentive Recoupment Guideline, as previously discussed in the “Other Aspects of Our Executive Compensation Program” section. Termination provisions based on type of termination prior to vesting are detailed in the table below. The termination provisions identified in the table below as Become Vested and Prorated Vesting, entail a lump sum payment by the Corporation. The termination provision identified as Contingent Vesting, entails a payment by the Corporation at the end of the performance cycle.

	Regular Restricted Stock	Performance Shares
Retirement	Become Vested	Contingent Vesting
Death & Disability	Become Vested	Become Vested
Change in Control	Become Vested	Become Vested
Resignation	Forfeiture	Forfeiture
Termination With Cause	Forfeiture	Forfeiture
Termination Without Cause	Prorated Vesting	Prorated Vesting
(c)
For grants prior to January 2014, retirement is defined as termination of employment on or after attaining age 55 and completing 10 years of service (except when termination is for cause). For grants after January 2014, the retirement definition was modified to be termination of employment on or after attaining the earlier of: (x) age 55 and completing 10 years of service, or (y) age 60 and 5 years of service (except when termination is for cause).

(d)
Outstanding awards granted in 2006 are subject to a single trigger requirement for accelerated vesting in the event of change in control. Outstanding awards granted since 2015 are subject to double trigger in the event of a change in control. The following amounts are subject to single trigger: C. Vázquez, $32,778 and E. Sepúlveda $3,773. The following amounts are subject to double trigger: I. Alvarez, $8,033,597; C. Vázquez, $2,413,425; J. Ferrer, $2,029,266; L. Soriano, $1,818,404; and E. Sepúlveda $1,596,447.

(e)	For I. Alvarez, C. Vázquez, and E. Sepúlveda with respect to restricted stock, any resignation or termination without cause would be considered retirement since they are retirement eligible.
EXECUTIVE AND DIRECTOR COMPENSATION | 61

CEO Pay Ratio
The table below sets forth comparative information regarding (A) the 2020 annual total compensation of Mr. Alvarez, our current President and CEO, (B) the 2020 annual total compensation of our median employee identified in 2019 (this median employee was first used to determine the CEO pay ratio included in the Corporation’s 2020 Proxy Statement), and (C) the ratio of our CEO’s 2020 annual total compensation compared to the 2020 annual total compensation of our median employee. For 2020, the ratio of Mr. Alvarez’s 2020 annual total compensation to the 2020 annual total compensation of our median employee was approximately 134 to 1.
CEO 2020 annual total compensation (A)	$4,831,977
Median employee 2020 annual total compensation (B)	$36,015
Ratio of (A) to (B)	134:1
To identify the median employee in 2019, compensation data was gathered for our entire employee population as of December 31, 2019, excluding our President and CEO. We used total 2019 earned compensation (salary, incentives, and commissions) as the compensation measure that best reflects the compensation of all our employees.
In accordance with SEC rules, after identifying our median employee, the 2020 annual total compensation of the median employee and our President and CEO were determined using the same methodology that we use to determine our named executive officers’ annual total compensation for the Summary Compensation Table in this Proxy Statement.
62 | 2021 POPULAR, INC. PROXY STATEMENT

COMPENSATION OF NON-EMPLOYEE DIRECTORS
Compensation of Directors
The Corporate Governance and Nominating Committee has primary responsibility for reviewing and recommending director compensation levels, subject to approval by the full Board. In making its recommendations, the committee reviews the Board’s responsibilities and the compensation practices of our peers. During 2018, the Corporate Governance and Nominating Committee engaged Meridian Compensation Partners, LLC, to perform an analysis of the Corporation’s non-employee director compensation. Compensation was compared to the peer group used for executive compensation benchmarking, all publicly traded companies similar in asset size to the Corporation. After considering peer practices and various compensation structures and upon recommendation of the Corporate Governance and Nominating Committee, in September 2018, the Board unanimously approved a revised director compensation program which became effective on the date of the 2019 annual meeting of shareholders.
Under the revised program, all retainers are paid in either cash or equity, at the director’s election. Similarly, all equity awards granted to the director may be paid in either common stock or restricted stock units under the Corporation’s omnibus incentive plan. All equity awards will vest and become non-forfeitable on the grant date of such award. At the director’s option, the shares of common stock underlying the restricted stock unit award are delivered to the director either on the 15th day of August immediately following the date of retirement of the director or in equal annual installments on each 15th of August of the 1st, 2nd, 3rd, 4th and 5th year after the date of retirement of the director. To the extent that cash dividends are paid on the Corporation’s outstanding common stock, the director will receive an additional number of restricted stock units that reflect reinvested dividend equivalents.
Popular reimburses directors for travel expenses incurred in connection with attending Board, committee and shareholder meetings, participating in continuing director education programs and for other Popular-related business expenses, including the travel expenses of spouses if they are specifically invited to attend the event for appropriate business purposes.
On July 1, 2019, after serving two years as Executive Chairman and 26 years as Chief Executive Officer of the Corporation, Mr. Carrión transitioned into service as non-executive Chairman of the Board. Upon Mr. Carrión’s transition, the Corporate Governance and Nominating Committee approved a compensation structure for Mr. Carrión in his role as non-executive chairman. Such compensation structure was determined after considering peer practices, the Chairman’s additional significant responsibilities and required time commitment, as well as the contributions that Mr. Carrión brings to the Board due to his experience and leadership in, and knowledge of, the financial services industry, the Corporation, its business and markets. The compensation program for the Chairman of the Board consists of an annual chairman retainer (payable either in cash or equity, at the chairman’s option), as well as the regular non-employee director compensation described herein.
The following table summarizes the compensation program for non-management directors in effect during 2020:
2020 COMPENSATION PROGRAM
Compensation	Amount
Equity Grant	$125,000
Retainer	75,000
Additional Retainers
Chairman Retainer	$150,000
Lead Director Equity Grant	25,000
Audit and Risk Committee Chair Retainer	20,000
Talent and Compensation and Corporate Governance and Nominating Committee Chair Retainer	15,000
The compensation program corresponds to the 12-month period that commences on the date of the annual meeting of shareholders.
EXECUTIVE AND DIRECTOR COMPENSATION | 63

2020 Non-Employee Director Summary Compensation Table
The following table provides a summary of the compensation awarded to Popular’s non-employee directors during 2020.
Name	Fees Earned or Paid in Cash ($)(a)	Stock Awards ($)(b)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)(c)	Total ($)
Joaquín E. Bacardí, III	$75,000	$131,314	—	—	—	—	$206,314
Alejandro M. Ballester	90,000	131,314	—	—	—	—	221,314
Robert Carrady	—	209,989	—	—	—	—	209,989
Richard L. Carrión	225,000	130,809	—	—	—	111,265	467,074
John W. Diercksen(d)	—	265,772	—	—	—	—	265,772
María Luisa Ferré	90,000	131,314	—	—	—	—	221,314
C. Kim Goodwin	95,000	131,314	—	—	—	—	226,314
Myrna M. Soto	—	209,989	—	—	—	—	209,989
Carlos A. Unanue	—	209,989	—	—	—	—	209,989
(a)
Represents the cash value of the $75,000 annual retainer for all directors, the $150,000 Chairman retainer for Mr. Carrión and the Committee Chair retainers for Mr. Ballester and Mss. Goodwin and Ferré who elected to receive the Committee Chair retainers in cash.

(b)
Represents the award of restricted stock units granted to non-employee directors during 2020 under the Popular’s 2020 Omnibus Incentive Plan with a grant date fair value determined in accordance with FASB ASC Topic 718. The awards reported in this column include the annual equity grant of $125,000 and the awards of restricted stock units granted to each director as dividend equivalents with a grant date fair value as follows: Mr. Bacardí, $6,314; Mr. Ballester $6,314; Mr. Carrady, $9,989; Mr. Carrión, $5,809, Mr. Diercksen, $11,755; Ms. Ferré, $6,314; Ms. Goodwin, $6,314; Ms. Soto, $9,989 and Mr. Unanue, $9,989. In the case of Messrs. Carrady, Diercksen, Unanue and Ms. Soto, the amounts also include the $75,000 annual retainer which they elected to receive in restricted stock units instead of cash. The amounts for Mr. Diercksen also include the Lead Director Equity Grant and the Audit Committee Chair retainer.

The following represents the restricted stock units granted to each director during 2020 under Popular’s 2020 Omnibus Incentive Plan: Mr. Bacardí, 3,543; Mr. Ballester, 3,543; Mr. Carrady, 5,668; Mr. Carríon, 3,543; Mr. Diercksen, 7,095; Ms. Ferré, 3,543; Ms. Goodwin, 3,543; Ms. Soto, 5,668, and Mr. Unanue, 5,668. The following amounts represent the restricted stock units granted to each director as dividend equivalents as of December 31, 2020: Mr. Bacardí, 169; Mr. Ballester, 169; Mr. Carrady, 268; Mr. Carrión, 156; Mr. Diercksen, 316; Ms. Ferré, 169; Ms. Goodwin, 169; Ms. Soto, 268; and Mr. Unanue, 268.

(c)
The amounts reported in the “All Other Compensation” column reflect the sum of the incremental cost to Popular of all perquisites and other personal benefits with an aggregate amount greater than or equal to $10,000 provided to Mr. Carrión during 2020. Mr. Carrión’s aggregate amount of perquisites and personal benefits include: (i) $88,474 for the implied cost to Popular for a company-owned New York city apartment used by Mr. Carrión during 2020 for business and non-business matters. The cost for the use of the company-owned apartment is based on the annual estimated market rental value in accordance with the New York City Department of Finance 2020 Notice of Property Value and the utility expenses incurred during 2020; (ii) $20,955 for the implied costs for the use of a company-owned vehicle during 2020. The costs for the use of the company-owned vehicle is based on the estimated depreciation, maintenance and insurance costs related to the use of the vehicle during 2020; and (iii) access to the Corporation’s wellness center, the value of which does not exceed the greater of $25,000 or 10% of the total amount of perquisites received by Mr. Carrión during 2020, which is available to all former employees of the Corporation who currently serve on the board of directors of the Corporation or of any of its affiliates. These perquisites and personal benefits are consistent with the perquisites and benefits that Mr. Carrion recieved in his prior role as Executive Chairman.

(d)
Mr. Diercksen was appointed lead director of the Corporation effective December 31, 2019. For the period commencing on January 1, 2020 and ending on the day before the 2020 annual shareholder’s meeting, Mr. Diercksen was awarded a pro-rated lead director grant equal to $9,017, which Mr. Diercksen elected to receive in restricted stock units instead of cash. As a result, on January 14, 2020, Mr. Diercksen received 152 restricted stock units.

Director Stock Ownership Requirements
Each non-employee director must own common stock with a dollar value equal to five times his or her annual retainer. Non-employee directors are required to achieve that ownership level within three years of being named or elected as a director.
Pledging of common stock as collateral for loans or in margin accounts is prohibited. Each director and nominee for director is currently in compliance with his or her common stock ownership requirements.
64 | 2021 POPULAR, INC. PROXY STATEMENT

IV	SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
BENEFICIAL OWNERSHIP
Shares Beneficially Owned by Directors and Executive Officers
The following table sets forth the beneficial ownership of Popular’s common stock as of March 12, 2021 for each director and nominee for director and each NEO, and by all directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group.
COMMON STOCK
Name	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Joaquín E. Bacardí, III	30,650	*
Alejandro M. Ballester	57,394(3)	*
Robert Carrady	5,862(4)	*
Richard L. Carrión	307,679(5)	*
John W. Diercksen	22,997	*
María Luisa Ferré	49,928(6)	*
C. Kim Goodwin	48,812	*
Myrna M. Soto	2,951	*
Carlos A. Unanue	134,166(7)	*
Ignacio Alvarez	191,918(8)	*
Javier D. Ferrer	54,378(9)	*
Lidio V. Soriano	81,659	*
Carlos J. Vázquez	129,736(10)	*
Eli S. Sepúlveda	42,969	*
All directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group (22 persons in total)	1,429,486	1.69%
(1)
For purposes of the table above, “beneficial ownership” is determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934 as amended (the “1934 Act”), pursuant to which a person or group of persons is deemed to have “beneficial ownership” of a security if that person has the right to acquire beneficial ownership of such security within 60 days. Also, it includes shares of common stock granted under Popular’s 2004 and 2020 Omnibus Incentive Plans, subject to transferability restrictions and/or forfeiture upon failure to meet vesting conditions, as follows: Mr. Bacardí, 20,756; Mr. Ballester, 21,606; Mr. Carrady, 1,052; Mr. Diercksen, 20,702; Ms. Ferré, 34,400; Ms. Goodwin, 34,692; Ms. Soto, 2,765; Mr. Unanue, 36,657; Mr. Alvarez, 73,602; Mr. Ferrer, 18,698; Mr. Sepúlveda, 14,351; Mr. Soriano,16,640; and Mr. Vázquez, 22,343, which represent in the aggregate 410,734 shares for all directors, NEOs, executive officers and the Principal Accounting Officer and Comptroller as a group.

The table above does not include restricted stock units awarded to non-employee directors as part of their compensation since they are not deemed to be beneficially owned by the directors in accordance with Rule 13d-3 of the 1934 Act. Restricted stock units vest immediately upon their grant and are converted into an equivalent number of shares of common stock and delivered to the director, at his or her election, in a lump sum on the 15th of August following the date of termination of service as director, or in five equal annual installments on each 15th of August of the first five years following the date of termination of service as director. The following represents the restricted stock units granted to each director as of March 12, 2021 under Popular’s 2004 and 2020 Omnibus Incentive Plans: Mr. Bacardí, 5,946; Mr. Ballester, 5,946; Mr. Carrady, 9,508; Mr. Carrión, 5,600; Mr. Diercksen, 11,347; Ms. Ferré, 5,946; Ms. Goodwin, 5,946; Ms. Soto, 9,508, and Mr. Unanue, 9,508.

(2)	“*” indicates ownership of less than 1% of the outstanding shares of common stock. As of March 12, 2021, there were 84,378,641 shares of common stock outstanding.
(3)	Includes 846 shares owned by Mr. Ballester’s children.
(4)	Includes 2,750 shares owned by Plaza Escorial Cinemas Corp. in which Mr. Carrady has an ownership interest of 62.5%.
(5)
Mr. Carrión has indirect investment power over 214 shares held by the estate of Mr. Carrion’s deceased spouse. Mr. Carrión has approximately a 22.014% ownership interest in Junior Investment Corporation, a family investment vehicle, which owns 338,275 shares, of which 74,467 are included in the table as part of Mr. Carrión’s holdings.

(6)	Includes 13,541 shares owned by The Luis A. Ferré Foundation, over which Ms. Ferré has indirect investment and voting power.
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT  | 65

(7)
Includes 75,731 shares held by Mr. Unanue’s mother, over which Mr. Unanue disclaims beneficial ownership. Mr. Unanue has an 8.33% interest in Island Can Corporation, of which he is General Manager, and which owns 64,000 shares, of which 5,331 are included in the table as part of Mr. Unanue’s holdings and over which he disclaims beneficial ownership.

(8)	Includes 7,482 shares owned by Mr. Alvarez’s son over which he disclaims beneficial ownership.
(9)	Includes 1,167 shares owned by Mr. Ferrer’s wife over which he disclaims beneficial ownership.
(10)	Includes 468 shares held by a family member, over which Mr. Vázquez has investment authority.
Principal Shareholders
The following table presents certain information as of December 31, 2020, with respect to any person, including any “group”, as that term is used in Section 13(d)(3) of the 1934 Act, who is known by Popular to beneficially own more than five percent (5%) of its outstanding common stock.
Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Class
The Vanguard Group(2) 100 Vanguard Blvd. Malvern, PA 19355	7,801,375	9.26%
T. Rowe Price Associates, Inc.(3) 100 E. Pratt Street Baltimore, MD 21202	5,308,512	6.30%
(1)	For purposes of this table, “beneficial ownership” is determined in accordance with Rule 13d-3 under the 1934 Act.
(2)
Based solely on information contained in a Schedule 13G/A filed with the SEC on February 10, 2021 by The Vanguard Group reflecting its common stock holdings as of December 31, 2020. The Vanguard Group indicates that it has no sole voting power with respect to any shares of Popular’s common stock, shared voting power with respect to 63,385 shares of Popular’s common stock, sole dispositive power with respect to 7,667,065 shares of Popular’s common stock, and shared dispositive power with respect to 134,310 shares of Popular’s common stock.

(3)
Based solely on information contained in a Schedule 13G filed with the SEC on February 16, 2021 by T. Rowe Price Associates, Inc. reflecting its common stock holdings as of December 31, 2020. T. Rowe Price Associates indicates that it has sole voting power with respect to 1,665,440 shares of Popular’s common stock, no shared voting power with respect to any shares of Popular’s common stock, sole dispositive power with respect to 5,308,512 shares of Popular’s common stock, and no shared dispositive power with respect to any shares of Popular’s common stock.

Delinquent Section 16(a) Reports
Section 16(a) of the 1934 Act requires Popular’s directors and executive officers to file with the SEC reports of ownership and changes in ownership of common stock and other equity securities. Officers and directors are required by SEC regulations to furnish Popular with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such reports furnished to Popular or written representations that no other reports were required, Popular believes that, with respect to 2020, all filing requirements applicable to its officers and directors were satisfied.
66 | 2021 POPULAR, INC. PROXY STATEMENT

V	PROPOSALS
PROPOSAL 1:
Election of Directors
At the 2020 Annual Meeting of Shareholders, our shareholders approved an amendment to the Corporation’s Restated Certificate of Incorporation (the “Certificate of Incorporation”) to declassify the Board of Directors by the 2023 annual meeting of shareholders. Our Board of Directors is composed of such number of directors as established from time to time by the Board. Until our existing classified Board of Directors structure is fully phased out beginning with the 2023 annual meeting, the Board will be divided into three classes as nearly equal in number as possible, with each class having at least three members.
Commencing with the 2021 annual meeting of shareholders, one-third of the members of the Corporation’s Board of Directors (“Class 1”) will be elected for a term expiring at the 2022 annual meeting of shareholders. At the 2022 annual meeting, two-thirds of the members of the Corporation’s Board of Directors (“Class 1” and “Class 2”) will be elected for a term expiring at the 2023 annual meeting of shareholders. Then, at the 2023 annual meeting of shareholders and thereafter, all directors will be elected annually for a term expiring at the next annual meeting.
At this year’s annual meeting, three directors assigned to “Class 1” will be elected to serve until the 2022 annual meeting of shareholders or until their respective successors are duly elected and qualified. All nominees are currently serving on the Board. The persons named as proxies have advised Popular that, unless otherwise instructed, they intend to vote at the meeting the shares covered by the proxies “FOR” the election of the three nominees, and that if any one or more of such nominees should become unavailable for election they intend to vote such shares “FOR” the election of such substitute nominees as the Board may propose. Popular has no knowledge that any nominee will become unavailable for election.
The Certificate of Incorporation requires that each director receive a majority of the votes cast by shareholders in person or by proxy and entitled to vote. The number of shares voted “FOR” a director nominee must exceed the number of votes cast “AGAINST” that nominee). If an incumbent director is not elected by a majority of the shares represented at the annual meeting, Puerto Rico corporation law provides that the director continues to serve on the Board as a “holdover director.” Under Our Amended and Restated By-Laws and Corporate Governance Guidelines, an incumbent director who is not elected by a majority of the votes cast must tender his or her resignation to the Board. In that situation, Popular’s Corporate Governance and Nominating Committee would make a recommendation to the Board about whether to accept or reject the resignation, or whether to take other action. The Board would act on the Corporate Governance and Nominating Committee’s recommendation and publicly disclose its decision.
The “Class 1” nominees for election as director at the 2021 Annual Meeting of Shareholders are: Alejandro M. Ballester, Richard L. Carrión and Carlos A. Unanue. Refer to the “Nominees for Election as Directors and Other Directors” section of this Proxy Statement for information on each director’s experience and qualifications.
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” EACH NOMINEE TO THE BOARD
PROPOSALS | 67

PROPOSAL 2:
Advisory Vote to Approve Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require a separate, nonbinding “say on pay” shareholder vote to approve the compensation of executives. The compensation paid to our NEOs and Popular’s overall executive compensation policies and procedures are described in the “Compensation Discussion and Analysis” section and the tabular disclosure, together with the accompanying narrative disclosure, in this Proxy Statement.
This proposal gives you, as a shareholder, the opportunity to endorse or not endorse the compensation paid to Popular’s NEOs through the following resolution.
“RESOLVED, that the shareholders of Popular approve the compensation of our named executive officers as disclosed in the Compensation Discussion and Analysis Section and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”
While this vote is currently held on an annual basis, its frequency is subject to a separate advisory vote, to be held at least once every six years, to determine if the “say on pay” vote should take place in intervals of one, two or three years. Because the last vote regarding the frequency of such advisory vote was held in 2015, shareholders will have the opportunity at this year’s annual meeting to vote, in an advisory basis, regarding the frequency of future “say on pay” votes (see “Proposal 3: Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation” section of this Proxy Statement”).
Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. However, the Talent and Compensation Committee will consider the outcome of the vote when evaluating the effectiveness of our compensation policies and procedures and in connection with its future executive compensation determinations.
The approval of the advisory vote on executive compensation requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on the matter. At our annual shareholders’ meeting held in May 2020, the vast majority of Popular’s voting shareholders (94.89% of shares voted) expressed support for our executive compensation policies and procedures.
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL
68 | 2021 POPULAR, INC. PROXY STATEMENT

PROPOSAL 3:
Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation
The Dodd-Frank Wall Street Reform and Consumer Protection Act and SEC regulations require that our shareholders have an opportunity, at least once every six years, to vote on the frequency of the advisory vote on executive compensation. The last shareholder vote on the frequency of the advisory vote on executive compensation was held in 2015. Accordingly, this year we are seeking an advisory determination from our shareholders as to the frequency of future advisory votes on executive compensation. We are presenting the following resolution, which provides shareholders the opportunity to select a frequency of one, two or three years for the advisory vote on executive compensation:
“RESOLVED, that the shareholders of the Corporation determine, on an advisory basis, that the frequency with which they shall have an advisory vote on the Corporation’s executive compensation set forth in the Corporation’s proxy statement is: (i) 1 year, (ii) 2 years, or (iii) 3 years.”
Our Board has determined that an advisory vote on executive compensation that occurs every year is the most appropriate and, as such, the Board is recommending that shareholders vote in favor of a frequency of one year for future advisory votes on executive compensation. Our Board believes that holding an advisory vote on executive compensation each year will continue to allow our shareholders to provide us with their direct and timely input regarding our compensation philosophy, policies and practices.
In 2015, our shareholders voted that the compensation of our executives be presented to our shareholders for an advisory vote on an annual basis. Our Board accepted our shareholders’ advisory vote and, since 2016, we have asked our shareholders to provide advisory approval with respect to the compensation of our executives on an annual basis. Our next vote on the frequency of the advisory vote on executive compensation will be held no later than the 2027 annual meeting of shareholders.
Because your vote is advisory, it will not be binding upon the Board and may not be construed as overruling any decision by the Board. It will not create any duty for the Board to take any action in response to the outcome of the vote. The Board, however, values the opinions expressed by our shareholders in their vote on this proposal and will consider the outcome of the vote when determining the frequency of future advisory votes on executive compensation.
You may cast your vote on your preferred voting frequency by choosing from the options of one year, two years or three years, or abstain from voting. The advisory vote on the frequency of future advisory votes on executive compensation requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter. The option that receives the highest number of votes will be considered our shareholders’ preferred frequency for the advisory vote on executive compensation.
OUR BOARD RECOMMENDS THAT YOU VOTE FOR A FREQUENCY OF “1 YEAR”
PROPOSALS | 69

PROPOSAL 4:
Ratification of Appointment of Independent Registered Public Accounting Firm
The Audit Committee has appointed PricewaterhouseCoopers LLP as the independent registered public accounting firm of Popular for 2021. PricewaterhouseCoopers LLP has served as the independent registered public accounting firm of BPPR since 1971 and of Popular since 1991.
The following table summarizes the fees billed to Popular by PricewaterhouseCoopers LLP for the years ended December 31, 2020 and 2019:
	December 31, 2020	December 31, 2019
Audit Fees	$10,158,635	$8,956,992
Audit-Related Fees(a)	795,210	872,126
Tax Fees(b)	40,147	40,147
All Other Fees(c)	25,800	250,000
	$11,019,792	$10,119,265
(a)	Includes fees for assurance services such as audits of pension plans, compliance-related audits, accounting consultations and Statement on Standards for Attestation Engagements No. 18 reports.
(b)	Includes fees associated with tax return preparation and tax consulting services.
(c)	Includes software licensing fees. For 2019, also includes fees for consulting services related to environmental, social and governance (ESG) matters.
The Audit Committee has established controls and procedures that require the pre-approval of all audit and permissible non-audit services provided by PricewaterhouseCoopers LLP. The Audit Committee may delegate to one or more of its members the authority to pre-approve any audit or permissible non-audit services. Under the pre-approval controls and procedures, audit services for Popular are negotiated annually. If any additional audit services are required by Popular, a proposed engagement letter is obtained from the auditors and evaluated by the Audit Committee or the member(s) of the Audit Committee with authority to pre-approve auditor services. Any decisions to pre-approve such audit and non-audit services and fees are to be reported to the full Audit Committee at its next regular meeting. The Audit Committee has considered that the provision of the services covered by this paragraph is compatible with maintaining the independence of the independent registered public accounting firm of Popular. During 2020, fees for all services provided by PricewaterhouseCoopers LLP were approved by the Audit Committee.
Neither Popular’s Certificate of Incorporation nor its Amended and Restated By-Laws require that the shareholders ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether or not to appoint PricewaterhouseCoopers LLP, but may nonetheless appoint such firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year if it determines that such change would be in the best interest of Popular and its shareholders.
Representatives of PricewaterhouseCoopers LLP will attend the meeting and will be available to respond to any appropriate questions that may arise. They will also have the opportunity to make a statement if they so desire.
The ratification of the appointment of PricewaterhouseCoopers LLP as Popular’s auditors requires the affirmative vote of the holders of a majority of shares represented in person or by proxy and entitled to vote on that matter.
OUR BOARD RECOMMENDS THAT YOU VOTE “FOR” THIS PROPOSAL
70 | 2021 POPULAR, INC. PROXY STATEMENT

VI	AUDIT COMMITTEE REPORT
In the performance of its oversight function, the Audit Committee has reviewed and discussed the audited financial statements of Popular for the fiscal year ended December 31, 2020 with management and PricewaterhouseCoopers LLP, Popular’s independent registered public accounting firm. The Committee has also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable standards of the Public Company Accounting Oversight Board (“PCAOB”). Finally, the Audit Committee has received the written disclosures and the letter from PricewaterhouseCoopers LLP required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm its independence. These considerations and discussions, however, do not assure that the audit of Popular’s financial statements and internal control over financial reporting have been carried out in accordance with the standards of the PCAOB, that the financial statements are presented in accordance with Generally Accepted Accounting Principles (“GAAP”), that Popular’s internal control over financial reporting is effective or that Popular’s registered public accountants are in fact “independent.”
As set forth in the Audit Committee Charter, the management of Popular is responsible for the preparation, presentation and integrity of Popular’s financial statements. Furthermore, management is responsible for maintaining appropriate accounting and financial reporting principles and policies, and internal controls and procedures that provide for compliance with accounting standards and applicable laws and regulations. PricewaterhouseCoopers LLP is responsible for auditing Popular’s financial statements, expressing an opinion as to their conformity with GAAP, and annually auditing the effectiveness of the Corporation’s internal control over financial reporting.
The members of the Audit Committee are not engaged professionally in the practice of auditing or accounting and are not employees of Popular. Popular’s management is responsible for its accounting, financial management and internal controls. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct “field work” or other types of auditing or accounting reviews or procedures to set auditor independence standards.
Based on the Audit Committee’s consideration of the audited financial statements and the discussions referred to above with management and the independent registered public accounting firm, and subject to the limitations on the role and responsibilities of the Audit Committee set forth in the Charter and those discussed above, the Audit Committee recommended to the Board that Popular’s audited financial statements be included in Popular’s Annual Report on Form 10-K for the year ended December 31, 2020 for filing with the SEC.
Respectfully submitted,
The Audit Committee
John W. Diercksen, Chair
Alejandro M. Ballester
C. Kim Goodwin
Carlos A. Unanue
AUDIT COMMITTEE REPORT  | 71

GENERAL INFORMATION ABOUT THE MEETING	VII
ABOUT THE MEETING
WHY AM I RECEIVING THESE MATERIALS?
You are invited to attend Popular, Inc.’s 2021 Annual Meeting of Shareholders through our virtual meeting website and vote on the proposals described in this Proxy Statement because you were a Popular shareholder on March 12, 2021 (the “Record Date”). Popular is soliciting proxies for use at the annual meeting, including any postponements or adjournments.

Even if you plan on attending the annual meeting through our virtual meeting website, we encourage you to vote your shares in advance using one of the methods described in this Proxy Statement to ensure that your vote will be represented at the annual meeting.

WHAT INFORMATION IS CONTAINED IN THIS PROXY STATEMENT?
The information in this Proxy Statement relates to the matters to be acted upon at the meeting, the voting process, the Board of Directors, Board committees, the compensation of directors and executive officers and other required information.

WHEN AND WHERE IS OUR ANNUAL MEETING?
We will hold our annual meeting on Thursday, May 6, 2021, at 9:00 a.m., Atlantic Standard Time.

Due to the ongoing public health impact of the coronavirus (COVID-19) pandemic and considering the health and well-being of our shareholders, directors, employees and communities, the 2021 Annual Meeting of Shareholders will be held solely by means of remote communication, in a virtual meeting format only. There will be no physical location for shareholders to attend as we are sensitive to public health concerns and we must follow applicable restrictions imposed by federal, state and local governments. The virtual meeting format is a response to the extraordinary impact of COVID-19 and does not reflect a change in the Corporation’s general policy of holding meetings of shareholder in-person absent extraordinary circumstances.

To join and participate in the virtual meeting, shareholders must visit www.virtualshareholdermeeting.com/BPOP2021 on the date and time of the meeting and login by entering the 16-digit control number found on their proxy card, voting instruction form, notice of internet availability of proxy materials, email or other notice they previously received. Shareholders may log into the Annual Meeting website beginning at 8:45 a.m., Atlantic Standard Time on May 6, 2021.

CAN I ATTEND THE ANNUAL MEETING?	Only shareholders as of the close of business on the Record Date and/or their authorized representatives may attend the meeting virtually by following the procedures set forth in this Proxy Statement.
WHAT DOCUMENTS DO I NEED TO BE ADMITTED TO THE MEETING?
You will need the 16-digit control number found on your proxy card, voting instruction form, notice of internet availability of proxy materials, email or other notice of the meeting you previously received in order to be able to log in to the virtual meeting website.

72 | 2021 POPULAR, INC. PROXY STATEMENT

WHAT IF I HAVE DIFFICULTIES ACCESING THE VIRTUAL MEETING?
If you encounter any technical difficulties with the Annual Meeting website on the day of the meeting, please call the technical support number that will be available on the login page of the meeting website. Technical support will be available beginning at 8:45 a.m., Atlantic Standard Time on May 6, 2021 and will remain available until the end of the meeting.

WHAT IS THE PURPOSE OF THE MEETING?
At the meeting, shareholders will act upon the matters outlined in the accompanying Notice of Meeting, including:

• Election of three “Class 1” directors for a one-year term;

• Approval, on an advisory basis, of the Corporation’s executive compensation;

• Approval, on an advisory basis, of the frequency of future advisory votes on the Corporation’s executive compensation;

• Ratification of the appointment of Popular’s independent registered public accounting firm for 2021; and

• Consideration of such other business as may be properly brought before the meeting or any adjournments thereof.

In addition, management will provide a report regarding the affairs of Popular.

COULD OTHER MATTERS BE DECIDED AT THE MEETING?
The Board does not intend to present any matters at the meeting other than those described in the Notice of Meeting. However, if any new matter requiring the vote of the shareholders is properly presented before the meeting, proxies may be voted with respect thereto in accordance with the best judgment of proxy holders, under the discretionary power granted by shareholders to their proxies in connection with general matters. The Board at this time knows of no other matters which may come before the meeting and the Chairman of the meeting will declare out of order and disregard any matter not properly presented.

CAN I ASK QUESTIONS PERTINENT TO THE MEETING MATTERS?
Shareholders may submit questions during the meeting by logging into the virtual meeting website at www.virtualshareholdermeeting.com/
BPOP2021 using your 16-digit control number and typing your question into the “Ask a Question” filed and clicking “Submit”. Only questions pertinent to meeting matters will be answered during the meeting, subject to time limitations.

If any questions pertinent to meeting matters cannot be answered during the meeting due to time constraints, we will post and answer a representative set of these questions online at www.popular.com/en/investor-relations/annual-meeting. The questions and answers will be available as soon as reasonably practicable after the meeting and will remain available until one week after posting.

GENERAL INFORMATION ABOUT THE MEETING | 73

VOTING PROCEDURE AND RESULTS
HOW MANY VOTES DO I HAVE?	You will have one vote for every share of Popular’s common stock, par value $0.01 per share, you owned as of the close of business on the Record Date.

HOW MANY VOTES CAN ALL SHAREHOLDERS CAST?
Shareholders may cast one vote for each of Popular’s 84,378,641 shares of common stock that were outstanding on the Record Date. The shares covered by any proxy that is properly executed and received before 11:59 p.m., Eastern Time, the day before the meeting will be voted. Shares may also be voted in person at the virtual meeting.

HOW DO I VOTE?	You can vote either in person at the virtual meeting or by proxy.

To vote by proxy, you must either:

	•	vote over the Internet by following the instructions provided in the Notice of Internet Availability of Proxy Materials or proxy card;

	•	vote by telephone by calling the toll-free number found on your proxy card; or

•
vote by mail if you receive or request paper copies of the proxy materials, by filling out the proxy card and sending it back in the envelope provided. To avoid delays in ballot taking and counting, and in order to ensure that your proxy is voted in accordance with your wishes, compliance with the following instructions is respectfully requested: when signing a proxy as attorney, executor, administrator, trustee, guardian, authorized officer of a corporation, or on behalf of a minor, please give full title. If shares are registered in the name of more than one record holder, all record holders must sign.

If you want to vote in person at the virtual meeting, you must complete and submit a ballot online during the virtual meeting at www.virtualshareholdermeeting.com/BPOP2021 by clicking “Vote Here” on the meeting website.

HOW MANY VOTES MUST BE PRESENT TO HOLD THE MEETING?
A majority of the votes that can be cast must be present either in person or by proxy to hold the meeting. Proxies received but marked as abstentions or broker non-votes will be included in the calculation of the number of shares considered to be present at the meeting for purposes of determining whether the majority of the votes that can be cast are present. A broker non-vote occurs when a broker or other nominee does not have discretionary authority to vote on a particular matter. Votes cast by proxy or in person at the meeting will be counted by Broadridge Financial Solutions, Inc., an independent third party. We urge you to vote by proxy even if you plan to attend the virtual meeting so that we know as soon as possible that enough votes will be present for us to hold the meeting.

CAN I VOTE IF I PARTICIPATE IN ONE OF POPULAR’S SAVINGS AND INVESTMENT PLANS?
Yes. Your vote will serve to instruct the trustees or independent fiduciaries how to vote your shares in the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan. Shares held under the Popular, Inc. Puerto Rico Savings and Investment Plan and the Popular, Inc. USA 401(k) Savings and Investment Plan may be voted by proxy properly executed and received before 11:59 p.m., Eastern Time, on May 3, 2021.

74 | 2021 POPULAR, INC. PROXY STATEMENT

WHAT VOTE IS REQUIRED AND HOW ARE ABSTENTIONS AND BROKER NON-VOTES TREATED?	ITEM	VOTE REQUIRED	EFFECT OF ABSTENTIONS	EFFECT OF BROKER NON-VOTES
	Proposal 1: Election of Directors	Majority of the votes Cast	No Effect	No Effect
	Proposal 2: Advisory Vote to Approve Executive Compensation	Majority of the shares present or represented by proxy	Count as a vote AGAINST	No Effect
	Proposal 3: Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	Majority of the shares present or represented by proxy	Count as a vote AGAINST	No Effect
	Proposal 4: Ratification of Appointment of Independent Registered Public Accounting Firm	Majority of the shares present or represented by proxy	Count as a vote AGAINST	Not Applicable
WHAT HAPPENS IF THE MEETING IS POSTPONED OR ADJOURNED?	Your proxy will still be valid and may be voted at the postponed or adjourned meeting. You will still be able to change or revoke your proxy until it is voted.
CAN I CHANGE MY VOTE?
Yes, you may change your vote at any time before the meeting. To do so, you may cast a new vote by telephone or over the Internet, send in a new proxy card with a later date, or send a written notice of revocation to the President or Chief Legal Officer and Secretary of Popular, Inc. (751), P.O. Box 362708, San Juan, Puerto Rico 00936-2708, delivered before the proxy is exercised. If you attend the meeting and want to vote in person, you may vote through the meeting website following the voting instructions.

HOW DOES THE BOARD RECOMMEND THAT I VOTE?	PROPOSALS	BOARD RECOMMENDATION
	Proposal 1: Election of Directors	“FOR” each nominee
	Proposal 2: Advisory Vote to Approve Executive Compensation	“FOR”
	Proposal 3: Advisory Vote to Approve the Frequency of Future Advisory Votes on Executive Compensation	“1 YEAR”
	Proposal 4: The Ratification of Appointment of Independent Registered Public Accounting Firm	“FOR”
WHERE CAN I FIND THE VOTING RESULTS OF THE ANNUAL MEETING?	We will report the voting results on a Current Report on Form 8-K filed with the SEC no later than May 12, 2021, except in the event of an adjournment or postponement of the meeting.
GENERAL INFORMATION ABOUT THE MEETING | 75

PROXY MATERIALS
WHY DID I RECEIVE A NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS INSTEAD OF A FULL SET OF THE PROXY MATERIALS?
Pursuant to rules adopted by the SEC, we have elected to provide access to Popular’s proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials to most of our shareholders. We believe this method of distribution makes the proxy distribution process more efficient, less costly and reduces our impact on the environment. All shareholders will have the ability to access the proxy materials on the website referred to in the Notice of Internet Availability of Proxy Materials or request to receive a paper copy of the proxy materials. Instructions on how to access the proxy materials over the Internet or to request a paper copy may be found in the Notice of Internet Availability of Proxy Materials. We encourage you to take advantage of the availability of the proxy materials on the Internet.

The Notice of Internet Availability of Proxy Materials, as well as this Proxy Statement and proxy card, were first sent to shareholders on or about March 25, 2021.

WHY DIDN’T I RECEIVE NOTICE IN THE MAIL REGARDING INTERNET AVAILABILITY OF PROXY MATERIALS?
We are providing some of our shareholders, including shareholders who have previously asked to receive paper copies of the proxy materials, with paper copies of the proxy materials instead of a Notice of Internet Availability of Proxy Materials. In addition, we are providing a Notice of Internet Availability of Proxy Materials by e-mail to some shareholders, including those shareholders who have previously elected delivery of the proxy materials electronically. Those shareholders should have received an e-mail containing a link to the website where the materials are available and a link to the proxy voting website.

WHAT SHOULD I DO IF I RECEIVE MORE THAN ONE SET OF VOTING MATERIALS?
You may receive more than one set of voting materials, including multiple Notices of Internet Availability of Proxy Materials or multiple proxy cards. For example, if you hold your shares in more than one brokerage account, you may receive separate Notices of Internet Availability of Proxy Materials or proxy cards for each brokerage account in which you hold shares. You should exercise your vote in connection with each set of voting materials, as they represent different shares.

THERE ARE SEVERAL SHAREHOLDERS IN MY ADDRESS. WHY DID WE RECEIVE ONLY ONE SET OF PROXY MATERIALS?
In accordance with a notice sent to certain street name shareholders who share a single address, shareholders at a single address will receive only one copy of this Proxy Statement and our 2020 Annual Report, or Notice of Internet Availability of Proxy Materials, as applicable. This practice, known as “householding,” is designed to reduce our printing and postage costs. We currently do not “household” for shareholders of record.

If your household received a single set of proxy materials, but you would prefer to receive a separate copy of this Proxy Statement and our 2020 Annual Report or Notice of Internet Availability of Proxy Materials, you may call 1-866-540-7059, or send a written request to Broadridge Financial Solutions, Inc., Householding Department, 51 Mercedes Way, Edgewood, NY 11717 and we will promptly deliver a separate copy of this Proxy Statement and our 2020 Annual Report or Notice of Internet Availability of Proxy Materials.

You may request or discontinue householding in the future by contacting the broker, bank or similar institution through which you hold your shares.

76 | 2021 POPULAR, INC. PROXY STATEMENT

WHAT IS INCLUDED IN THE PROXY MATERIALS?
The proxy materials include this Proxy Statement and Popular’s Annual Report on Form 10-K containing the audited financial statements for the year ended December 31, 2020, duly certified by PricewaterhouseCoopers LLP, our independent registered public accountants. The proxy materials also include the Notice of Annual Meeting of Shareholders. If you receive or request that paper copies of these materials be sent to you by mail, the materials will also include a proxy card.

WHO WILL BEAR THE COST OF SOLICITING PROXIES FOR THE MEETING?
Proxies will be solicited by Popular on behalf of the Board. The cost of soliciting proxies for the meeting will be borne by us. In addition to solicitation by mail, proxies may be solicited personally, by telephone or otherwise. The Board has engaged the firm of Georgeson LLC to aid in the solicitation of proxies. The cost is estimated at $12,500, plus reimbursement of reasonable out-of-pocket expenses and customary charges. Our directors, officers and employees may also solicit proxies but will not receive any additional compensation for their services. Proxies and proxy material will also be distributed at our expense by brokers, nominees, custodians and other similar parties.

HOW DO I INSPECT THE LIST OF SHAREHOLDERS OF RECORD?
A list of shareholders of record as of March 12, 2021 will be available for inspection by shareholders during the annual meeting. You may access the list during the annual meeting, by visiting www.virtualshareholdermeeting.com/BPOP2021 and entering your 16-digit control number and clicking “View Shareholder List” on the meeting website.

ELECTRONIC DELIVERY OF ANNUAL MEETING MATERIALS
You will help us protect the environment and save postage and printing expenses in future years by consenting to receive the annual report and proxy materials via the Internet. You may sign up for this service after voting on the Internet at www.proxyvote.com. If you choose to receive future proxy materials by email, you will receive an email message next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials electronically will remain in effect until you terminate it.

SHAREHOLDER PROPOSALS
HOW DO I SUBMIT A SHAREHOLDER PROPOSAL TO BE INCLUDED IN THE PROXY STATEMENT FOR NEXT YEAR’S ANNUAL MEETING?
Any shareholder may submit a proposal to be included in the proxy statement for the 2022 Annual Meeting of Shareholders by sending it to Popular’s Chief Legal Officer and Secretary at Popular, Inc., 209 Muñoz Rivera Avenue, San Juan, Puerto Rico, 00918. We must receive the proposal no later than November 25, 2021. We are not required to include any proposal in our proxy statement that we receive after that date or that does not comply with applicable SEC rules.

GENERAL INFORMATION ABOUT THE MEETING | 77

HOW DO I NOMINATE A DIRECTOR OR BRING OTHER BUSINESS BEFORE NEXT YEAR’S ANNUAL MEETING, BUT NOT FOR INCLUSION IN THE PROXY MATERIALS?
Under our Amended and Restated By-Laws, a shareholder may nominate an individual to serve as a director or bring any other matter for consideration at the 2022 Annual Meeting of Shareholders. The Amended and Restated By-Laws require that the shareholder:

•
notify us in writing between November 7, 2021 and February 5, 2022, provided that in the event that the date of the 2022 Annual Meeting of Shareholders is more than 30 days before or after the anniversary date of the 2021 Annual Meeting of Shareholders, notice by a shareholder must be delivered not earlier than the 15th day following the day on which notice is mailed or a public announcement is first made by Popular of the date of such meeting, whichever occurs first;

	•	include his or her name, address, share ownership and provide specified representations;

•
with respect to notice of an intent to make a nomination, include a description of all arrangements and understandings among the shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the shareholder, and such other information regarding each nominee as would have been required to be included in a proxy statement pursuant to SEC rules had the nominee been nominated by our Board; and

	•	with respect to notice of an intent to bring up any other matter or proposal, a description of the matter and any material interest of the shareholder in the matter or proposal.

The notice required for any such nomination or to bring other matter for consideration must be sent to Popular’s Chief Legal Officer and Secretary at Popular, Inc., 209 Muñoz Rivera Avenue, San Juan, Puerto Rico 00918. Shareholders may obtain a copy of Popular’s Amended Restated By-Laws by writing to the Chief Legal Officer and Secretary.

The above Notice of Meeting and Proxy Statement are sent by order of the Board of Directors of Popular, Inc.
In San Juan, Puerto Rico, March 25, 2021.

Richard L. Carrión Chairman of the Board	Javier D. Ferrer Executive Vice President, Chief Legal Officer and Secretary
You may request a copy, free of charge, of Popular’s Annual Report on Form 10-K for the year ended December 31, 2020, as filed with the SEC (without exhibits), through our website, www.popular.com, or by calling (787) 765-9800 or writing to Comptroller, Popular, Inc., P.O. Box 362708, San Juan, PR 00936-2708.
78 | 2021 POPULAR, INC. PROXY STATEMENT

APPENDIX A
POPULAR, INC., RECONCILIATION OF NON-GAAP MEASURES
ADJUSTED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2020 (NON-GAAP)
(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income			$506,622
PB Branch Optimization [1]	23,231	(7,202)	16,029
GSE Bulk Repurchases [2]	10,898	(4,087)	6,811
PB Visa Shares Sale [3]	(4,130)	1,280	(2,850)
COVID Related Expenses [4]	16,056	(5,876)	10,180
Adjusted net income for incentive purposes			$536,792
[1]
On October 27, 2020, Popular Bank (“PB”) authorized and approved a strategic realignment of its New York Metro branch network that resulted in eleven (11) branch closures and related staffing reductions. The branch closures were completed on January 29, 2021. As a result, PB recognized a total pre-tax charge of approximately $23.2 million during the fourth quarter of 2020. The Corporation expects to incur an additional $2.0 million in expenses during 2021 related to this initiative and anticipates annual operating expense savings of approximately $12.3 million as a result of this strategic realignment.

[2]
During the quarter ended September 30, 2020, the Corporation completed bulk loan repurchases from its Ginnie Mae (“GNMA”), Fannie Mae (“FNMA”) and Freddie Mac (‘’FHMLC”) (combined ‘’GSEs”) loan servicing portfolios with an aggregate balance of $807.6 million. The transactions were executed to limit future exposures to principal and interest advances as well as sundry losses and to deploy liquidity to increase interest income. It is expected they will contribute over $20 million in pre-tax income in 2021.

[3]	During the quarter ended September 30, 2020, PB sold its entire holdings of Visa shares for a pre-tax gain of $4.1 million. The shares had no outstanding book value.
[4]
In response to the pandemic, the Corporation has incurred incremental unbudgeted expenses to support our customers, employees and communities. These expenses are mainly related to efforts to provide a safe working environment in Popular's facilities and support work from home (WFH) investments such as computers, secured network and bandwidth enhancements, as well as incentives for frontline employees. The adjustments do not include the provision for credit losses impact related to COVID-19 and the impact of waiving fees for ATH withdrawal, overdraft and late payments that are embedded in the negative financial results variance when compared to budget.

ADJUSTED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2019 (NON-GAAP)
(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income			$671,135
Additional Exempt Income [1]			(19,369)
Benefit for Reduction in Deferred Tax Liability [2]			(7,119)
Adjusted net income for incentive purposes			$644,647
[1]	Tax benefit recorded during 2019 related to the revision of the amount of exempt income from commercial and mortgage loans earned during prior years.
[2]	Tax benefit recorded during 2019 related to the reversal of a deferred tax liability for prior years in which the statute of limitations has expired.
APPENDIX A | 79

ADJUSTED NET INCOME FOR THE YEAR ENDED DECEMBER 31, 2018 (NON-GAAP)
(Unaudited)
(In thousands)	Pre-tax	Income tax effect	Impact on net income
U.S. GAAP net income			$618,158
Non-GAAP Adjustments:
Termination of FDIC Shared-Loss Agreements [1]	(94,633)	45,059	(49,574)
Tax Closing Agreement [2]		(108,946)	(108,946)
Impact of Act No. 257 [3]		27,686	27,686
Adjusted net income (Non-GAAP)			$487,324
Hurricane Claims [4]	(19,271)	7,516	(11,755)
Voluntary Retirement Program [5]	19,500	(7,605)	11,895
Early Extinguishment of Debt [6]	12,522		12,522
Adjusted net income for incentive purposes			$499,986
[1]
On May 22, 2018, Banco Popular de Puerto Rico, Popular’s Puerto Rico Banking subsidiary, entered into a Termination Agreement with the FDIC (the “Termination Agreement”) to terminate all Shared-Loss Agreements in connection with the acquisition of certain assets and assumptions of certain liabilities of Westernbank Puerto Rico through an FDIC-assisted transaction in 2010 (the “FDIC Transaction”). The gain recognized as a result of the Termination Agreement is the excess of the estimated fair market value of the true up obligation to the FDIC over the termination payment net of the FDIC Loss Share Asset as of the termination date.

[2]
In June 2012, the Puerto Rico Department of the Treasury and the Corporation, entered into a Tax Closing Agreement to clarify the tax treatment related to the loans acquired through the FDIC Transaction. The tax benefit related to the Tax Closing Agreement is the result of an increase in the deferred tax asset related to the underlying loan portfolio net of an income tax expense related to the “deemed sale” of such loans as of the termination date.

[3]
On December 10, 2018, the Governor of Puerto Rico signed into law Act No. 257 of 2018, which amended the Puerto Rico Internal Revenue Code, to among other things, reduce the Puerto Rico corporate income tax rate from 39% to 37.5%. The resulting adjustments reduce the DTA related to the Corporation’s Puerto Rico operations as a result of lower realizable benefit at the lower tax rate.

[4]	The proceeds from the insurance companies related to the Hurricanes Irma and Maria claims and the employee retention benefit from the P.R. Department of the Treasury.
[5]	The charge related to additional benefits offered to the eligible employees that accepted to participate in the Voluntary Retirement Program.
[6]	The charge associated to the accelerated amortization of debt issuance cost and the redemption price related to the redemption of outstanding 7.00% Senior Notes.
EARNINGS PER SHARE (“EPS”)
(In thousands)	2018	2019	2020	Cumulative EPS
Adjusted net income (non-GAAP) [1]	$475,569	$644,647	$513,952
Preferred dividends	(3,723)	(3,723)	(1,758)
Net income for common stock	471,846	640,924	512,194
Average common shares outstanding [2]	101,898,113	102,243,590	102,638,661
Adjusted EPS	$4.63	$6.27	$4.99	$15.89
[1]
The Talent and Compensation Committee decided not to adjust the 2018 GAAP net income for the charges related to the Voluntary Retirement Program ($11,895) and the early extinguishment of debt ($12,522) to calculate the EPS portion of the performance shares. Also, the Committee decided not to adjust the 2020 GAAP net income for the charges related to the New York Metro branch network optimization ($16,029) and the bulk mortgage loan repurchases ($6,811) to calculate the EPS portion of the performance shares.

[2]	Excluding the $125 million in 2018, the $250 million in 2019, and the $500 million in 2020 of common stock repurchases.
80 | 2021 POPULAR, INC. PROXY STATEMENT

POPULAR®

C/O PROXY SERVICES
P.O. BOX 9142
FARMINGDALE, NY 11735-9544

Popular, Inc. encourages you to take advantage of the convenient ways to vote for matters to be covered at the 2021 Annual Meeting of Shareholders. Please take the opportunity to use one of the four voting methods outlined below to cast your ballot.

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com**

Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2021 for shares held in a Plan. Have your proxy card available when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/BPOP2021**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 5, 2021 for shares held directly and by 11:59 p.m. Eastern Time on May 3, 2021 for shares held in a Plan. Have your proxy card in hand when you call and follow the simple instructions the Vote Voice provides you.

VOTE BY MAIL
Please mark, sign, date and return this proxy card promptly using the enclosed postage prepaid envelope. No postage is required if mailed in the United States, Puerto Rico or the U.S. Virgin Islands.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

D38154-P49511 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

POPULAR®

2021 Annual Meeting Proxy Card

The Board of Directors recommends a vote "FOR" proposals 1, 2 and 4 and "1 YEAR" on proposal 3.

	For	Against	Abstain
(1) Elect three directors assigned to "Class 1" of the Board of Directors of the Corporation for a one-year term:			
1a. Alejandro M. Ballester	☐	☐	☐
1b. Richard L. Carrión	☐	☐	☐
1c. Carlos A. Unanue	☐	☐	☐
(2) Approve, on an advisory basis, the Corporation's executive compensation.	☐	☐	☐

	1 Year	2 Years	3 Years	Abstain
(3) Approve, on an advisory basis, the frequency of future advisory votes on the Corporation's executive compensation.	☐	☐	☐	☐

	For	Against	Abstain
(4) Ratify the appointment of PricewaterhouseCoopers LLP as Popular, Inc.'s independent registered public accounting firm for 2021.	☐	☐	☐

Such other business as may properly come before the meeting or any adjournment thereof.

This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned shareholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2 AND 4, "1 YEAR" ON PROPOSAL 3 and at the discretion of the appointed proxies for such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AS YOUR NAME(S) APPEAR(S) ON THIS FORM. IF SHARES ARE HELD JOINTLY, ALL OWNERS SHOULD SIGN. CORPORATION PROXIES SHOULD BE SIGNED BY AN AUTHORIZED OFFICER. EXECUTORS, ADMINISTRATORS, TRUSTEES, ETC. SHOULD SO INDICATE WHEN SIGNING.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The 2021 Notice and Proxy Statement and the 2020 Annual Report on Form 10-K are available at www.proxyvote.com.

D38155-P49511

POPULAR®

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoint(s) Richard L. Carrión, Ignacio Alvarez and Javier D. Ferrer or any one or more of them as proxies, each with the power to appoint his substitute, and authorize(s) them to represent and to vote as designated on the reverse side all the shares of common stock of Popular, Inc. held of record by the undersigned as of the close of business on March 12, 2021, at the Annual Meeting of Shareholders to be held at www.virtualshareholdermeeting.com/BPOP2021, on May 6, 2021, at 9:00 a.m., Atlantic standard time, or at any adjournments thereof. The proxies are further authorized to vote such shares upon any other business that may properly come before the meeting or any adjournments thereof.